    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 1997
                                                    REGISTRATION NO. 333-20619


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1

                                      TO

                                   FORM S-4


                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                            KATZ MEDIA CORPORATION

                          KATZ COMMUNICATIONS, INC.
                        KATZ MILLENNIUM MARKETING INC.
                           BANNER RADIO SALES, INC.
                          CHRISTAL RADIO SALES, INC.
                          EASTMAN RADIO SALES, INC.
                                 SELTEL INC.
                            KATZ CABLE CORPORATION
                      THE NATIONAL PAYROLL COMPANY, INC.

           (Exact name of Registrants as specified in the charter)

              DELAWARE                              7319                       13-3779266
(State or other jurisdiction of           (Primary Standard Industrial       (I.R.S. Employer
 incorporation or organization)           Classification Code Number)     Identification Number)

                             125 WEST 55TH STREET
                           NEW YORK, NEW YORK 10019
                                (212) 424-6000

             (Address, including zip code, and telephone number, including area code, of Registrants' principal executive office)


                              RICHARD E. VENDIG
                  SENIOR VICE PRESIDENT, CHIEF FINANCIAL AND
                     ADMINISTRATIVE OFFICER AND TREASURER
                            KATZ MEDIA CORPORATION
                             125 WEST 55TH STREET
                           NEW YORK, NEW YORK 10019
                                (212) 424-6000


          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPY TO:

                            EDWARD D. SOPHER, ESQ.
                  AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                               399 PARK AVENUE
                           NEW YORK, NEW YORK 10022
                                (212) 872-1000

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.


   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            KATZ MEDIA CORPORATION
                            CROSS REFERENCE SHEET

          PURSUANT TO RULE 404(A) AND ITEM 501(B) OF REGULATION S-K
              SHOWING LOCATION IN PROSPECTUS OF THE INFORMATION
                        REQUIRED BY PART I OF FORM S-4

 Forepart of Registration Statement and Outside Front Cover
 Page of Prospectus .......................................  Forepart of the Registration Statement; Outside
                                                             Front Cover Page

Inside Front and Outside Back Cover Pages
 of Prospectus ............................................  Inside Front Cover Page; Outside Back Cover Page

Risk Factors, Ratio of Earnings to Fixed Charges and Other
 Information ..............................................  Prospectus Summary; Risk Factors; Selected
                                                             Consolidated Financial Data

Terms of the Transaction ..................................  Prospectus Summary; The Exchange Offer; Description
                                                             of Notes; Certain Federal Income Tax Consequences;
                                                             Plan of Distribution

Pro Forma Financial Information ...........................  Prospectus Summary; Selected Consolidated Financial
                                                             Data

Material Contracts With the Company Being Acquired  .......  Not Applicable

Additional Information Required for Reoffering by Persons
 and Parties Deemed to be Underwriters ....................  Not Applicable

Interests of Named Experts and Counsel ....................  Not Applicable

Disclosure of Commission Position on Indemnification for
 Securities Act Liabilities ...............................  Not Applicable

Information With Respect to S-3 Registrants ...............  Not Applicable

Incorporation of Certain Information by Reference  ........  Not Applicable

Information with Respect to S-2 or S-3 Registrants  .......  Not Applicable

Incorporation of Certain Information by Reference  ........  Not Applicable

Information with Respect to Registrants Other Than S-2 or
 S-3 Registrants ..........................................  Available Information; Statement Regarding
                                                             Forward-Looking Disclosure; Prospectus Summary;
                                                             Risk Factors; The Exchange Offer; Use of Proceeds;
                                                             Capitalization; Selected Consolidated Financial
                                                             Data; Management's Discussionand Analysis of
                                                             Financial Condition and Results of Operations;
                                                             Business; Management; Description of Notes;
                                                             Description of Company Indebtedness; Plan of
                                                             Distribution; Legal Matters; Experts

Information with Respect to S-3 Companies .................  Not Applicable

Information with Respect to S-2 or S-3 Companies  .........  Not Applicable

Information with Respect to Companies Other Than S-2 or
 S-3 Companies ............................................  Not Applicable

Information if Proxies, Consents or Authorizations are to
 be Solicited .............................................  Not Applicable

Information if Proxies, Consents or Authorizations Are Not
 to be Solicited, or in an Exchange Offer .................  The Exchange Offer; Management; Description of
                                                             Notes

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  SUBJECT TO COMPLETION, DATED MARCH 13, 1997


PROSPECTUS

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                            KATZ MEDIA CORPORATION

                    OFFER TO EXCHANGE ITS 10 1/2% SERIES B
                      SENIOR SUBORDINATED NOTES DUE 2007
                      FOR ANY AND ALL OF ITS OUTSTANDING
             10 1/2% SERIES A SENIOR SUBORDINATED NOTES DUE 2007


                      THE EXCHANGE OFFER WILL EXPIRE AT
         12:00 MIDNIGHT, NEW YORK CITY TIME, ON              , 1997,
                               UNLESS EXTENDED.


   Katz Media Corporation, a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange $1,000 principal amount of 10-1/2% Series B Senior Subordinated Notes due 2007 (the "New Notes") of the Company for each $1,000 principal amount of its issued and outstanding
10 1/2% Series A Senior Subordinated Notes due 2007 (the "Old Notes" and, together with the New Notes, the "Notes") of the Company from the holders (the "Holders") thereof. The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, will not bear legends restricting their transfer and will not contain certain terms providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the Registration Rights Agreement (as defined). The New Notes will be issued pursuant to, and be entitled to the benefits of, the Indenture (as defined) governing the Old Notes.


   The New Notes will bear interest from and including the date of consummation of the Exchange Offer. Interest on the New Notes will be payable semi-annually on January 15 and July 15 of each year, commencing July 15, 1997. The New Notes will mature on January 15, 2007. Additionally, interest on the New Notes will accrue from the last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid on the Old Notes, from the date of original issuance of the Old Notes. On or after January 15, 2002, the New Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, to the date of redemption. Notwithstanding the foregoing, at any time on or before January 15, 2000, the Company may also redeem up to 35% of the aggregate principal amount of the Notes originally outstanding with the net proceeds of an offering of equity securities by the Company or its parent at a redemption price equal to 109.5% of the principal amount of such Notes, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date; provided that at least
65% in aggregate principal amount of Notes originally issued remains outstanding immediately after giving effect to such redemption. In the event of a Change of Control (as defined), holders of New Notes will have the right to require the Company to purchase their New Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof. There can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of the New Notes tendered and to repay debt under the New Credit Agreement (as defined). See "Risk Factors--Purchase of Notes Upon a Change of Control" and "Description of Notes--Repurchase at the Option of Holders--Change of Control."
                                           (cover page continued on next page)


   SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING THEIR OLD NOTES IN THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is                 , 1997

 #############################################################################

                               GRAPHIC OMITTED
                                IGT: "katzlogo"

 #############################################################################

                            KATZ MEDIA CORPORATION

 #############################################################################

                               GRAPHIC OMITTED
                                 IGT: "KATZMAP"

 #############################################################################

(cover page continued from previous page)


   The New Notes will be general unsecured obligations of the Company, subordinate in right of payment to all existing and future Senior Debt (as defined) of the Company, including indebtedness under the New Credit Agreement, and senior in right of payment to the Katz Notes (as defined) and any other future subordinated indebtedness of the Company. The Old Notes are, and the New Notes will be, guaranteed (the "Subsidiary Guarantees") fully and unconditionally on an unsecured, senior subordinated basis by substantially all of the Company's existing and future subsidiaries (collectively, the "Guarantors"). The Subsidiary Guarantees will be senior in right of payment to the obligations of the Guarantors in respect of the Katz Notes, but will be subordinated in right of payment to all existing and future Senior Debt of the Guarantors. See "Description of Notes--Subsidiary Guarantees." As of September 30, 1996, on a pro forma basis after giving effect to the Refinancing (as defined), the Company and its subsidiaries would have had $116.2 million of indebtedness that would constitute Senior Debt and would have had additional availability under the New Credit Agreement of approximately $63.8 million in the aggregate, subject to the achievement of certain financial ratios and compliance with certain other conditions. The Indenture permits the Company and its subsidiaries to incur additional indebtedness, including Senior Debt, subject to certain limitations, but prohibits the incurrence of any indebtedness that is senior to the Notes and subordinated to any Senior Debt. See "Capitalization" and "Description of Notes."

   The New Notes are being offered hereunder in order to satisfy certain obligations of the Company and the Guarantors contained in the Registration Rights Agreement. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any Holder thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and neither such Holder nor any other person is engaging or intends to engage in a distribution of such New Notes. However, the Company has not sought, and does not intend to seek, its own no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that (i) Old Notes tendered by it in the Exchange Offer were acquired in the ordinary course of its business as a result of market-making or other trading activities and (ii) it will deliver a prospectus in connection with any resale of New Notes received in the Exchange Offer. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of the New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities (other than Old Notes acquired directly from the Company). The Company has agreed that, for a period of one year following the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

   The Company has been advised by the Initial Purchaser (as defined) that it intends to make a market for the New Notes; however, the Initial Purchaser is not obligated to do so. Any market-making may be discontinued at any time, and there is no assurance that an active public market for the New Notes will develop or, that if such a market develops, that it will continue. This Prospectus may be used by the Initial Purchaser in connection with offers and sales of the New Notes which may be made by it from time to time in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. The Initial Purchaser may act as principal or agent in such transaction.
                                           (cover page continued on next page)

(cover page continued from previous page)

   The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer (which shall not include the expenses of any Holder in connection with resales of the New Notes). Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is subject to certain customary conditions. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return the Old Notes to the Holders thereof. The Company will give oral or written notice of any extension, amendment, non-acceptance or termination of the Exchange Offer to the Holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Company can, in its sole discretion, extend the Exchange Offer indefinitely, subject to the Company's obligation to pay
Liquidated Damages if the Exchange Offer is not consummated by       , 1997
and, under certain circumstances, file a shelf registration statement with respect to the Notes. See "The Exchange Offer."

   The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange pursuant thereto.

                            AVAILABLE INFORMATION

   The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement") under the Securities Act with respect to the New Notes being offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Exchange Offer Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Exchange Offer Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

   The Exchange Offer Registration Statement and the exhibits and schedules thereto may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. Upon consummation of the Exchange Offer, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, will be required to file periodic reports and other information with the Commission. Under the terms of the Indenture, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company is required to furnish Holders of the Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K (excluding exhibits) if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified public accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

                STATEMENT REGARDING FORWARD-LOOKING DISCLOSURE

   This Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act which represent the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of national and regional economic conditions, the level of advertising on the Company's client stations, the ability of the Company to obtain new clients and retain existing clients, changes in ownership of client stations and client stations of the Company's competitors, other developments at clients of the Company, the ability of the Company to realize cost reductions from its cost containment efforts and developments from recent changes in the regulatory environment for its clients. All statements other than statements of historical facts included in this Prospectus, including, without limitation, the statements under "Prospectus Summary--The Company," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and elsewhere herein are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in this Prospectus, including, without limitation, in conjunction with the forward-looking statements included in this Prospectus and under "Risk Factors." All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                              PROSPECTUS SUMMARY

   The following summary is qualified by the more detailed information (including the financial statements and the notes thereto) appearing elsewhere in this Prospectus, which should be read in its entirety. Except where the context requires otherwise, the "Company" refers to Katz Media Corporation (formerly, Katz Capital Corporation), together with its subsidiaries. See "--Background." See "Glossary of Selected Terms" for definitions of certain terms used herein. All market share data and client station information treats as client stations the stations represented by National Cable Communications, L.P., the Company's cable joint venture, and United Television Sales, Inc. ("United Television"), in which the Company receives a 50% profit participation.

                                 THE COMPANY

   The Company is the only full-service media representation firm in the United States serving multiple types of electronic media, with leading market shares in the representation of radio and television stations and cable television systems. The Company is exclusively retained by over 2,000 radio stations, 340 television stations and 1,390 cable systems to sell national spot advertising air time throughout the United States. National spot advertising is commercial air time sold by a radio or television station or cable system to advertisers located outside its local market. The Company conducts its business through 65 sales offices, located strategically throughout the United States, serving broadcast and cable clients located in over 200 dominant market areas, or DMAs. The Company represents at least one radio or one television station in each of the 50 largest DMAs and in over 97% of all DMAs. The Company's client stations include network-owned, network-affiliated and independent stations. The Company provides media representation services to the United States cable television industry exclusively through National Cable Communications, L.P. ("NCC" or the "Cable Joint Venture"), a joint venture formed in January 1995 in conjunction with four major cable system operators. The Company's net operating revenues and EBITDA (as defined) were $184.7 million and $50.4 million, respectively, for the year ended December 31, 1995, and $129.9 million and $28.5 million, respectively, for the nine months ended September 30, 1996.

   The Company's client stations have a combined national spot advertising market share, measured as a percentage of gross billings of media representation firms for the twelve months ended June 30, 1996, of approximately 51% of the United States spot radio market (based upon a market size estimated at approximately $1.4 billion for the same period), approximately 25% of the United States spot television market (based upon a market size estimated at approximately $6.7 billion for the same period) and approximately 60% of the United States cable market (based upon a market size estimated at approximately $200 million for the year ended December 31,
1995). National spot advertising, which is generally purchased by national advertisers in a variety of local markets in the United States, typically accounts for approximately 50% of a television station's revenue and approximately 20% of a radio station's revenue. Radio and television stations retain media representation firms, pursuant to exclusive representation contracts, to sell commercial air time to national advertisers, while such stations have in-house staffs to handle sales to local advertisers. The representation contracts generally range from one to ten years in term and continue thereafter until terminated, typically on at least one year's notice. The Company generally can sell advertising time on a national level more efficiently and more economically than stations could themselves due to the Company's national presence through 65 sales offices. In addition, client stations benefit from the Company's highly skilled, professionally trained sales organization of approximately 1,500 people (including the employees of NCC), its extensive on-line computer services and customized marketing research. The Company offers advertisers "one-stop shopping" for air time on the Company's large portfolio of client stations and cable systems.

   The Company, with over one hundred years of service to the media industry, has grown in recent years through advertising revenue increases at its existing client stations, the acquisition of representation contracts of its competitors and the selective acquisition of other media representation firms. Since 1990, the number of radio stations represented by the Company has increased by approximately 690 and the number of television stations represented or supported by the Company has increased by approximately

147. The Company has grown, in part, through the acquisition of other media representation firms, during a period of significant consolidation in the media representation industry. The industry consolidation reflects the competitive pressures on smaller media representation firms and the decision by certain broadcast station groups to take advantage of the national presence, economies of scale and comprehensive services offered by independent media representation firms such as the Company.

   The Company has the following three-part operating strategy:

   Expand Market Share. To increase its market share, the Company will seek to expand its operations in existing and new markets by developing new clients, acquiring representation contracts of its competitors and selectively pursuing the acquisition of representation firms. The Company will also pursue new opportunities in developing media technologies such as Internet marketing, where its subsidiary, Katz Millennium Marketing, provides representation services to Internet web sites, interactive television projects and on-line services.

   Provide Highest Quality Service. To better serve its existing clients, the Company will continue to offer comprehensive advertisement, planning and placement services, as well as a broad range of value-added benefits, including marketing, research, consulting and programming advisory services. The Company believes these services help to improve the ratings of its client stations, thereby stimulating further demand for the Company's representation services.

   Increase Overall Demand for National Spot Advertising. The Company's efforts to increase overall demand for national spot advertising are enhanced by its continued development of the Katz Networks. The Katz Networks refers to the portfolios of client radio and television stations and cable systems which the Company packages together (in various combinations) and markets to advertisers as informal or unwired networks. Advertisers are able to place advertisements efficiently on as few as two stations or as many as all stations represented by the Company to target specific demographic groups or markets. Through these networks of client stations, the Company has the ability to reach audiences equivalent in size to those of the major radio and television networks. The Katz Networks also offer flexibility by providing an alternative to the more limited offerings of the traditional broadcast networks. The Company believes that the breadth of the Katz Networks cannot presently be duplicated by any other representation firm because of the large number of client stations required to effectively offer such a service. In addition, the Company is the only representation firm that can offer advertisers a selection of multiple types of electronic media, including radio, television, cable television and the Internet.

BACKGROUND

   The Company is a wholly-owned indirect subsidiary of Katz Media Group, Inc. ("KMG"). The Company is the survivor of a merger (the "KCC Merger") between Katz Capital Corporation ("KCC") and the company formerly known as Katz Media Corporation, its wholly-owned subsidiary ("Katz Media"). The survivor of the KCC Merger, Katz Capital Corporation, subsequently changed its name to Katz Media Corporation. In July 1994, DLJ Merchant Banking Partners, L.P. and related investors (collectively, "DLJMB") and certain members of current management formed KMG and KCC as holding companies to acquire all of the outstanding stock of Katz Media from an investor group that included certain retiring executives, which acquisition was completed on August 12, 1994 (the "1994 Acquisition"). KMG completed an initial public offering of 5,500,000 shares of its common stock in April 1995 (the "1995 IPO"). KMG's common stock is listed on the American Stock Exchange under the symbol "KTZ". As of September 30, 1996, DLJMB beneficially owned approximately 48.7% of the common stock of KMG, and the management shareholders, consisting of management and employees of KMG (collectively, the "Management Shareholders"), beneficially owned approximately 12.8% of the common stock of KMG. KMG does not have any significant assets or operations other than through the Company.

   The Company is a Delaware corporation that has its principal executive offices at 125 West 55th Street, New York, New York 10019, telephone: (212) 424-6000.

THE REFINANCING

   On December 19, 1996, the Company completed the refinancing of its outstanding indebtedness (the "Refinancing"), designed to increase the availability of funds for working capital purposes and enhance the Company's operating and financial flexibility. As part of the Refinancing, the Company
(i) consummated a private placement under Rule 144A of the Securities Act, pursuant to which the Company issued and sold $100.0 million in aggregate principal amount of Old Notes, (ii) completed a tender offer (the "Tender Offer") for all of the Company's $100.0 million original principal amount of 123/4% Senior Subordinated Notes due 2002 (the "Katz Notes"), of which $97.8 million aggregate principal amount was outstanding prior to the Refinancing, pursuant to which it repurchased $97.7 million of the Katz Notes at an aggregate repurchase price of approximately $109.9 million, (iii) amended the indenture governing the Katz Notes, which amendments eliminated certain restrictions on the ability of the Company to incur additional debt, pay dividends or make other restricted payments or restricted investments and
(iv) replaced its $94.9 million revolving credit agreement (the "Old Credit Agreement") with a new credit agreement (the "New Credit Agreement") providing for loans of up to $180.0 million, subject to the achievement of certain financial ratios and compliance with certain other conditions.

   As a result of the Refinancing, the Company has an aggregate of $63.3 million available under the New Credit Agreement for working capital purposes, including the purchase of representation contracts, potential acquisitions and other general corporate purposes, and the possible repurchase by KMG of its common stock from time to time in the open market. Of this aggregate amount, approximately $44.4 million is immediately available and the remaining $18.9 million will become available in the future subject to the achievement of certain financial ratios and compliance with certain other conditions.

                              THE EXCHANGE OFFER

Registration Rights Agreement .  The Old Notes were sold by the Company on
                                 December 19, 1996 to Donaldson, Lufkin &
                                 Jenrette Securities Corporation (the
                                 "Initial Purchaser" or "DLJ"), who placed the Old Notes with certain institutional and accredited investors. In connection therewith, the Company and the Guarantors executed and delivered for the benefit of the holders of the Old Notes a registration rights agreement (the "Registration Rights Agreement") providing for, among other things, the Exchange Offer.

The Exchange Offer. ...........  New Notes are being offered in exchange for a like principal amount of Old Notes. Old
                                 Notes may be exchanged only in integral
                                 multiples of $1,000. The Company will issue the New Notes to Holders promptly following the Expiration Date. See "Risk Factors--Consequences of Failure to Exchange." Holders of the Old Notes do not have appraisal or dissenters' rights in connection with the Exchange Offer under Delaware General Corporation Law, the governing law of the state of incorporation of the Company.

Minimum Condition .............  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange.


Expiration Date. ..............  12:00 midnight, New York City time, on
                                      , 1997, unless the Exchange Offer is
                                 extended, in which case the term "Expiration
                                 Date" means the latest date and time to
                                 which the Exchange Offer is extended.


Conditions to the Exchange
 Offer ........................  The Exchange Offer is subject to certain customary Exchange Offer conditions, which may be waived by the Company. See "The Exchange Offer--Conditions." The Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition. NO VOTE OF THE COMPANY'S SECURITY HOLDERS IS REQUIRED TO EFFECT THE EXCHANGE OFFER AND NO SUCH VOTE (OR PROXY THEREFOR) IS BEING SOUGHT HEREBY.

Procedures for Tendering Old
 Notes ........................  Each Holder of Old Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes, or a Book-Entry Confirmation (as defined), as the case may be, and any other required documentation to the exchange agent (the "Exchange Agent") at the address set forth herein. By executing the Letter of Transmittal, each Holder will represent to the Company, among other things, that (i) the New Notes acquired pursuant to the Exchange Offer by the Holder and any beneficial owners of Old Notes are being obtained in the ordinary course of business of the person receiving such New Notes, (ii) neither the Holder nor such beneficial owner is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution of such New Notes and (iii) neither the Holder nor such beneficial owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker or dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company), may participate in the Exchange Offer but may be deemed an "underwriter" under the Securities Act and, therefore, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker or dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer--Procedures for Tendering" and "Plan of Distribution."

Special Procedures for
 Beneficial  Owners ...........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering his or her Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer--Procedures for Tendering."

Book-Entry Transfer ...........  Any financial institution that is a participant in the Book-Entry Transfer
                                 Facility's (as defined) system may make
                                 book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. See "The Exchange Offer--Book-Entry Transfer."

Guaranteed Delivery
 Procedures ...................  Holders of Old Notes who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Old Notes according to the guaranteed delivery procedures set forth herein. See "The Exchange Offer--Guaranteed Delivery
                                 Procedures."


Withdrawal Rights .............  Tenders may be withdrawn at any time prior to 12:00 midnight, New York City time, on the Expiration Date. See "The Exchange Offer--Withdrawal of Tenders."

Acceptance of Old Notes and
  Delivery of New Notes .......  The Company will accept for exchange any and all Old Notes which are properly tendered and not withdrawn in the Exchange Offer prior to 12:00 midnight, New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."


Federal Income Tax
 Consequences .................  The exchange of Old Notes for New Notes by tendering holders will not be a taxable
                                 exchange for federal income tax purposes, and such holders will not recognize any taxable gain or loss or any interest income for federal income tax purposes as a result of such exchange. See "Certain Federal Income Tax Consequences."

Regulatory Approvals ..........  The Company does not believe that the receipt of any material federal or state regulatory approvals will be necessary in connection with the Exchange Offer.

Use of Proceeds ...............  The Company will not receive any proceeds from the exchange pursuant to the Exchange
                                 Offer.

Exchange Agent ................  American Stock Transfer & Trust Company is
                                 serving as Exchange Agent in connection with the Exchange Offer. See "The Exchange Offer--Exchange Agent."

                       SUMMARY DESCRIPTION OF NEW NOTES

Notes Offered .................  $100,000,000 aggregate principal amount of
                                 10 1/2% Series B Senior Subordinated Notes due 2007.

Maturity ......................  January 15, 2007.

Interest Payment Dates ........  Interest on the New Notes will accrue at the rate of 10 1/2% per annum payable
                                 semi-annually in cash on January 15 and July
                                 15, commencing on July 15, 1997.

Optional Redemption ...........  The New Notes may be redeemed at the option of the Company, in whole or in part, on or after January 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. In addition, on or prior to January 15, 2000, the Company may redeem up to 35% in aggregate principal amount of the Notes originally outstanding at a redemption price of 109.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of an offering of equity securities of the Company or its parent; provided that at least 65% in aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of each such redemption. See "Description of Notes--Optional Redemption."

Ranking .......................  The New Notes will be general unsecured obligations of the Company, subordinate in right of payment to all existing and future Senior Debt of the Company, including indebtedness under the New Credit Agreement, and senior in right of payment to the Katz Notes and any other future subordinated indebtedness of the Company. At September 30, 1996, after giving pro forma effect to the Refinancing, the Company would have had approximately $116.2 million in principal amount of Senior Debt outstanding and would have had additional availability under the New Credit Agreement of approximately $63.8 million in the aggregate, subject to the achievement of certain financial ratios and compliance with certain other conditions.


Guarantees ....................  The New Notes will be guaranteed (the
                                 "Subsidiary Guarantees") fully and
                                 unconditionally on an unsecured, senior
                                 subordinated basis by substantially all of the Company's existing and future domestic subsidiaries (collectively, the
                                 "Guarantors"). The Subsidiary Guarantees will be senior in right of payment to the obligations of the Guarantors in respect of the Katz Notes, but will be subordinated in right of payment to all existing and future Senior Debt of the Guarantors, including the guarantees by the Guarantors of the New Credit Agreement. See "Description of Notes--Subsidiary Guarantees."


Change of Control Offer .......  Upon a Change of Control, the holders of the
                                 New Notes will have the right to require the Company to purchase their New

                                 Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof. See "Description of
                                 Notes--Repurchase at the Option of
                                 Holders--Change of Control."

Certain Covenants .............  The Indenture under which the New Notes will be issued contains certain covenants with respect to the Company and its Restricted Subsidiaries (as defined) that limit the ability of the Company and its Restricted Subsidiaries to, among other things, (i) incur additional indebtedness and issue preferred stock, (ii) pay dividends or make other distributions or make certain other restricted payments, (iii) layer indebtedness, (iv) create certain liens, (v) sell assets, (vi) enter into certain transactions with affiliates, (vii) enter into certain mergers or consolidations or
                                 (viii) sell or issue capital stock of the Company's subsidiaries. See "Description of Notes--Certain Covenants."

   FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN CONNECTION WITH AN INVESTMENT IN THE NEW NOTES, SEE "RISK FACTORS."

         SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

   The following summary historical and pro forma consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including the notes thereto, which are included elsewhere in this Prospectus. The summary historical consolidated financial data for the years ended December 31, 1991, 1992 and 1993 and for the period prior to the 1994 Acquisition from January 1, 1994 through August 11, 1994 (the day before the 1994 Acquisition) are derived from the audited Consolidated Financial Statements of Katz Media (the "Predecessor Company"). The summary consolidated financial data for the period subsequent to the 1994 Acquisition from August 12, 1994 (the date of the 1994 Acquisition) through December 31, 1994 and for the year ended December 31, 1995 are derived from the audited Consolidated Financial Statements of the Company. For accounting purposes, the 1994 Acquisition was treated as a purchase transaction and accordingly the summary consolidated financial data of the Predecessor Company is not necessarily comparable in all respects to the summary consolidated financial data of the Company.

   The summary historical consolidated financial data as of September 30, 1996 and for the nine-month periods ended September 30, 1995 and 1996 is derived from, and should be read in conjunction with, the unaudited financial statements of the Company and the related notes thereto, which are included elsewhere in this Prospectus. In the opinion of management, such interim financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary to fairly present the information presented for such periods.

   Also included is summary pro forma statement of operations data of the Company for the year ended December 31, 1995 and for the twelve months ended September 30, 1996 prepared as if the Refinancing and the 1995 IPO had occurred on January 1, 1995, and summary pro forma balance sheet data prepared as if the Refinancing had occurred on September 30, 1996. The summary pro forma data does not purport to represent what the Company's results of operations or financial position would have been if any of the transactions had actually occurred at any date, nor does such data purport to represent the results of operations for any future period.

         SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA
                            (Dollars in thousands)

                                                                    THE PREDECESSOR COMPANY
                                            ----------------------------------------------------------------------
                                                                                                         PERIOD
                                                            YEARS ENDED DECEMBER 31,                   JANUARY 1

                                            ------------------------------------------------------      THROUGH
                                                                                                       AUGUST 11,
                                                       1991                1992           1993            1994
                                            ------------------------  ------------  --------------
                                                     (RESTATED)          (RESTATED)
STATEMENT OF OPERATIONS DATA:
Operating revenues, net ...................         $  117,459          $  146,034      $156,936        $103,382
Operating expenses:
 Salaries and related costs ...............             67,784              85,487        91,813          64,866(1)
 Selling, general and administrative  .....             24,999              30,835        32,146          23,680
 Depreciation and amortization(2)  ........              8,955              12,613        17,514          11,726
 Provision for relocations(3) .............                 --               3,707           350              --
Operating income ..........................             15,721              13,392        15,113           3,110
Interest expense, net .....................             11,188               9,757        17,888          10,848
OTHER DATA:
EBITDA(4) .................................         $   26,509          $   33,677      $ 34,410        $ 18,695
EBITDA margin .............................                 23%                 23%           22%             18%
Payments (receipts) on station
 representation contracts, net(5) .........         $      813          $    4,114      $  7,152        $  2,625
Capital expenditures ......................              2,127               5,411         2,354           1,079
Ratio of earnings to fixed charges (6)  ...               1.42x               1.37x           --              --
STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating
 activities ...............................         $   16,541          $   20,695      $  8,373        $   (384)
Net cash (used in) investing activities  ..             (2,940)            (23,051)      (10,778)         (3,704)
Net cash provided by financing activities              (17,750)             (2,282)        2,395           4,297

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                              THE COMPANY    THE COMPANY
                                            -------------  -------------
                                                PERIOD
                                               AUGUST 12        YEAR
                                                THROUGH         ENDED
                                             DECEMBER 31,   DECEMBER 31,
                                                 1994           1995
                                            -------------  -------------
STATEMENT OF OPERATIONS DATA:
Operating Revenues, net ...................    $  81,403      $184,667
Operating expenses:
 Salaries and related costs ...............       42,730        99,477
 Selling, general and administrative  .....       15,208        39,044
 Depreciation and amortization(2)  ........        9,127        10,071
 Provision for relocations(3) .............           --         6,400
Operating income ..........................       14,338        29,675
Interest expense, net .....................       14,874        25,157
OTHER DATA:
EBITDA(4) .................................    $  24,013      $ 50,377
EBITDA margin .............................           29%           27%
Payments (receipts) on station
 representation contracts, net(5) .........    $    (201)     $ 12,166
Capital expenditures ......................        1,002         6,046
Ratio of earnings to fixed charges (6)  ...           --          1.18x
STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating
 activities ...............................    $   8,666      $ 15,064
Net cash (used in) investing activities  ..     (116,994)      (28,965)
Net cash provided by financing activities        110,519        12,298

 PRO FORMA DATA(7):
EBITDA(4) ....................................   $50,377
Cash interest expense, net(8) ................    19,397
Ratio of EBITDA to cash interest expense, net       2.60x
Ratio of earnings to fixed charges (6)  ......      1.48


                                                              NINE MONTHS
                                                                 ENDED
                                                             SEPTEMBER 30,
                                                       -----------------------
                                                           1995        1996
                                                       ----------  -----------
STATEMENT OF OPERATIONS DATA:
Operating revenues, net ..............................   $133,044    $129,926
Operating expenses:
 Salaries and related costs ..........................     75,778      74,471
 Selling, general and administrative .................     28,307      26,999(9)
 Depreciation and amortization(2) ....................      9,788       6,239
Operating income .....................................     19,171      22,217
Interest expense, net ................................     19,857      15,106

OTHER DATA:
EBITDA(4) ............................................   $ 31,365    $ 28,454
EBITDA margin ........................................         24%         22%
Payments on station representation contracts, net(5)     $  9,428    $ 10,034
Capital expenditures .................................      3,839       6,123
Ratio of earnings to fixed charges (6) ...............         --        1.47x
STATEMENT OF CASH FLOWS DATA:
Net cash provided by operating activities ............   $ 11,632    $  9,666
Net cash (used in) investing activities ..............    (23,907)    (16,157)
Net cash provided by financing activities ............     10,567       9,760



                           SEPTEMBER 30, 1996
                       ------------------------
                          ACTUAL    PRO FORMA(7)
                       ----------  ------------
BALANCE SHEET DATA:
Total assets .........   $411,615     $422,150
Total debt ...........    189,290      216,192
Stockholders' equity      109,744      102,945

                                                  TWELVE MONTHS
                                                      ENDED
                                                SEPTEMBER 30, 1996
                                               ------------------
PRO FORMA DATA(7):
EBITDA(4)(10) ................................       $47,467
Cash interest expense, net(8)(10) ............        19,595
Ratio of EBITDA to cash interest expense, net           2.42x
Ratio of net debt to EBITDA(11) ..............          4.48
Ratio of earnings to fixed charges (6)  ......          1.62

  FOOTNOTES TO SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

  (1) Includes $3,000 non-cash charge relating to payments made by a former shareholder of the Company to certain former executives who were terminated in connection with the 1994 Acquisition pursuant to a preexisting agreement.

  (2)  Includes amortization of contract acquisition costs, net.

  (3) Non-cash charge related primarily to the relocation of one of the Company's expanding subsidiary operations in 1995 and abandonment of leaseholds in 1993 and 1992. See Note 8 of Notes to Consolidated Financial Statements and Note 8 below regarding the 1995 provision for relocations.

  (4) EBITDA is defined as operating income, plus depreciation, amortization and other non-cash items, including non-cash rent expense, the non-cash provision for relocations, non-cash compensation related to stock options, plus dividends, if any, from unconsolidated subsidiaries to the extent not included. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations" for a reconciliation of EBITDA to operating income. EBITDA is presented because it is a widely accepted financial indicator and is consistent with the definition used for covenant purposes contained in the New Credit Agreement and the Indenture. EBITDA should not be considered as an alternative to net income as a measure of operating results in accordance with generally accepted accounting principles or as an alternative to cash flows as a measure of liquidity.

  (5) Represents payments made in connection with the acquisition of station representation contracts, net of payments received in connection with the sale of station representation contracts.

  (6) The ratio of earnings to fixed charges is computed by dividing pretax income (loss) from operations before interest charges by interest expense, net. Earnings were insufficient to cover fixed charges for the year ended December 31, 1993 by $2,775, the periods January 1 through August 11, 1994 and August 12 through December 31, 1994 by $7,738 and $536, respectively, and the nine month period ended September 30, 1995 by $686.

  (7) Assumes that all of the outstanding Katz Notes are tendered in the Tender Offer prior to the date consents are required to be received and that the amount paid in the Tender Offer (including the consent fee but excluding accrued and unpaid interest) is $1,115.70 for each $1,000 principal amount of Katz Notes tendered (approximately 99.9% of Katz Notes were tendered in the Tender Offer).

  (8)  Reflects adjustments to historical interest expense, net, as follows:

                                                                      YEAR ENDED      TWELVE MONTHS ENDED
                                                                   DECEMBER 31, 1995  SEPTEMBER 30, 1996
                                                                  -----------------  -------------------
Historical interest expense, net ................................      $ 25,157            $ 20,398
Amortization of deferred financing costs on Old Credit
 Agreement, Katz Notes and Bridge Notes .........................        (1,960)               (234)
Elimination of interest expense on
 Old Credit Agreement ...........................................        (6,817)             (7,155)
Elimination of interest expense on
 Katz Notes .....................................................       (12,720)            (12,574)
Elimination of interest expense on
 Bridge Notes ...................................................        (3,238)                 --
Interest expense on New Credit
 Agreement(a) ...................................................         8,475               8,660
Interest expense on Notes offered hereby(b) .....................        10,500              10,500
                                                                  -----------------  -------------------
Pro forma cash interest expense, net(c) .........................        19,397              19,595
Amortization of deferred financing costs on New Credit Agreement
 and Notes offered hereby .......................................           595                 595
                                                                  -----------------  -------------------
Pro forma interest expense, net(c) ..............................      $ 19,992            $ 20,190
                                                                  =================  ===================

         (a) Interest was calculated based on an assumed average outstanding balance under the New Credit Agreement of $99,393 ($81,000 average historical borrowings under the Old Credit Agreement, plus additional borrowings associated with the Refinancing assumed to be $16,458, and $1,935 of accrued interest) at an assumed interest rate of 8.53% for the 1995 periods and an assumed average outstanding balance under the New Credit Agreement of $106,063 ($87,760 average historical borrowings under the Old Credit Agreement, plus additional borrowings associated with the Refinancing) at an assumed interest rate of 8.16% for the twelve months ended September 30, 1996.

         (b)   Interest calculated at an interest rate of 10 1/2%.

         (c) A change in the interest rate on the New Credit Agreement of 0.25% from the assumed rates would result in a change in pro forma cash interest expense, net of $248 for the year ended December 31, 1995 and $265 for the twelve months ended September 30, 1996.

  (9) Includes the $1,500 reversal of relocation costs accrued in 1995 related to the Company's plan to reduce headquarters facility requirements as the Company has determined that such plan is no longer economically feasible.

 (10) EBITDA and cash interest expense, net for the three months ended December 31, 1995 were $19,012 and $5,292, respectively, on a historical basis and $19,012 and $4,935, respectively, on a pro forma basis.

 (11) Reflects ratio of total debt, net of cash, at end of period to EBITDA for the period.

                                 RISK FACTORS

   Holders of Old Notes should carefully consider the specific factors set forth below as well as the other information included in this Prospectus in connection with the Exchange Offer. The risk factors set forth below are generally applicable to the Old Notes as well as the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE


   Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes, as set forth in the legend thereon, as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Except under certain limited circumstances, the Company does not currently anticipate that it will register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by any Holder thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and neither such Holder nor any other person is engaging or intends to engage in a distribution of such New Notes. However, the Company has not sought, and does not intend to seek, its own no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company has agreed that, for a period of one year following the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, the ability of any Holder to resell the New Notes is subject to applicable state securities laws as described in "--Blue Sky Restrictions on Resale of New Notes" below. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes not so tendered could be adversely affected. See "The Exchange Offer."


FAILURE TO COMPLY WITH EXCHANGE OFFER PROCEDURES

   To participate in the Exchange Offer and avoid the restrictions on transfer of the Old Notes, Holders of Old Notes must transmit a properly completed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "The Exchange Offer--Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or
(ii) a timely confirmation of a book-entry transfer of such Old Notes, if such procedure is available, into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the procedure for book-entry transfer described herein, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described herein and in the Letter of Transmittal. See "The Exchange Offer."

BLUE SKY RESTRICTIONS ON RESALE OF NEW NOTES

   In order to comply with the securities laws of certain jurisdictions, the New Notes may not be offered or resold by any Holder unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. The Company does not currently intend to register or qualify the resale of the New Notes in any such jurisdictions. However, an exemption is generally available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws may also be available.

SUBSTANTIAL LEVERAGE

   The Company's indebtedness is substantial in relation to its shareholders' equity and increased as a result of the Refinancing. At September 30, 1996, on a pro forma consolidated latest twelve-month basis after giving effect to the Refinancing, the Company would have had indebtedness of $216.2 million in the aggregate, including $116.2 million under the New Credit Agreement, and a ratio of net debt at September 30, 1996 to EBITDA for the twelve months ended September 30, 1996 of 4.48 to 1. In addition, the Company would have had aggregate availability of approximately $63.8 million under the New Credit Agreement on a pro forma basis, subject to the achievement of certain financial ratios and compliance with certain other conditions.

   A substantial portion of the Company's cash flow from operations will be dedicated for the foreseeable future to the servicing of its indebtedness under the New Credit Agreement and the Notes and the payment of its other fixed charges, including rent expenses. The degree to which the Company is leveraged could have important consequences to holders of the Notes, including the following: (i) the Company's degree of leverage could make it vulnerable to changes in general economic conditions or downturns in industry conditions; (ii) the Company's indebtedness under the New Credit Agreement is expected to be at variable rates of interest, which would make the Company vulnerable to increases in interest rates; (iii) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions of companies or representation contracts, general corporate purposes or other purposes may be limited; and (iv) the Company's ability to take advantage of business opportunities which may arise may be impaired.

SUBORDINATION

   The New Notes will be subordinated in right of payment to all existing and future Senior Debt of the Company, which will include all obligations under the New Credit Agreement. In the event of a bankruptcy, liquidation or reorganization of the Company or in the event of acceleration of any indebtedness of the Company upon the occurrence of an event of default, the assets of the Company would be available to pay obligations on the New Notes only after the Senior Debt of the Company has been paid in full. The Indenture limits, but does not prohibit, the incurrence by the Company and the Subsidiaries (as defined) of additional Senior Debt. At September 30, 1996, after giving pro forma effect to the Refinancing, the Company would have had approximately $116.2 million in principal amount of Senior Debt outstanding and would have had additional availability under the New Credit Agreement of approximately $63.8 million in the aggregate, subject to the achievement of certain financial ratios and compliance with certain other conditions. The Subsidiary Guarantees will also be subordinated in right of payment to the guarantees by the Subsidiaries of all Senior Debt, including Senior Debt under the New Credit Agreement.

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

   The Indenture contains covenants which, among other things, restricts the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions or make certain other restricted payments, layer indebtedness, create certain liens, sell assets, enter into certain transactions with affiliates, enter into certain mergers or consolidations, or sell or issue capital stock of the Company's subsidiaries. See "Description of Notes--Certain

Covenants." In addition, the New Credit Agreement contains other and more restrictive covenants and also require the Company to maintain specified financial ratios and satisfy certain financial condition tests. See "Description of Company Indebtedness--New Credit Agreement."

   The Company's ability to comply with the covenants contained in the Indenture and the New Credit Agreement, respectively, may be affected by events beyond its control, including prevailing economic, financial and industry conditions. The breach of any such covenants or restrictions could result in a default under the Indenture and/or the New Credit Agreement which would permit the holders of the New Notes and/or the lenders under the New Credit Agreement, as the case may be, to declare all amounts borrowed thereunder to be due and payable, together with accrued and unpaid interest, and the commitments of the lenders to make further extensions of credit under the New Credit Agreement could be terminated. If the Company were unable to repay its indebtedness to its lenders under the New Credit Agreement, such lenders could proceed against any or all the collateral securing such indebtedness, which collateral consists of the capital stock and substantially all of the assets of the Company.

DEPENDENCE ON MAINTENANCE AND BUYOUTS OF REPRESENTATION CONTRACTS AND MAINTENANCE OF COMMISSION RATES; COMPETITION

   The Company's success depends on its ability to maintain and acquire representation contracts with radio and television stations and cable television systems. Client representation contracts may be terminated prior to their stated expiration. Termination generally occurs in connection with a change in station or system ownership, which tends to cause a buyout and a change of representation firm. As a result, the Company continually competes with other representation firms for both the acquisition of new client stations as well as the maintenance of existing relationships. The consolidation in the broadcast and cable industry has increased as a result of the Telecommunications Act of 1996, resulting in larger station groups. In addition, the recent consolidation in the broadcast media representation industry and the recent increase in the number of ownership changes of broadcast stations have increased the frequency of the termination or buyout of representation contracts. Most recently, this has resulted in a net increase in the number of radio station clients and a net decrease in the number of television station clients represented by the Company. As a result of the intense competition and volatility in the business, there can be no assurance that the Company will continue to acquire new contracts or that its existing representation contracts and level of commission rates will remain in place. The failure of the Company to acquire and maintain client representation contracts or to maintain the level of its commission rates would likely have an adverse effect on the Company's results of operations. In addition, the Company competes not only with other independent and network broadcast media representatives but also with direct national advertising and the broadcasting industry as a whole. There can be no assurance that the Company's business will not be adversely affected by increased competition in the markets in which it operates. In 1995, Viacom International and Paramount Communications, which are affiliated companies, collectively accounted for approximately 5% of the Company's total net operating revenues.

DEPENDENCE ON GENERAL LEVELS OF ADVERTISING; SEASONALITY

   The Company's business normally follows the pattern of advertising expenditures in general and is seasonal to the extent that radio, television and cable television advertising spending increases during the fourth calendar quarter in connection with the Christmas season and tends to be relatively weaker during the first calendar quarter. Radio advertising generally increases during the summer months when children are not in school. In addition, broadcast media also tends to experience increases in the amount of advertising revenues as a result of special events such as Presidential election campaigns. Furthermore, the level of advertising revenues of radio and television stations and cable systems, and therefore the level of revenues of the Company, is susceptible to prevailing general and local economic conditions and trends affecting advertising expenditure in general, as well as market conditions and trends affecting advertising expenditures in specific industries. For example, overall levels of national spot advertising in the first half of 1996 were lower than for the comparable period in 1995, which is reflected in the decline in the Company's revenues for the six months ended June 30, 1996 as compared to the six months ended June 30, 1995. Corresponding increases or decreases in the budgets of radio, television and cable advertisers will affect broadcast/cable advertising revenues of radio, television stations and cable systems, and thus the level of revenues of the Company.

CHANGES IN BROADCASTING INDUSTRY REGULATIONS AND OWNERSHIP OF CLIENT STATIONS

   The broadcasting industry is subject to regulation by the Federal Communications Commission (the "FCC") under the Communications Act of 1934, as amended (the "Communications Act"). The Telecommunications Act of 1996, which amended various provisions of the Communications Act, directed the FCC to revise its multiple ownership rules for television stations by eliminating the numerical limit on the number of stations that can be owned nationwide by a single person or entity and by increasing the national audience reach limitation on commonly owned television stations from 25 percent to 35 percent. The FCC adopted regulations implementing these directives in March 1996. These changes have led, and are likely to continue to lead, to larger station groups under common ownership which most recently has had the effect of increasing the level and frequency of buyouts of representation contracts. For example, in connection with its acquisition of another station group, a television station group that was, until recently, a significant non-exclusive client of the Company has informed the Company that it has engaged one of the Company's competitors as its exclusive media representation firm. Similarly, the Company has recently acquired additional television and radio station clients as a result of acquisitions of stations by station groups that are exclusive clients of the Company. In addition, as these groups become large enough, notwithstanding the general inability to construct unwired networks, this consolidation may result in more station groups forming in-house media representation units and foregoing the services provided by independent media representation firms such as the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of the effects of the transfer of the stations represented by United Television. Moreover, even if such groups continue to use the services of the Company, the level of commission rates that the Company is able to charge may be adversely affected. The FCC is also reexamining its rules limiting the common ownership of more than one television station in the same market (the "television duopoly" rule). If the television duopoly rule is relaxed, this change likely will result in further concentration of station ownership.

   In 1995, the FCC commenced a rulemaking proceeding to determine whether to eliminate its rule prohibiting network-affiliated stations that are not owned by their networks from being represented by their networks for the sale of non-network advertising time. If the FCC eliminates its prohibition on network representation of affiliates, such change could adversely affect the ability of the Company to attract and retain network affiliates as client stations. This proceeding is currently pending before the FCC. However, numerous station owners have filed comments and reply comments opposing the proposed rule change. The Company is unable to predict the outcome of the proceeding or its impact on the Company. In addition, the United States Congress and the FCC regularly have under consideration and may adopt in the future new laws, regulations and policies regarding a wide variety of matters (including technological changes) which could affect the operations and ownership of the Company's clients and, as a result, the Company's business. The Company is unable to predict if or when such laws, regulations or policies might be adopted and implemented and, if implemented, the effect they will have on the broadcast media representation industry or the future results of the Company's operations.

PURCHASE OF NOTES UPON A CHANGE OF CONTROL

   Upon a Change of Control, the Company is required to offer to repurchase all outstanding New Notes at 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. The source of funds for any such repurchase will be the Company's available cash or cash generated from operations or other sources, including borrowings, sales of assets or additional public or private offerings of debt or equity securities. A Change of Control will likely trigger an event of default under the New Credit Agreement which would permit the lenders thereto to accelerate the debt under the New Credit Agreement. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of the New Notes tendered and to repay debt under the New Credit Agreement. See "Description of Notes--Repurchase at the Option of Holders--Subordination" and "Description of Company Indebtedness--New Credit Agreement."

DEPENDENCE ON KEY PERSONNEL

   The continued success of the Company is dependent to a certain extent upon the efforts of its current executive officers. The loss or unavailability of any such executive officer could have an adverse effect on the Company. The Company does not maintain "key man" life insurance with respect to any executive officers or other employees of the Company. Moreover, the combined success and viability of the Company is dependent to a certain extent upon its ability to attract and retain qualified personnel in all areas of its business, especially management positions. In the event the Company is unable to attract and retain qualified personnel, its business may be adversely affected.

CONTROL BY CERTAIN SHAREHOLDERS

   The Company is an indirect wholly-owned subsidiary of KMG. As of September 30, 1996, DLJMB beneficially owned approximately 48.7% of the outstanding common stock of KMG, and the Management Shareholders collectively beneficially owned approximately 12.8% of the outstanding common stock of KMG. Under Delaware law, owners of a majority of a company's outstanding common stock are able to elect all of a company's directors and approve significant corporate transactions without the approval or consent of other shareholders. In addition, DLJMB and all other initial shareholders are parties to a Shareholders Agreement pursuant to which such persons have agreed to vote as a block for the election of directors. See "Management."

FRAUDULENT CONVEYANCE CONSIDERATIONS

   The Company's obligations under the Old Notes are, and the New Notes will be, guaranteed by substantially all of its existing and future subsidiaries. In connection with the Refinancing, the Guarantors incurred substantial indebtedness, including the indebtedness under the Subsidiary Guarantees and the guarantee of the obligations under the New Credit Agreement. If, under relevant federal and state fraudulent conveyance statutes in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit by or on behalf of unpaid creditors of the Company or the Guarantors, a court were to find that, at the time the Subsidiary Guarantees were issued, (i) the Guarantors issued the Subsidiary Guarantees with the intent of hindering, delaying or defrauding current or future creditors or (ii) the Guarantors received less than reasonably equivalent value or fair consideration for issuing the Subsidiary Guarantees and a Guarantor (A) was insolvent or was rendered insolvent by reason of the Refinancing and/or such related transactions, (B) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital, (C) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under such fraudulent conveyance statutes) or (D) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment is unsatisfied), such court could avoid or subordinate the Subsidiary Guarantees to presently existing and future indebtedness of the Guarantors and take other action detrimental to the rights of the holders of the New Notes and the Subsidiary Guarantees, including, under certain circumstances, invalidating the Subsidiary Guarantees. Among other things, a legal challenge of a Subsidiary Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by such Guarantor as a result of the issuance by the Company of the New Notes. To the extent a Subsidiary Guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the New Notes would cease to have any claim in respect of such Guarantor and would be creditors solely of the Company.

   The measure of insolvency for purposes of the foregoing considerations will vary depending upon the federal or local law that is being applied in any such proceeding. Generally, however, the Company or the Guarantors would be considered insolvent if, at the time it incurs the indebtedness constituting the New Notes or the Subsidiary Guarantees, either (i) the fair market value (or fair saleable value) of its assets is less than the amount required to pay its total existing debts and liabilities (including the probable liability on contingent liabilities) as they become absolute and matured or (ii) it is incurring debts beyond its ability to pay as such debts mature.

   The Company's Board of Directors and management believe that at the time of the issuance of the New Notes and the Subsidiary Guarantees, the Company and the Guarantors (i) will (A) be neither insolvent nor rendered insolvent thereby, (B) have sufficient capital to operate their respective businesses effectively and (C) be incurring debts within their respective abilities to pay as the same mature or become due and (ii) will have sufficient resources to satisfy any probable money judgment against them in any pending action. There can be no assurance, however, that such beliefs will prove to be correct or that a court passing on such questions would reach the same conclusions.

DISCHARGE OF SUBSIDIARY GUARANTEES

   A Guarantor can be sold or disposed of in certain circumstances under the Indenture, in which case such Guarantor will be released from its obligations under its Subsidiary Guarantee. See "Description of Notes--Subsidiary Guarantees."

   In the event that any Subsidiary created or acquired by the Company after the issuance of the New Notes guarantees the Company's obligations under the New Credit Agreement, such Subsidiary (an "Additional Guarantor") will also be required to guarantee the Company's obligation under the New Notes on a senior subordinated basis. If any Additional Guarantor is subsequently released from its guarantee of the Company's obligations under the New Credit Agreement, such Additional Guarantor's guarantee of the Company's obligations under the New Notes will also be released. See "Description of Notes--Additional Guarantees."

ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON TRANSFER

   The Old Notes are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") Market by Qualified Institutional Buyers ("QIBs"). The New Notes will be new securities for which there currently is no market. There can be no assurance as to the liquidity of any markets that may develop for the New Notes, the ability of holders of the New Notes to sell their New Notes, or the price at which holders would be able to sell their New Notes. Future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchaser has advised the Company that it currently intends to make a market in the New Notes. However, the Initial Purchaser is not obligated to do so and any market making may be discontinued at any time without notice. Therefore, there can be no assurance that any active market for the New Notes will develop. The Company does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

   Holders of Old Notes will be able to sell or transfer the Old Notes only if a registration statement relating to the Old Notes is then in effect, or the sale or transfer of the Old Notes is exempt from qualification under the applicable securities laws of the states in which the various holders thereof reside. See "--Consequences of Failure to Exchange" and "--Blue Sky Restrictions on Resale of New Notes."

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

   The Old Notes were sold by the Company on December 19, 1996 to the Initial Purchaser, who placed the Old Notes with certain institutional and accredited investors. In connection therewith, the Company, the Guarantors and the Initial Purchaser entered into the Registration Rights Agreement, pursuant to which the Company and the Guarantors agreed, for the benefit of the Holders of the Old Notes, that the Company and the Guarantors would, at their sole cost, (i) within 45 days following the original issuance of the Old Notes, file with the Commission the Exchange Offer Registration Statement (of which this Prospectus is a part) under the Securities Act with respect to an issue of a series of new notes of the Company identical in all material respects to the series of Old Notes and (ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 120 days following the original issuance of the Old Notes. Upon the effectiveness of the Exchange Offer Registration Statement (of which this Prospectus is a part), the Company will offer to the Holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, to be issued without a restrictive legend and which may be reoffered and resold by the Holder without restrictions or limitations under the Securities Act. The term "Holder" with respect to any Note means any person in whose name such Note is registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered Holder.


   Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any Holder of such New Notes (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such New Notes and neither such Holder nor any other person is engaging or intends to engage in a distribution of such New Notes. However, the Company has not sought, and does not intend to seek, its own no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Any Holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

   Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company has agreed that, for a period of one year following the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Each Holder of the Old Notes (other than certain specified holders) who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) any New Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes and neither such Holder nor any other person is engaging or intends to engage in a distribution of such New Notes. In addition, in connection with any resales of New Notes, any broker-dealer (an "Exchanging Dealer") who acquired the Old Notes for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that Exchanging Dealers may fulfill their prospectus delivery requirements with respect to the

New Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Exchanging Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such New Notes.

   If (i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities (as defined) notifies the Company within a specified time period that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer, (B) it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or
(C) it is a broker-dealer and owns Old Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities by the Holder thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective within 120 days after the date on which the Company becomes obligated to file such Shelf Registration Statement and, except under certain circumstances, keep effective such Shelf Registration Statement until three years after its effective date. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or
(iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act. The Company will, in the event of the filing of the Shelf Registration Statement, provide to each Holder of Transfer Restricted Securities covered by the Shelf Registration Statement copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of Transfer Restricted Securities. A Holder of Transfer Restricted Securities that sells such Transfer Restricted Securities pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to the purchaser, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such Holder (including certain indemnification obligations). In addition, Holders of Transfer Restricted Securities will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Transfer Restricted Securities included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages, if any, set forth in the following paragraph.

   If the Company is required to file the Shelf Registration Statement and
(i) the Company fails to file the Shelf Registration Statement on or prior to 45 days after such filing obligation arises, (ii) the Shelf Registration Statement is not declared effective by the Commission on or prior to 120 days after such filing obligation arises or (iii) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the period specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iii) above, a "Registration Default"), then the Company will pay liquidated damages ("Liquidated Damages"), if any, to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder for so long as the Registration Default continues. The amount of Liquidated Damages, if any, will increase by an additional

$.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages, if any, of $.40 per week per $1,000 principal amount of Transfer Restricted Securities. Following the cure of all Registration Defaults, the accrual of Liquidated Damages, if any, shall cease.

   Payment of Liquidated Damages is the sole remedy available to the Holders of Transfer Restricted Securities in the event that the Company does not comply with the deadlines set forth in the Registration Rights Agreement with respect to the registration of Transfer Restricted Securities for resale under the Shelf Registration Statement.

TERMS OF THE EXCHANGE OFFER


   Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 12:00 midnight, New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.


   The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes will have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the New Notes will not be entitled to certain rights under the Registration Rights Agreement, including the terms providing for Liquidated Damages, all of which rights will terminate when the Exchange Offer is consummated. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture under which the Old Notes were, and the New Notes will be, issued.

   As of the date of this Prospectus, $100 million aggregate principal amount of the Old Notes was outstanding. The Company has fixed the close of business
on              , 1997 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus, together with the Letter of Transmittal, will initially be sent. As of such date, there were registered Holders of the Old Notes.

   Holders of the Old Notes do not have any appraisal or dissenters' rights under Delaware General Corporation Law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

   Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


   The term "Expiration Date" shall mean 12:00 midnight, New York City time,
on              , 1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

   In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof prior to 9:00 a.m., New York City time, on the next business day after each previously scheduled Expiration Date, unless otherwise required by applicable law or regulation.


   The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if any of the conditions set forth below under the caption "--Conditions" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

   Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

PROCEDURES FOR TENDERING


   Only a Holder of Old Notes may tender such Old Notes in the Exchange Offer. A Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, or a facsimile thereof, including any other required documents, to the Exchange Agent prior to 12:00 midnight, New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent prior to the Expiration Date along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Old Notes, or Book-Entry Confirmation, as the case may be, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "--Exchange Agent" prior to 12:00 midnight, New York City time, on the Expiration Date.


   The tender by a Holder will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

   The method of delivery of the Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holder. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date. No Letter of Transmittal or Old Notes, or Book-Entry Confirmation, as the case may be, should be sent to the Company. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such Holders.

   Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such beneficial owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

   Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

   If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power and signed by such registered Holder as such registered Holder's name appears on such Old Notes.

   If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

   All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

   By tendering, each Holder will represent to the Company, among other things, that (i) the New Notes to be acquired by the Holder and any beneficial owners of Old Notes pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, (ii) the Holder and each such beneficial owner are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of such New Notes and (iii) neither the Holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. Each broker or dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker or dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company), must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

   For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

   In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the

Holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the Expiration Date.

BOOK-ENTRY TRANSFER

   Any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

   Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

   (a) the tender is made through an Eligible Institution;

   (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

   (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

WITHDRAWAL OF TENDERS


   Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 12:00 midnight, New York City time, on the Expiration Date.

   To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 12:00 midnight, New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the Book-Entry Transfer Facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

   Any Old Notes which have been tendered but which are not accepted for payment due to withdrawal, rejection of tender or termination of the Exchange Offer will be returned as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes).

CONDITIONS

   Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

   (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company, or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries;

   (b) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company;

   (c) any law, statute, rule or regulation is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

   (d) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

   The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its reasonable discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

   If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the

Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Notes (see "--Withdrawal of Tenders" above) or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

EXCHANGE AGENT

   American Stock Transfer & Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                 To: AMERICAN STOCK TRANSFER & TRUST COMPANY
                          By Hand/Overnight Courier:
                   American Stock Transfer & Trust Company
                                40 Wall Street
                                  46th Floor
                           New York, New York 10005
                       Attn: Reorganization Department
                           Facsimile Transmission:
                                (718) 234-5001
                            Confirm by Telephone:
                                (800) 937-5449
                               For Information:
                                (800) 937-5449

FEES AND EXPENSES

   The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

   The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

   The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

   The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

   The New Notes will be recorded at the same carrying value as the Old Notes, which is the principal amount as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer and the unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the New Notes.

REGULATORY APPROVALS

   The Company does not believe that the receipt of any material federal or state regulatory approvals will be necessary in connection with the Exchange Offer.

OTHER

   Participation in the Exchange Offer is voluntary and Holders of Old Notes should carefully consider whether to accept the terms and conditions thereof. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the Exchange Offer.

   As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of this Exchange Offer, the Company will have fulfilled a covenant contained in the terms of the Old Notes and the Registration Rights Agreement. Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for any such rights under the Registration Rights Agreement which by their terms terminate or cease to have further effect as a result of the making of this Exchange Offer. All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for any remaining Old Notes could be adversely affected. See "Risk Factors--Consequences of Failure to Exchange."

                               USE OF PROCEEDS

   The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any proceeds from the issuance of the New Notes in the Exchange Offer.

                                CAPITALIZATION

   The following table sets forth the historical consolidated capitalization of the Company at September 30, 1996, and such capitalization on a pro forma basis as if the Refinancing, including the consummation of the Tender Offer, occurred on that date. The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including the notes thereto, included elsewhere in this Prospectus.

                                                            SEPTEMBER 30, 1996
                                                        -------------------------
                                                                          PRO
                                                           ACTUAL     FORMA(1)(2)
                                                        ----------  -------------
                                                              (IN THOUSANDS)
Cash and cash equivalents .............................   $  3,497     $  3,497
                                                        ==========  =============
Long-term debt (including current portion):
 Old Credit Agreement .................................   $ 91,500           --
 New Credit Agreement .................................         --     $116,192
 Notes offered hereby .................................         --      100,000
 Katz Notes ...........................................     97,790           --
                                                        ----------  -------------
  Total long-term debt (including current portion)  ...    189,290      216,192
Stockholders' equity:
 Common stock, $.01 par value, 1,000 shares
 authorized,  1,000 shares issued and outstanding  ....         --           --
 Paid-in-capital ......................................    129,055      129,055
 Carryover basis adjustment ...........................    (20,047)     (20,047)
 Retained earnings (accumulated deficit) ..............        736       (6,063)
                                                        ----------  -------------
  Total stockholders' equity ..........................    109,744      102,945
                                                        ----------  -------------
  Total capitalization ................................   $299,034     $319,137
                                                        ==========  =============

------------

   (1) Assumes that all of the outstanding Katz Notes were tendered in the Tender Offer prior to the date consents were required to be received and that the amount paid in the Tender Offer (including the consent fee but excluding accrued and unpaid interest) of $1,115.70 for each $1,000 principal amount of Katz Notes tendered (approximately 99.9% of Katz Notes were tendered in the Tender Offer).

   (2) Reflects the impact of the Refinancing and the use of proceeds thereof, including (i) the issuance of $100,000 of the Old Notes, (ii) the assumed draw down of $116,192 under the New Credit Agreement, (iii) the repayment of the Katz Notes in the Tender Offer of $109,104, which includes premium and consent fees paid to holders of the Katz Notes of $11,314, and the payment of transaction costs of $209 and accrued interest of $4,844, (iv) the recognition of an extraordinary loss of $6,799, net of a tax benefit of $4,724 (calculated at a 41% combined federal and state statutory rate), on the extinguishment of the Katz Notes relating to the premiums and consent fees paid and transaction costs, (v) the repayment of the Old Credit Agreement aggregating $91,500, (vi) the payment of estimated debt issuance costs (including discounts and commissions) of $4,935 and (vii) the issuance of an intercompany loan to KMG to repay the $5,600 outstanding under the Interim Facility (as defined).

                     SELECTED CONSOLIDATED FINANCIAL DATA

   The following selected historical and pro forma consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including the notes thereto, which are included elsewhere in this Prospectus. The selected historical consolidated financial data for the years ended December 31, 1991, 1992 and 1993 and for the period January 1, 1994 through August 11, 1994 (the day before the 1994 Acquisition) are derived from audited Consolidated Financial Statements of the Predecessor Company. The selected historical consolidated financial data for the period subsequent to the 1994 Acquisition from August 12, 1994 (the date of the 1994 Acquisition) through December 31, 1994 and for the year ended December 31, 1995 are derived from the audited consolidated financial statements of the Company. For accounting purposes, the 1994 Acquisition was treated as a purchase transaction and accordingly the selected consolidated financial data of the Predecessor Company is not necessarily comparable in all respects to the selected consolidated financial data of the Company.

   The selected historical consolidated financial data as of September 30, 1996 and for the nine-month periods ended September 30, 1995 and 1996 are derived from, and should be read in conjunction with, the unaudited financial statements of the Company and the related notes thereto, included elsewhere in this Prospectus. In the opinion of management, such interim financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary to fairly present the information presented for such periods.

   Also included is selected pro forma statement of operations data of the Company for the year ended December 31, 1995 and the twelve months ended September 30, 1996 prepared as if the Refinancing and the 1995 IPO had occurred on January 1, 1995, and selected pro forma balance sheet data prepared as if the Refinancing had occurred on September 30, 1996. Pro forma statement of operations data of the Company for the nine months ended September 30, 1996 is not presented as the Refinancing did not have a material effect on interest expense and net income. The selected pro forma data does not purport to represent what the Company's results of operations or financial position would have been if any of the transactions had actually occurred at any date, nor does such data purport to represent the results of operations for any future period.

                     SELECTED CONSOLIDATED FINANCIAL DATA
                            (Dollars in thousands)

                                                          THE PREDECESSOR COMPANY
                                            -------------------------------------------------
                                                                                     PERIOD
                                                  YEARS ENDED DECEMBER 31,         JANUARY 1

                                            -----------------------------------     THROUGH
                                                                                   AUGUST 11,
                                                1991        1992         1993         1994
                                            ----------  -----------  ----------  ------------
                                                         (RESTATED)   (RESTATED)
STATEMENT OF OPERATIONS DATA:
Operating revenues, net ...................   $117,459    $146,034     $156,936     $103,382
Operating expenses:
 Salaries and related costs ...............     67,784      85,487       91,813       64,866 (1)
 Selling, general and administrative  .....     24,999      30,835       32,146       23,680
 Depreciation and amortization (2)  .......      8,955      12,613       17,514       11,726
 Provision for relocations (3) ............         --       3,707          350           --
                                            ----------  -----------  ----------  ------------
Total operating expenses ..................    101,738     132,642      141,823      100,272
                                            ----------  -----------  ----------  ------------
Operating income ..........................     15,721      13,392       15,113        3,110
Interest expense, net (4) .................     11,188       9,757       17,888       10,848
                                            ----------  -----------  ----------  ------------
Income (loss) before income tax provision
 (benefit), extraordinary item and
 cumulative effect of accounting changes  .      4,533       3,635       (2,775)      (7,738)
Income tax provision (benefit) ............      2,850       2,815          603       (1,393)
                                            ----------  -----------  ----------  ------------
Income (loss) before extraordinary item
 and cumulative effect of accounting
 changes ..................................      1,683         820       (3,378)      (6,345)
Extraordinary items--loss on early
 extinguishment of debt(5) ................         --      (3,717)          --           --
Cumulative effect of accounting
 changes (6) ..............................         --          --        5,438           --
                                            ----------  -----------  ----------  ------------
Income (loss) before preferred stock
 dividend requirements ....................      1,683      (2,897)       2,060       (6,345)
Preferred stock dividend requirements (7)        8,640       9,590           --           --
                                            ----------  -----------  ----------  ------------
Net (loss) income .........................   $ (6,957)   $(12,487)    $  2,060     $ (6,345)
                                            ==========  ===========  ==========  ============
OTHER DATA:
EBITDA (8) ................................   $ 26,509    $ 33,677     $ 34,410     $ 18,695
EBITDA margin .............................         23%         23%          22%          18%
Payments (receipts) on station
 representation contracts, net (9)  .......   $    813    $  4,114     $  7,152     $  2,625
Capital expenditures ......................      2,127       5,411        2,354        1,079
Ratio of earnings to fixed charges (10)  ..       1.42x       1.37x          --           --
STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating
 activities ...............................   $ 16,541    $ 20,695     $  8,373     $   (384)
Net cash (used in) investing activities  ..     (2,940)    (23,051)     (10,778)      (3,704)
Net cash provided by financing activities      (17,750)     (2,282)       2,395        4,297
PRO FORMA DATA(11):
Interest expense, net (12) ...................................................................
Income tax provision (13) ....................................................................
Net income (14) ..............................................................................
EBITDA (8) ...................................................................................
Cash interest expense, net (12) ..............................................................
Ratio of EBITDA to cash interest expense, net ................................................
Ratio of earnings to fixed charges (10) ......................................................
BALANCE SHEET DATA:
Total assets ..............................   $159,288    $173,428     $182,517           --
Total debt ................................     86,200     168,950      171,950           --
Stockholders' equity ......................    (21,822)    (39,717)     (38,262)          --

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                      THE COMPANY
                                            ------------------------------
                                                 PERIOD
                                               AUGUST 12          YEAR
                                                THROUGH          ENDED
                                              DECEMBER 31,    DECEMBER 31,
                                                  1994            1995
                                            --------------  --------------
STATEMENT OF OPERATIONS DATA:
Operating revenues, net ...................     $81,403         $184,667
Operating expenses:
 Salaries and related costs ...............      42,730           99,477
 Selling, general and administrative  .....      15,208           39,044
 Depreciation and amortization (2)  .......       9,127           10,071
 Provision for relocations (3) ............          --            6,400
                                            --------------  --------------
Total operating expenses ..................      67,065          154,992
                                            --------------  --------------
Operating income ..........................      14,338           29,675
Interest expense, net (4) .................      14,874           25,157
                                            --------------  --------------
Income (loss) before income tax provision
 (benefit), extraordinary item and
 cumulative effect of accounting changes  .        (536)           4,518
Income tax provision (benefit) ............         671            4,448
                                            --------------  --------------
Income (loss) before extraordinary item
 and cumulative effect of accounting
 changes ..................................      (1,207)              70
Extraordinary items--loss on early
 extinguishment of debt(5) ................          --             (801)
Cumulative effect of accounting
 changes (6) ..............................          --               --
                                            --------------  --------------
Income (loss) before preferred stock
 dividend requirements ....................      (1,207)            (731)
Preferred stock dividend requirements (7)            --               --
                                            --------------  --------------
Net (loss) income .........................     $(1,207)        $   (731)
                                            ==============  ==============
OTHER DATA:
EBITDA (8) ................................     $24,013         $ 50,377
EBITDA margin .............................          29%              27%
Payments (receipts) on station
 representation contracts, net (9)  .......     $  (201)        $ 12,166
Capital expenditures ......................       1,002            6,046
Ratio of earnings to fixed charges (10)  ..          --             1.18x


STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating
 activities ...............................    $   8,666        $ 15,064
Net cash (used in) investing activities  ..     (116,994)        (28,965)
Net cash provided by financing activities        110,519          12,298
PRO FORMA DATA(11):
Interest expense, net (12) ................................     $ 19,992
Income tax provision (13) .................................        6,566
Net income (14) ...........................................        3,117
EBITDA (8) ................................................       50,377
Cash interest expense, net (12) ...........................       19,397
Ratio of EBITDA to cash interest expense, net .............         2.60x
Ratio of earnings to fixed charges (10) ...................         1.48
BALANCE SHEET DATA:
Total assets ..............................    $ 326,919        $375,511
Total debt ................................      248,370         179,530
Stockholders' equity ......................       26,786         106,690

                            (DOLLARS IN THOUSANDS)

                                                            NINE MONTHS ENDED
                                                              SEPTEMBER 30,
                                                       -------------------------
                                                           1995         1996
                                                       ----------  -------------
STATEMENT OF OPERATIONS DATA:
Operating revenues, net ..............................   $133,044     $129,926
Operating expenses:
 Salaries and related costs ..........................     75,778       74,471
 Selling, general and administrative .................     28,307       26,999 (15)
 Depreciation and amortization (2) ...................      9,788        6,239
                                                       ----------  -------------
Total operating expenses .............................    113,873      107,709
                                                       ----------  -------------
Operating income .....................................     19,171       22,217
Interest expense, net (4) ............................     19,857       15,106
                                                       ----------  -------------
Income (loss) before income tax provision (benefit)  .       (686)       7,111
Income tax provision (benefit) .......................       (485)       4,437
                                                       ----------  -------------
Net (loss) income ....................................   $   (201)    $  2,674
                                                       ==========  =============
OTHER DATA:
EBITDA (8) ...........................................   $ 31,365     $ 28,454
EBITDA margin ........................................         24%          22%
Payments on station representation contracts, net (9)    $  9,428     $ 10,034
Capital expenditures .................................      3,839        6,123
Ratio of earnings to fixed charges (10) ..............         --         1.47x
STATEMENT OF CASH FLOWS DATA:
Net cash provided by operating activities ............   $ 11,632     $  9,666
Net cash (used in) investing activities ..............    (23,907)     (16,157)
Net cash provided by financing activities ............     10,567        9,760

                                          SEPTEMBER 30, 1996
                                     --------------------------
                                        ACTUAL    PRO FORMA (11)
                                     ----------  --------------
BALANCE SHEET DATA (AT PERIOD END):
Total assets .......................   $411,615      $422,150
Total debt .........................    189,290       216,192
Stockholders' equity ...............    109,744       102,945

                                                   TWELVE MONTHS
                                                       ENDED
                                                 SEPTEMBER 30, 1996
                                                ------------------
PRO FORMA DATA (11):
Interest expense, net (12) ....................       $20,190
EBITDA (8)(16) ................................        47,467
Cash interest expense, net (12)(16) ...........        19,595
Ratio of EBITDA to cash interest expense, net            2.42x
Ratio of net debt to EBITDA (17) ..............          4.48
Ratio of earnings to fixed charges (10)  ......          1.62

              FOOTNOTES TO SELECTED CONSOLIDATED FINANCIAL DATA

 (1) Includes $3,000 non-cash charge relating to payments made by a former shareholder of the Company to certain former executives who were terminated in connection with the 1994 Acquisition pursuant to a preexisting agreement.

 (2)    Includes amortization of contract acquisition costs, net.

 (3) Non-cash charge related primarily to the relocation of one of the Company's expanding subsidiary operations in 1995 and abandonment of leaseholds in 1993 and 1992. See Note 8 of Notes to Consolidated Financial Statements and Note 14 below regarding the 1995 provision for relocations.

 (4) Includes non-cash amortization of deferred financing costs of $1,079 in 1991, $972 in 1992, $754 in 1993, $456 in the period January 1,
        1994 through August 11, 1994, $3,668 in the period August 12, 1994 to December 31, 1994, $1,960 in 1995, $234 in the nine-month period ended September 30, 1995 and $0 in the nine-month period ended September 30, 1996.

 (5) Represents loss on early extinguishment of debt net of tax benefit of approximately $1,900 and $600 in 1992 and 1995, respectively. See
        Note 5 of Notes to Consolidated Financial Statements.

 (6) Reflects a net after tax charge of approximately $1,600 resulting from adoption of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and a net benefit of approximately $7,100 resulting from the adoption of SFAS No. 109, "Accounting for Income Taxes." See Note 2 of Notes to Consolidated Financial Statements.

 (7) Preferred stock dividend requirement represents dividends accrued on preferred stock then outstanding.

 (8) EBITDA is defined as operating income, plus depreciation, amortization and other non-cash items, including non-cash rent expense, the non-cash provision for relocations, non-cash compensation related to stock options, plus dividends, if any, from unconsolidated subsidiaries to the extent not included. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations" for a reconciliation of EBITDA to operating income. EBITDA is presented because it is a widely accepted financial indicator and is consistent with the definition used for covenant purposes contained in the New Credit Agreement and the Indenture. EBITDA should not be considered as an alternative to net income as a measure of operating results in accordance with generally accepted accounting principles or as an alternative to cash flows as a measure of liquidity.

 (9) Represents payments made in connection with the acquisition of station representation contracts, net of payments received in connection with the sale of station representation contracts.

(10) The ratio of earnings to fixed charges is computed by dividing pretax income (loss) from operations before interest charges by interest expense, net. Earnings were insufficient to cover fixed charges for the year ended December 31, 1993 by $2,775, the periods January 1 through August 11, 1994 and August 12 through December 31, 1994 by $7,738 and $536, respectively, and the nine month period ended September 30, 1995 by $686.

(11) Assumes that all of the outstanding Katz Notes are tendered in the Tender Offer prior to the date consents are required to be received and that the amount paid in the Tender Offer (including the consent fee but excluding accrued and unpaid interest) is $1,115.70 for each $1,000 principal amount of Katz Notes tendered (approximately 99.9% of Katz Notes were tendered in the Tender Offer).

(12)    Reflects adjustments to historical interest expense, net, as follows:

                                                   YEAR ENDED      TWELVE MONTHS ENDED
                                                DECEMBER 31, 1995  SEPTEMBER 30, 1996
                                               -----------------  -------------------
Historical interest expense, net .............      $ 25,157            $ 20,398
Amortization of deferred financing costs on
 Old Credit Agreement, Katz Notes and Bridge
 Notes .......................................        (1,960)               (234)
Elimination of interest expense on Old Credit
 Agreement ...................................        (6,817)             (7,155)
Elimination of interest expense on Katz Notes        (12,720)            (12,574)
Elimination of interest expense on Bridge
 Notes .......................................        (3,238)                 --
Interest expense on New Credit
 Agreement (a) ...............................         8,475               8,660
Interest expense on Notes offered hereby (b)          10,500              10,500
                                               -----------------  -------------------
Pro forma cash interest expense, net (c)  ....        19,397              19,595
Amortization of deferred financing costs on
 New Credit Agreement and Notes offered
 hereby ......................................           595                 595
                                               -----------------  -------------------
Pro forma interest expense, net (c)  .........      $ 19,992            $ 20,190
                                               =================  ===================

         ------------
         (a) Interest was calculated based on an assumed average outstanding balance under the New Credit Agreement of $99,393 ($81,000 average historical borrowings under the Old Credit Agreement, plus additional borrowings associated with the Refinancing assumed to be $16,458, and $1,935 of accrued interest) at an assumed interest rate of 8.53% for the 1995 periods, and an assumed average outstanding balance under the New Credit Agreement of $106,063 ($87,760 average historical borrowings under the Old Credit Agreement, plus additional borrowings associated with the Refinancing) at an assumed interest rate of 8.16% for the twelve months ended September 30, 1996.

         (b)     Interest calculated at an interest rate of 10 1/2%.

         (c) A change in the interest rate on the New Credit Agreement of 0.25% from the assumed rates would result in a change in pro forma interest expense, net of $248 and $265 for the year ended December 31, 1995 and the twelve months ended September 30, 1996.

(13) Adjusted to reflect the tax effect of the adjustment to interest expense, net, calculated at a 41% combined federal and state statutory rate.

(14) Does not reflect the effect of the estimated nonrecurring $6,799 extraordinary loss, net of related tax benefit of $4,724, to be recognized on the extinguishment of the Katz Notes and the Old Credit Agreement.

(15) Includes the $1,500 reversal of relocation costs accrued in 1995 related to the Company's plan to reduce headquarters facility requirements as the Company has determined that such plan is no longer economically feasible.

(16) EBITDA and cash interest expense, net for the three months ended December 31, 1995 were $19,012 and $5,292, respectively, on a historical basis and $19,012 and $4,935, respectively, on a pro forma basis.

(17) Reflects ratio of total debt, net of cash, at end of period to EBITDA for the period.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

   The following discussion is based upon and should be read in conjunction with "Selected Consolidated Financial Data" and the Consolidated Financial Statements, including the notes thereto, included elsewhere in this Prospectus.

   The net operating revenues of the Company are derived from commissions on the sale of national spot advertising air time on behalf of clients. Commission rates are negotiated and set forth in the client's individual representation contracts. The Company's success depends on, among other things, the maintenance of its current representation contracts with client stations and the acquisition of new representation contracts. The primary operating expenses of the Company are employee salaries, rents, commission-related payments to employees, data processing expenses and depreciation and amortization. The Company's financial results have been impacted by three significant factors: (i) trends in advertising expenditures, (ii) buyouts and sales of station representation contracts, including those resulting from changes in ownership of stations and (iii) acquisitions of representation firms. The effect of these factors on the Company's financial condition and results of operations has varied from period to period. Recent changes in regulations affecting ownership of broadcast station groups have led to and are likely to continue to lead to larger station groups under common ownership, which has the effect of increasing the level and frequency of buyouts of representation contracts. Most recently, this has resulted in a net increase in the number of radio station clients and a net decrease in the number of television station clients represented by the Company. The Company continues to pursue the representation of additional client stations and groups in each of the media where it provides services.

   The Company operates as a single segment business and is the only full service media representation firm in the United States serving multiple types of electronic media, with leading market shares in the representation of radio and television stations and cable systems. For the nine-month period ended September 30, 1996, the aggregate gross billings of the Company's client stations (representing the aggregate dollar amount of advertising placed on client stations or systems) was approximately $1.7 billion, comparable to the amount of gross billings for the same period in 1995. The percentage composition of gross billings by broadcast media for the nine-month period ended September 30, 1996 was approximately 63.5% for television, 33.0% for radio and 3.5% for cable and international (on a 100% owned basis). The percentage composition of gross billings for the comparable period in 1995 was approximately 68.2% for television, 28.5% for radio and 3.5% for cable and international (on a 100% owned basis). (The 1996 figures exclude the billings of the United Television stations). The commission rates that the Company charges vary between media and within each medium.

   In recent years, the Company has spent a significant amount of resources acquiring representation contracts. The decision to acquire a representation contract is based upon the market share opportunity presented and an analysis of the costs and net benefits to be derived. If an existing representation contract is canceled by a client station, the station is obligated to pay the commissions that would have been earned over the remaining term of the contract. As is typical in the industry, the successor representation firm bears this expense. The Company amortizes this cost over the period of benefit of the acquired contract. The Company continuously seeks opportunities to acquire additional representation contracts on attractive terms, while maintaining its current client roster. In addition, the recent changes in ownership of broadcast properties have fueled changes in client engagements among independent media representation firms. These changes and the Company's ability to acquire and maintain representation contracts can cause fluctuations in the Company's revenues and cash flows from period to period.

   The Company's business normally follows the pattern of advertising expenditures in general and is seasonal to the extent that radio, television and cable television advertising spending increases during the fourth calendar quarter in connection with the Christmas season and tends to be relatively weaker during the first calendar quarter. Radio advertising generally increases during the summer months when children are not in school. In addition, broadcast media also tends to experience increases in the amount of advertising revenues as a result of special events such as Presidential election campaigns. Furthermore, the level of advertising revenues of radio and television stations, and therefore the level of revenues of the Company, is susceptible to prevailing general and local economic conditions and the corresponding increases or decreases in the budgets of radio, television and cable advertisers, as well as market conditions and trends affecting advertising expenditures in specific industries.

   The 1994 Acquisition was accounted for using the purchase method of accounting, and the purchase price was allocated to assets and liabilities based upon their respective fair values. As a result of the 1994 Acquisition, the financial results of the Company are not directly comparable to those of the Predecessor Company.

RESULTS OF OPERATIONS

   The accompanying analysis compares the 1995 results of the Company with the combined results of the Company and the Predecessor Company for the year ended December 31, 1994 and the combined results of the Company and the Predecessor Company for the year ended December 31, 1994 with the results of the Predecessor Company for the year ended December 31, 1993. The combined results for the year ended December 31, 1994 include the period January 1, 1994 through August 11, 1994 for the Predecessor Company and the period August 12, 1994 through December 31, 1994 for the Company. The accompanying analysis also compares the results of the Company for the nine months ended September 30, 1995 with the results of the Company for the nine months ended September 30, 1996. The results of the Company for the nine months ended September 30, 1996 do not purport to represent the Company's results of operations for any future period.

                                                                                              NINE MONTHS
                                                     YEAR ENDED DECEMBER 31,              ENDED SEPTEMBER 30,
                                          -------------------------------------------  ------------------------
                                            PREDECESSOR   PREDECESSOR AND               THE COMPANY
                                              COMPANY     COMPANY COMBINED ------------------------------------
                                               1993             1994           1995        1995         1996
                                          -------------  ----------------  ----------  ----------  ------------
                                                                      (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Operating revenues, net .................    $156,936         $184,785       $184,667    $133,044     $129,926
Operating expenses, excluding
 depreciation, amortization and the
 provision for relocations ..............     123,959          146,484        138,521     104,085      101,470(1)
Depreciation and amortization ...........      17,514           20,853         10,071       9,788        6,239
Provision for relocations ...............         350               --          6,400          --           --
Operating income ........................      15,113           17,448         29,675      19,171       22,217
Interest expense, net ...................      17,888           25,722         25,157      19,857       15,106
Income (loss) before tax provision
 (benefit), extraordinary item and
 cumulative effect of accounting changes       (2,775)          (8,274)         4,518        (686)       7,111
OTHER DATA:
EBITDA(2) ...............................      34,410           42,708         50,377      31,365       28,454

                                                                                         NINE MONTHS
                                                                                       ENDED SEPTEMBER
                                                    YEAR ENDED DECEMBER 31,                  30,
                                          -----------------------------------------  ------------------
                                            PREDECESSOR   PREDECESSOR AND           THE COMPANY
                                              COMPANY     COMPANY COMBINED ----------------------------
                                               1993             1994          1995      1995      1996
                                          -------------  ----------------  --------  --------  --------
                                                       PERCENTAGE OF OPERATING REVENUE, NET
                                          -------------------------------------------------------------
STATEMENT OF OPERATIONS DATA:
Operating revenue, net ..................      100.0%          100.0%        100.0%    100.0%    100.0%
Operating expenses, excluding
 depreciation, amortization and the
 provision for relocations ..............       79.0            79.3          75.0      78.2      78.1
Depreciation and amortization ...........       11.2            11.3           5.5       7.4       4.8
Provision for relocations ...............        0.2              --           3.5        --        --
Operating income ........................        9.6             9.4          16.1      14.4      17.1
Interest expense, net ...................       11.4            13.9          13.6      14.9      11.6
Income (loss) before tax provision
 (benefit), extraordinary item and
 cumulative effect of accounting changes        (1.8)           (4.5)          2.4      (0.5)      5.5
OTHER DATA:
EBITDA margin ...........................       21.9            23.1          27.3      23.6      21.9

------------

 (1) Includes the $1,500 reversal of relocation costs accrued in 1995 related to the Company's plan to reduce headquarters facility requirements as the Company has determined that such plan is no longer economically feasible.

 (2) The following table reconciles operating income to EBITDA for the periods indicated:

                                                                                         NINE MONTHS
                                                  YEAR ENDED DECEMBER 31,            ENDED SEPTEMBER 30,
                                        ------------------------------------------  --------------------
                                          PREDECESSOR   PREDECESSOR AND             THE COMPANY
                                            COMPANY     COMPANY COMBINED -------------------------------
                                             1993             1994          1995       1995       1996
                                        -------------  ----------------  ---------  ---------  ---------
                                                                  (IN THOUSANDS)
Operating income ......................     $15,113         $17,448        $29,675    $19,171    $22,217
Depreciation and amortization .........      17,514          20,853         10,071      9,788      6,239
Non-cash rent and other expense (a)  ..       1,433           1,407          2,734        917      1,118
Non-cash compensation related to stock
 options (b) ..........................          --              --          1,497      1,489        380
Termination payments ..................          --           3,000             --         --         --
Provision for relocations .............         350              --          6,400         --         --
Reversal of provision for relocation  .          --              --             --         --     (1,500)
                                        -------------  ----------------  ---------  ---------  ---------
EBITDA ................................     $34,410         $42,708        $50,377    $31,365    $28,454
                                        =============  ================  =========  =========  =========

------------

 (a) Non-cash rent expense represents the difference between rent expense recorded pursuant to SFAS No. 13 and the portion requiring the use of cash or other current assets.

 (b)   See Note 4 of Notes to Consolidated Financial Statements.

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 1996 TO NINE MONTHS ENDED SEPTEMBER 30, 1995

   Net operating revenues for the first nine months of 1996 totaled $129.9 million, a decrease of approximately $3.1 million, or 2.3%, compared to net operating revenues of $133.0 million for the first nine months of 1995. This decrease primarily reflects the July 1995 transfer of the United Television stations ($3.1 million of operating revenues in the first seven months of 1995) to a new representation firm in which the Company receives a profit distribution rather than reports revenues and associated expenses, partially offset by increased operating revenues for client stations acquired in the second half of 1995 and early 1996.

   Operating expenses, excluding depreciation and amortization, decreased from $104.1 million for the first nine months of 1995 to $101.5 million for the first nine months of 1996, a decrease of $2.6 million, or 2.5%. This decrease was primarily attributable to the one time reversal of the $1.5 million accrual of costs (reflected in the fourth quarter of 1995) related to the Company's plan to reduce its headquarters facility requirements, which the Company has determined is no longer economically feasible. The remaining $1.1 million of reduction in expenses was primarily attributable to decreased compensation expense reflecting the transfer of the United Television stations and other items, offset by the start-up costs associated with the new Sentry Radio division and the establishment of the Company's interactive Internet media representation subsidiary, Katz Millennium Marketing.

   Depreciation and amortization decreased by $3.5 million, or 36.3%, for the first nine months of 1996 compared to the first nine months of 1995, due primarily to a gain in the 1996 period of approximately $3.6 million on the transfer of a representation contract to an affiliate of the Company, Katz Media Services, Inc. ("KMSI"), in exchange for cash consideration of approximately $4.9 million, which reduced depreciation and amortization expense. The decrease also reflects lower amortization expense related to non-compete agreements arising from the 1994 Acquisition which became fully amortized during the first nine months of 1995, offset by relatively higher amounts of amortization for representation contracts acquired in the second half of 1995 and early 1996. In connection with the Refinancing and the repayment of the Interim Facility, the representation contract was repurchased by the Company from KMSI.

   Operating income for the first nine months of 1996 increased by $3.0 million, or 15.9%, compared to the first nine months of 1995 as a result of lower operating expenses, particularly depreciation and amortization, as discussed above.

   Interest expense, net, aggregated $15.1 million for the first nine months of 1996, compared to $19.9 million for the first nine months of 1995. The 1995 figure includes $4.7 million of interest and amortized deferred financing costs related to the debt which was reduced or satisfied with the net proceeds of the 1995 IPO in April 1995.

   Income before income tax provision totaled $7.1 million for the first nine months of 1996, compared to a loss of $0.7 million for the comparable period of 1995. This result was primarily due to the components listed above.

   Net income for the first nine months of 1996 was $2.7 million, as compared to a net loss of $0.2 million for the first nine months of 1995. This increase reflects higher operating income and lower interest expense in the 1996 period as compared to the 1995 period.

   The difference between the effective tax rate of approximately 62% compared to the U.S. statutory rate of 35% for the first nine months of 1996 was primarily attributable to permanent differences between the book and taxable income related to goodwill amortization, other nondeductible expenses and state income taxes.

COMPARISON OF 1995 TO 1994

   Net operating revenues in 1995 totaled $184.7 million, a decrease of $0.1 million, compared to net operating revenues of $184.8 million in 1994. Net operating revenues for 1995 remained relatively constant and reflect reductions associated with (i) the deconsolidation of the cable revenues as a result of the establishment of NCC in January 1995; (ii) the mid-year transfer of the United Television stations to a new representation firm in which the Company receives a profit distribution rather than reporting revenue and associated expenses; and (iii) the loss of two major radio clients in late 1994 (one of which has since returned to the Company). The effect of these items amounted to a decrease in net operating revenues of approximately $10.6 million or 5.7% as compared to 1994, which was offset almost entirely by an increase in operating revenues from continuing and new clients. On a "constant station" basis (deleting revenues of stations acquired or lost after December 31, 1994 for the relevant period), operating revenues increased approximately 5.0% during 1995 as compared to 1994, while total estimated expenditures for national spot advertising from all sources increased by 1.7%.

   During the third and fourth quarters of 1995, advertising sales for both national spot radio and television slowed relative to the stronger pacings in the first half of the year, causing an atypical pattern of billings and resultant revenues, in that the pacing of revenues was front-loaded, as compared to the normal pattern of pacing which grows as the year progresses. Over the prior three years, the percentage of annual billings represented by each quarter averaged 20% in the first quarter, 26% in the second quarter, 25% in the third quarter and 29% in the fourth quarter. In 1995, the comparable percentages amounted to 21%, 27%, 24% and 28%, respectively.

   Operating expenses, excluding depreciation, amortization and the non-cash provision for relocations of $6.4 million, decreased $8.0 million, or 5.4%, from $146.5 million in 1994 to $138.5 million in 1995. This decrease was primarily attributable to the effects of certain cost reduction programs implemented in 1995, the difference in the accounting treatment for the cable operations described above, a one time non-cash charge of $3.0 million in the third quarter of 1994 related to payments to certain former executives of the Predecessor Company in connection with the 1994 Acquisition and decreased compensation expense reflecting the transfer of the United Television stations. The provision for relocations relates primarily to the relocation of one of the Company's expanding subsidiaries to permit its continued growth in the most effective manner and the anticipated reduction of its headquarter facility requirements. Operating expenses, excluding depreciation, amortization and the non-cash provision for relocations, as a percentage of operating revenues, decreased from 79.3% for 1994 to 75.0% for 1995.

   Depreciation and amortization decreased by $10.8 million, or 51.7%, for 1995, compared to 1994, due to the significant effects of amortization of income on certain contracts sold in 1994 and 1995 which were amortized (and became fully amortized in 1995) and as a result of longer initial terms on contracts acquired in 1994 and 1995, which determines the period for contract cost amortization. The effect of both of these items was to reduce amortization expense for 1995 when compared to 1994. These items were in turn partially offset by the effects of additional goodwill amortization in 1995 resulting from the 1994 Acquisition. The Company expects that continued acquisition of new contracts will likely result in increases in depreciation and amortization expenses in the future as well as continued increases in liabilities to make payments related to contract acquisitions. Absent additional contract dispositions, depreciation and amortization expense is expected to increase in future periods.

   Operating income increased to $29.7 million in 1995 from $17.4 million in 1994, or 70.7%. As a percentage of net operating revenues, operating income increased to 16.1% for 1995, compared to 9.4% for 1994, primarily due to the items enumerated above. Operating income excluding the non-cash provision for relocations increased to $36.1 million in 1995 from $17.4 million in 1994, or 206.8%. As a percentage of net operating revenues, operating income excluding the non-cash provision for relocations increased to 19.5% for 1995, compared to 9.4% for 1994, primarily due to the items enumerated above.

   Interest expense, net amounted to $25.2 million for 1995, a decrease of $0.6 million compared to 1994. Included in 1995 and 1994 were $4.7 million and $7.5 million, respectively, of interest and amortized deferred financing costs related to the debt which was reduced or satisfied with the net proceeds of the 1995 IPO.

   Income before tax provision and extraordinary item totaled $4.5 million for 1995 compared to a $8.3 million loss for 1994. This result was primarily due to the components enumerated above.

   Net loss for 1995 of $0.7 million also reflects an extraordinary loss on early extinguishment of debt of $0.8 million, net of an income tax benefit of $0.6 million, as a result of the Company amending the Old Credit Agreement in 1995 as described in Note 5 of the Notes to the Consolidated Financial Statements. The Company and the Predecessor Company have historically experienced net losses, principally as a result of significant interest charges and depreciation and amortization charges. The Company expects that amortization charges related to the buyout of station representation contracts and interest charges will continue to have a significant impact on the Company's results of operations.

   The difference between the effective tax rate of approximately 98% compared to the U.S. statutory rate of 35% is primarily attributable to permanent differences between book and taxable income related to goodwill amortization, other nondeductible expenses and state income taxes. For further explanations, see Note 7 of the Notes to the Consolidated Financial Statements.

COMPARISON OF 1994 TO 1993

   Net operating revenues in 1994 totaled $184.8 million, an increase of $27.8 million, or approximately 17.7%, compared to net operating revenues of $156.9 million in 1993. Approximately 60% of the increase is attributable to increased levels of advertising at existing client stations; approximately 25% of this increase is due to revenues from newly acquired stations; and the balance primarily reflects the inclusion of the operations of the Company's Cable Media and Katz International subsidiaries for the full year.

   Operating expenses, excluding depreciation, amortization and the non-cash provision for relocations in 1994 totaled $146.5 million, an increase of $22.5 million, or approximately 18.2%, compared to $124.0 million in 1993. This increase was primarily attributable to increased sales incentive payments and to a lesser extent the inclusion of the operations of Cable Media and Katz International for the full year. Selling, general and administrative expenses in 1994 totaled $38.9 million as compared to $32.1 million in 1993. Included in selling, general and administrative expenses in 1994 are costs and expenses associated with a proposed initial public offering that was abandoned in connection with the 1994 Acquisition and increased costs associated with ongoing and settled legal proceedings of approximately $1.6 million. Operating expenses, excluding depreciation, amortization and the non-cash provision for relocations as a percentage of net operating revenues, increased from 79.0% for 1993 to 79.3% for 1994. Operating expenses, excluding depreciation and amortization and the non-cash provision for relocations, for 1994 include $3.0 million paid by a former shareholder to former executives in connection with the 1994 Acquisition pursuant to a pre-existing agreement. Excluding such expenses, operating expenses as a percentage of net operating revenues would have decreased to 77.6% in 1994.

   Depreciation and amortization increased by $3.3 million, or 19.1%, for 1994, compared to 1993, due to the amortization of additional representation contracts acquired in 1993 and early 1994 and increased amortization relating to goodwill, the noncompetition agreement related to the 1994 Acquisition and other intangibles arising from the 1994 Acquisition.

   Operating income increased to $17.4 million in 1994 from $15.1 million in 1993, or 15.5%, resulting from increased net operating revenues without corresponding increases in operating expenses. As a percentage of net operating revenues, operating income decreased to 9.4% for 1994, compared to 9.6% for 1993.

   Interest expense, net was $25.7 million for 1994, an increase of $7.8 million, or 43.8%, compared to 1993, primarily due to increased borrowings in connection with the 1994 Acquisition as well as higher average interest rates, offset in part by a declining debt balance in early 1994.

   Loss before income tax provision totaled $8.3 million for 1994, compared to $2.8 million for 1993.

   Net loss totaled $7.7 million for 1994 as compared to net income of $2.1 million for 1993. This decrease primarily reflects the increased expenses associated with the 1994 Acquisition.

LIQUIDITY AND CAPITAL RESOURCES

   Operating activities in 1995 provided cash of $15.1 million as compared to $8.3 million in 1994. The increase in cash provided by operating activities in 1995 as compared to 1994 (on a combined basis) was primarily due to the improvement in operating results in 1995, and the increase in net working capital requirements in 1994, partially offset by the effect of higher amortization expenses in 1994 (on a combined basis). Operating activities in the nine months ended September 30, 1996 provided cash of $9.7 million as compared to $11.6 million in the comparable period of 1995. The decrease in cash provided by operating activities in the 1996 period as compared to the 1995 period was primarily due to the net change in working capital.

   During the three years ended December 31, 1995, 1994 and 1993, the Company spent $31.9 million, $11.9 million and $12.3 million, respectively, on buyouts of station representation contracts. The Company received $19.8 million, $9.5 million and $5.1 million from station representation contracts bought out in such periods, resulting in a net cash outlay of $12.1 million, $2.4 million and $7.2 million, respectively. During the nine months ended September 30, 1996, the Company spent $30.0 million on buyouts of station representation contracts and received $20.0 million from station representation contracts sold in the period, resulting in a net cash outlay of $10.0 million during the nine months ended September 30, 1996, as compared to $9.4 million during the nine months ended September 30, 1995. At September 30, 1996, the Company had liabilities to make cash payments on station representation contracts, net of receivables on sales of station representation contracts, of $27.6 million, as compared to $14.0 million at December 31, 1995.

   The 1994 Acquisition of all of the outstanding stock of Katz Media was completed in a transaction valued at approximately $121.3 million, including expenses. The 1994 Acquisition was financed with the proceeds of equity contributions to KMG of approximately $49.0 million, the issuance of Senior Bridge Notes (the "Bridge Notes") to an affiliate of DLJMB of approximately $68.0 million and additional borrowings under the Old Credit Agreement of approximately $13.0 million. KMG issued an additional $6.0 million of Bridge Notes through the first quarter of 1995. In April 1995, KMG completed the 1995 IPO of 5,500,000 shares of its common stock for gross proceeds of $88.0 million and retired all of the outstanding Bridge Notes.

   Net cash used in investing activities during 1995 was $29.0 million, compared to net cash used in investing activities during 1994 of $120.7 million (on a combined basis). This decrease in cash used in investing activities was primarily the result of the 1994 Acquisition, which resulted in cash usage of $116.2 million in 1994, offset partially by the investment in the Cable Joint Venture of $10.8 million in 1995. Excluding these two transactions, the net cash used in investing activities in 1995 and 1994 (on a combined basis) was $18.2 million and $4.5 million, respectively. The increase in cash used in investing activities was primarily a result of the increase in net purchases of station representation contracts in 1995 as compared to 1994 (on a combined basis). During the nine months ended September 30, 1996, the Company made substantial cash outlays for the purchase of station representation contracts and increased its borrowings under the Old Credit Agreement. During the nine months ended September 30, 1996, the Company made capital expenditures of $6.1 million, as compared to $6.0 million during the year ended December 31, 1995. The Company's capital expenditures in these periods related primarily to data system upgrades and office facilities.

   Overall cash flows from financing activities provided $12.3 million during 1995 versus $114.5 million in 1994 (on a combined basis), a decrease of $102.2 million. Excluding the effects of the 1994 Acquisition and the 1995 IPO, the cash provided by financing activities during 1995 decreased on a net basis by $4.1 million primarily as a result of a reduction in credit facility borrowings.

   At December 31, 1995, the Company had approximately $189.4 million of unamortized goodwill recorded on its balance sheet. The Company assesses the recoverability of goodwill regularly and believes the unamortized balance at December 31, 1995 is fully recoverable based upon several factors, including
(i) the positive trends in revenues coupled with the history of generating positive operating cash flows and operating income, (ii) the Company's proven ability to react to changes in market needs, (iii) the long history of the Company and its leadership position in the industry and (iv) the computed buyout value of its station representation contracts.

   EBITDA for the first nine months of 1996 decreased $2.9 million, or 9.3%, to $28.5 million as compared to $31.4 million for the first nine months of 1995. This decrease is primarily attributable to lower operating revenues and the start-up costs associated with the new Sentry Radio division and Katz Millennium Marketing discussed above, partially offset by a decrease in cash expenses. The decrease in EBITDA compares to a 15.9% increase in operating income, which reflects lower non-cash expenses, including the gain of $3.6 million on the transfer of a representation contract to KMSI described above, lower non-cash compensation expense related to stock options ($0.4 million in the first nine months of 1996 compared to $1.5 million in the comparable 1995 period) and the $1.5 million reversal of the provision for relocations relating to the Company's plan to reduce its headquarters facility requirements in the 1996 period. As a result, the EBITDA margin decreased from 23.6% in the first nine months of 1995 to 21.9% in the first nine months of 1996.

   EBITDA for 1995 amounted to $50.4 million, an increase of $7.7 million, or approximately 18.0%, over the $42.7 million EBITDA for 1994. This increase is primarily attributed to the Company's cost reduction efforts resulting in an increase in the EBITDA margin from 23.1% for 1994 to 27.3% for 1995. Non-cash items in 1995 included $2.7 million of rent and other expenses, $1.5 million of compensation expense related to stock options and $6.4 million related primarily to the relocation of one of its expanding subsidiary operations.

   EBITDA for 1994 amounted to $42.7 million, an increase of $8.3 million, or approximately 24.1%, over the $34.4 million EBITDA for 1993, primarily due to the operating components enumerated above. Non-cash items in 1994 included $1.4 million of rent expense and $3.0 million relating to payments made by a former shareholder discussed above.

   As part of the Refinancing, the Company entered into the New Credit Agreement providing for aggregate borrowings of up to $180.0 million. In connection with the New Credit Agreement, the Old Credit Agreement, which provided for a revolving credit facility of up to $94.9 million, and KMG's interim credit facility, which provided for borrowings of up to $35.0 million, of which approximately $5.6 million was outstanding at September 30, 1996 (the "Interim Facility"), were terminated. The New Credit Agreement provides for term loans of $100.0 million and revolving loans of $80.0 million. The term loans were fully drawn at closing. Interest rates on $60.0 million of the term loans and all of the revolving credit loans will be determined from time to time based on the Company's choice of formulas, plus a margin. The amount of the margin is expected to vary depending on the Company's ratio of total debt to EBITDA (earnings before interest, taxes, depreciation, amortization and other non-cash charges) on a trailing four quarter basis. Interest rates on $40.0 million of the term loans carry a higher margin. Mandatory prepayments of the term loans and reductions in the revolving commitments under the New Credit Agreement will be required to be made in the amount of $0.16 million in 1997, $0.16 million in 1998, $6.16 million in 1999, $14.16 million in 2000, $24.16 million in 2001, $38.16 million in 2002, $69.6 million in 2003 and the remaining $32.0 million on the final maturity of the New Credit Agreement in 2004. The New Credit Agreement contains certain restrictions and limitations, including limitations on the payment of cash dividends and similar restricted payments, other than a certain amount of dividend payments to be used to finance the possible repurchase by KMG of its common stock. The New Credit Agreement also requires the Company to maintain a certain ratio of EBITDA to fixed charges, a total interest charge ratio and a total debt to EBITDA ratio.

   In addition, as part of the Refinancing, the Company repurchased $97.7 million of the Company's $100.0 million original principal amount of 12-3/4% Senior Subordinated Notes due 2002 (the "Katz Notes"), of which $97.8 million aggregate principal amount was outstanding prior to the Refinancing. In connection with the Refinancing, the Company amended the indenture governing the Katz Notes, which amendments eliminated certain restrictions on the ability of the Company to incur additional debt, pay dividends or make other restricted payments or restricted investments.

   As a result of the Refinancing, the Company's long-term debt would have increased from $189.3 million at September 30, 1996 on a historical basis to $216.2 million at that date on a pro forma basis. The Refinancing was designed to increase the working capital available to the Company and enhance its operating and financial flexibility. On a pro forma basis for the year ended December 31, 1995 and the twelve months ended September 30, 1996, the Company's cash interest expense, net would have been $19.4 million and $19.6 million, respectively.

   As a result of the Refinancing, the Company has an aggregate of $63.3 million available under the New Credit Agreement for working capital purposes, including the purchase of representation contracts, potential acquisitions and other general corporate purposes, and the possible repurchase by KMG of its common stock from time to time in the open market. Of this aggregate amount, approximately $44.4 million was immediately available and the remaining $18.9 million will become available in the future subject to the achievement of certain financial ratios and compliance with certain other conditions.

   A substantial portion of the Company's cash flow from operations will be dedicated for the foreseeable future to the servicing of its indebtedness under the New Credit Agreement and the Notes, the payment of rent expenses and its other fixed charges, and payments in connection with acquisitions of station representation contracts. In connection with the Refinancing, the Company will record an after-tax non-recurring extraordinary charge to earnings (net of related tax benefit) of approximately $6.8 million related to the retirement of the Katz Notes and the replacement of the Old Credit Agreement. The Company believes that its cash flow from operations, together with amounts available to it under the New Credit Agreement, will be sufficient to fund its debt service and other anticipated cash requirements for the next two years.

CHANGES IN ACCOUNTING PRINCIPLES

   Effective January 1, 1996, the Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets." This statement requires a review of long-term tangible and intangible assets (such as goodwill) for impairment of recorded value and resulting write downs if value is impaired. The adoption of SFAS No. 121 did not have a significant effect on the Company's financial position or results of operations.

EFFECTS OF INFLATION

   Inflation has not had a significant effect on Company operations. However, there can be no assurance that inflation will not have a material effect on the Company's operations in the future.

                                   BUSINESS

GENERAL

   The Company is the only full-service media representation firm in the United States serving multiple types of electronic media, with leading market shares in the representation of radio and television stations and cable television systems. The Company is exclusively retained by over 2,000 radio stations, 340 television stations and 1,390 cable systems to sell national spot advertising air time throughout the United States. National spot advertising is commercial air time sold by a radio or television station or cable system to advertisers located outside its local market. The Company conducts its business through 65 sales offices, located strategically throughout the United States, serving broadcast and cable clients located in over 200 dominant market areas, or DMAs. The Company represents at least one radio or one television station in each of the 50 largest DMAs and in over 97% of all DMAs. The Company's client stations include network-owned, network-affiliated and independent stations. The Company's net operating revenues and EBITDA were $184.7 million and $50.4 million, respectively, for the year ended December 31, 1995, and $129.9 million and $28.5 million, respectively, for the nine months ended September 30, 1996.

   The Company's client stations have a combined national spot advertising market share, measured as a percentage of gross billings of media representation firms for the twelve months ended June 30, 1996, of approximately 51% of the United States spot radio market (based upon a market size estimated at approximately $1.4 billion for the same period), approximately 25% of the United States spot television market (based upon a market size estimated at approximately $6.7 billion for the same period) and approximately 60% of the United States cable market (based upon a market size estimated at approximately $200 million for the year ended December 31,
1995). National spot advertising, which is generally purchased by national advertisers in a variety of local markets in the United States, typically accounts for approximately 50% of a television station's revenue and approximately 20% of a radio station's revenue. Radio and television stations retain media representation firms, pursuant to exclusive representation contracts, to sell commercial air time to national advertisers, while such stations have in-house staffs to handle sales to local advertisers. The representation contracts generally range from one to ten years in term and continue thereafter until terminated, typically on at least one year's notice. The Company generally can sell advertising time on a national level more efficiently and more economically than stations could themselves due to the Company's national presence through 65 sales offices. In addition, client stations benefit from the Company's highly skilled, professionally trained sales organization of approximately 1,500 people (including the employees of NCC), its extensive on-line computer services and customized marketing research. The Company offers advertisers "one-stop shopping" for air time on the Company's large portfolio of client stations and cable systems.

   The Company, with over one hundred years of service to the media industry, has grown in recent years through advertising revenue increases at its existing client stations, the acquisition of representation contracts of its competitors, and the selective acquisition of other media representation firms. Since 1990, the number of radio stations represented by the Company has increased by approximately 690 and the number of television stations represented or supported by the Company has increased by approximately 133. The Company has grown, in part, through the acquisition of other media representation firms, during a period of significant consolidation in the media representation industry. The industry consolidation reflects the competitive pressures on smaller media representation firms and the decision by certain broadcast station groups to take advantage of the national presence, economies of scale and comprehensive services offered by independent media representation firms such as the Company.

   The Company provides media representation services to the U.S. cable television industry exclusively through NCC, the Cable Joint Venture among the Company, affiliates of Comcast Corporation ("Comcast"), Continental Cablevision, Inc. ("Continental"), Cox Communications, Inc. ("Cox") and Time Warner Entertainment Company, L.P. ("Time Warner"). The Company is the general partner of the Cable Joint Venture with a 50% partnership interest. The remaining 50% partnership interest is divided equally among the other parties. The limited partners agreed that cable systems with certain minimum levels of subscribers would be represented exclusively by the Cable Joint Venture. The Cable Joint Venture is the largest cable television media representation firm in the United States (based on gross billings), representing systems with an aggregate of approximately 36.8 million subscribers. The Cable Joint Venture represents a partnership among all Chicago area cable operators providing for the first hard-wired, all subscriber, digital interconnect system. The Chicago Cable Interconnect system became operational in October 1996. In October 1996, the Cable Joint Venture announced plans for the second such system in Detroit. See "--Cable Television."

   In November 1995, the Company announced the formation of Sentry Radio Sales, a full service radio sales representation firm, which is a division of the Company. See "--Radio Representation." In December 1995, the Company announced the establishment of Katz Millennium Marketing, its subsidiary, which specializes in interactive television projects, Internet web sites and other on-line services. See "--Internet / Interactive Television."

   The Company has the following three-part operating strategy:

   Expand Market Share. To increase its market share, the Company will seek to expand its operations in existing and new markets by developing new clients, acquiring representation contracts of its competitors and selectively pursuing the acquisition of representation firms. The Company will also pursue new opportunities in developing media technologies such as Internet marketing, where Katz Millennium Marketing provides representation services to Internet web sites, interactive television projects and on-line services and, through its Katz International subsidiary, will seek to increase its presence in international markets.

   Provide Highest Quality Service. To better serve its existing clients, the Company will continue to offer comprehensive advertisement, planning and placement services, as well as a broad range of value-added benefits, including marketing, research, consulting and programming advisory services. The Company believes these services help to improve the ratings of its client stations, thereby stimulating further demand for the Company's representation services.

   Increase Overall Demand for National Spot Advertising. The Company's efforts to increase overall demand for national spot advertising are enhanced by its continued development of the Katz Networks. The Katz Networks refers to the portfolios of client radio and television stations and cable systems which the Company packages together (in various combinations) and markets to advertisers as informal or unwired networks. Advertisers are able to place advertisements efficiently on as few as two stations or as many as all stations represented by the Company to target specific demographic groups or markets. Through these networks of client stations, the Company has the ability to reach audiences in size equivalent to those of the major radio and television networks. The Katz Networks also offer flexibility by providing an alternative to the more limited offerings of the traditional broadcast networks. The Company believes that the breadth of the Katz Networks cannot presently be duplicated to the same extent by any other representation firm because of the large number of client stations required to effectively offer such a service. In addition, the Company is the only representation firm to engage in multiple types of electronic media, including radio, television, cable television and the Internet.

BACKGROUND OF THE BUSINESS

   Media representation firms are retained by radio and television stations and cable television systems to sell commercial air time to advertisers located outside their local markets. This air time is called national spot advertising because it is placed or "spotted" in one or more broadcast or cable markets. This is in contrast to network advertising, which is broadcast simultaneously throughout the United States on network-affiliated stations, and local advertising, which is generally sold to local advertisers through a station's own sales and marketing staff. Usually, national spot advertising time is sold via advertising agencies, which are hired by advertisers to plan and create their advertising campaign and to place such advertising with radio and television stations, cable systems and other media. The types of broadcast and cable advertising are summarized in the chart below.

                        CLASSES OF BROADCAST AND CABLE ADVERTISING

----------------------------------------------------------------------------------------
NATIONAL SPOT      Represents commercial air time sold on a radio or television station or cable system to a national advertiser or advertising agency located outside the station's or system's geographic area. For most nationally distributed products, a particular demographic audience or geographic region is reached more effectively through spot purchases arranged through media representation firms.
-----------------  ---------------------------------------------------------------------
LOCAL SPOT         Represents commercial air time sold on a radio or television station or cable system directly to an advertiser or advertising agency located in the station's or system's geographic area. This time is generally sold by the station's internal sales staff.
-----------------  ---------------------------------------------------------------------
NETWORK            Represents commercial air time sold directly by a network to a national advertiser to be aired during the network's programming.
-----------------  ---------------------------------------------------------------------

REPRESENTATION CONTRACTS

   Representation firms generate revenues through contractual commissions from the sale of advertising time on behalf of client stations. These revenues are based on the station's "net billings" (usually defined as gross advertising billings less customary advertising agency commissions, which are typically 15%). Representation contracts are up to ten years in initial length and are evergreen thereafter. The evergreen period is the contractual term of a representation contract following the expiration of the initial term thereof, during which period the contract is extended until notice of cancellation is given in accordance with the notice provisions of the contract (typically, at least one year). For example, if a contract with an initial term of three years and an evergreen provision is canceled without notice by the client station after two years, the representation firm is contractually entitled to be compensated in an amount equal to 26 months of commissions (i.e., 12 months for the remaining term of the contract, 12 months for the advance or evergreen notice period and, typically, two additional months representing spillover commissions). In accordance with industry practice, termination payments are generally made by the successor representation firm. The Company generally amortizes the cost of acquiring new contracts over the benefit period (typically representing the initial term plus the evergreen period of the acquired contracts), although contracts are expected to provide significantly longer-term revenue beyond this initial period. The Company also amortizes the income associated with the buyout of an existing client's contract over the payment period (or period of benefit).

   In recent years, the broadcasting industry has undergone substantial consolidation. The consolidation of broadcast station ownership has led to the development of larger client station groups and has increased the level and frequency of buyouts. Station groups have tended to negotiate exclusive long-term representation contracts with a single media representation firm covering all of their stations, including stations acquired after the date of the initial representation contract. The Telecommunications Act of 1996 has eliminated certain of the restrictions on multiple ownership of radio and television stations by a single person and has relaxed certain other restrictions on cross-ownership of broadcast properties. The Company expects further consolidation of the broadcast industry as a result of the passage of the Telecommunications Act of 1996. See "Risk Factors--Changes in Broadcasting Industry Regulations and Ownership of Client Stations."

   In 1995, television, cable television and radio advertising together comprised approximately $47.4 billion or 29.4% of total U.S. advertising expenditures. Total 1995 expenditures for national spot advertising from all sources were estimated to be approximately $9.3 billion for broadcast and cable television and $1.9 billion for radio, of which approximately $6.7 billion and $1.4 billion, respectively, were commissionable billings. Cable advertising is a much less mature market than radio or television advertising. However, the use of exclusive representation is becoming more prevalent in the cable television industry, which is currently served by two major national representation firms, NCC and CNI, Inc., as well as smaller regional firms. The accompanying chart provides a breakdown of television (including cable) and radio advertising by class.

           TELEVISION/CABLE AND RADIO ADVERTISING SPENDING IN 1995
                            (DOLLARS IN BILLIONS)

 #############################################################################

                               GRAPHIC OMITTED
                                IGT: "67690chts"

 #############################################################################

SOURCE: MCCANN-ERICKSON

RADIO REPRESENTATION

   The Company is the leading radio representation firm in the country (based on gross billings), representing on an exclusive basis over 2,000 radio stations throughout the United States with national spot radio billings in excess of $670 million in 1995. The Company conducts its radio representation business through its Katz Radio, Christal Radio, Banner Radio, Eastman Radio, Sentry Radio and Katz Hispanic Media operations. Each of these six representation operations performs autonomously within the Company and services a cross-section of stations, markets, geographic locations, demographics and formats (with the exception of Katz Hispanic Media). This autonomy serves to heighten competition among the six operations, which the Company believes enhances its overall performance.

   The Company provides a full range of marketing services, grouped under KRG Dimensions, including sales promotion support, and customized audience/market research to meet the needs of client stations and to develop new sources of spot and unwired radio network advertising revenues. In addition, the Company's research department continuously analyzes a variety of data to provide its salespeople with creative means with which to demonstrate radio's advantages over other media. Local economic conditions, station performance levels and qualitative marketing data are closely monitored by the research department.

   The Company's growth in radio representation, aside from that resulting from acquisitions, is the result of the continuing demand for radio advertising and certain competitive advantages enjoyed by the Company, such as the Katz Networks. The Katz Networks refers to the Company's informal or unwired networks of client stations that the Company can package together and market to advertisers seeking to reach specific demographic groups in those geographic markets meeting the advertisers' quantitative and qualitative criteria.

   The Company's revenues from radio representation are derived from a diverse client base of stations throughout the United States. The Company's largest single client accounted for approximately 5.0% of the Company's total 1995 net operating revenues. The Company's clients include the following prominent radio broadcasting companies:

ABC                                  Hearst Broadcasting
American Radio Systems/              Heritage Media
 EZ Communications                   Jacor Communications
Bonneville International             Spanish Broadcasting Systems
Chancellor Broadcasting Company      Tribune Broadcasting
Cox Communications                   Viacom International
Evergreen Media

TELEVISION REPRESENTATION

   The Company is one of the leading television representation firms in the country, representing on an exclusive basis over 340 television stations with national spot television billings of approximately $1.6 billion in 1995. The Company conducts its television representation business through two autonomous operations, Katz Television (consisting of Katz American Television, Katz Continental Television and Katz National Television) and Seltel.

   Katz Television's three operating divisions each target a particular market segment and operate autonomously while sharing substantially all overhead functions. The Company believes this structure enables its divisions to provide clients with specialized expertise in the respective markets they serve. Katz American Television represents stations affiliated with the three major networks (ABC, CBS and NBC) ("network-affiliated stations") in the 50 largest DMAs. Katz Continental Television represents network-affiliated stations in medium and smaller markets, generally DMAs ranked 51 and higher. Katz National Television represents large market, network-affiliated, independent and Fox, United Paramount Network and The Warner Brothers Television Network affiliated stations.

   Seltel represents over 147 television stations, and the Company believes Seltel is the largest representative of Fox network affiliates, which comprise 57 of Seltel's client stations. Since Katz Television and Seltel are operated independently of one another, the Company generally is able to represent more than one television station in a market.

   The Company believes it has achieved a leading position in television spot advertising through, among other things, the strength of its 40 television sales offices, its marketing services and its unwired networking capabilities. The Company believes it has the largest and most sophisticated marketing, programming advisory and research data support capability in the television representation industry, and utilizes unique proprietary computer applications to help formulate and implement comprehensive media marketing plans. The Company provides client stations with marketing research and other services that not only can increase a station's national spot business, but also can be used by the client station to generate sales in its local market.

   The Company's revenues from television representation are derived from a diverse client base of stations throughout the United States, although there are some regional markets which the Company does not presently service and which the Company has targeted for future revenue growth. The Company's largest single client accounted for approximately 5.0% of the Company's total 1995 net operating revenues. In addition, the Company's clients are well diversified by network affiliation. The Company's clients include the following prominent television broadcasting companies:

Abry Communications               Landmark Communication
Allbritton Communications         Lee Enterprises
Argyle Television                 Maine Broadcasting
Bahakel Broadcasting              McKinnon Broadcasting
Benedek Broadcast Group           New York Times
Clear Channel Communications      Paramount Communications
Cosmos Broadcasting               Pulitzer Broadcasting
Fisher Broadcasting               Raycom Inc.
Granite Broadcasting              Scripps Howard Broadcasting
Gray Communications               Sullivan Broadcasting Company
Hearst Corporation                Smith Broadcasting

CABLE TELEVISION

   The Company began servicing the cable television advertising market through Cable Media Corporation ("Cable Media") in 1992. During 1993 and 1994, Cable Media secured significant representation contracts with Tele-Communications, Inc., the nation's largest cable system operator, and other well-known cable operators at the time such as Adelphia, Multimedia, Times Mirror, Paragon and Tribune, and with the interconnects that serve Detroit and Miami. In January 1995, the Company formed the Cable Joint Venture by contributing $10.5 million in cash and the assets of Cable Media and agreeing to conduct all of its existing and future cable representation activities through the Cable Joint Venture in exchange for a 50% partnership interest in the Cable Joint Venture. The remaining 50% partnership interest is divided equally among Comcast, Continental, Cox and Time Warner. The limited partners contributed all of the assets of National Cable Advertising, L.P. ("NCA") and agreed that cable systems with certain minimum levels of subscribers would be represented exclusively by the Cable Joint Venture. The profits and losses of the Cable Joint Venture are apportioned between the partners in accordance with their respective ownership interests. The Company is the general partner of the Cable Joint Venture, for which it does not receive additional compensation. The Cable Joint Venture is the largest cable television media representation firm in the United States (based on gross billings), representing systems with an aggregate of approximately 36.8 million subscribers.

   Each limited partner or an affiliate is committed to appoint the Cable Joint Venture as its national advertising representative for cable television systems serving an aggregate of at least 2 million subscribers (subject to certain exceptions). The representation agreements have an initial term of two years with an extension at the option of the Cable Joint Venture based on the achievement of certain performance results.

   Cable advertising expenditures have grown substantially in recent years. Over the past eight years, total cable advertising billings have more than quadrupled. Within the cable advertising market, national spot cable has accounted for an increasingly larger share of total cable advertising (approximately $200 million in 1995). This trend is expected to continue for the foreseeable future as cable matures, more sophisticated interconnects are established and advertisers become educated regarding the benefits of national spot cable advertising.

   In November 1995, the Cable Joint Venture announced an agreement with a partnership among all Chicago area cable operators providing for the first hard-wired, all subscriber, digital interconnect system. The Chicago Cable Interconnect has engaged the Cable Joint Venture on a long-term basis to represent and operate the Interconnect for the cable partners. The Chicago Cable Interconnect, which commenced operations in October 1996, serves as a one-stop cable television buying outlet for regional and national advertisers, providing for real-time, single-point insertions enabling advertisements to run simultaneously across the Chicago DMA or target specific market zones. The system enables spots to be aired instantaneously, securing distribution to the DMA and increasing the attractiveness of cable television to advertisers. The system has a single insertion system on 16 networks with distribution via fiber to the entire 1.5 million households in the DMA and to five discrete zones. The system significantly enhances the quality and reliability of the delivery of the advertisement and reduces the administrative burden of billing and payment. For the first time, all cable systems in a given market are fiber-optically linked with digital insertion capabilities to deliver advertising from a central location. The five-year contract is expected to increase advertising sales on cable television in the Chicago area. The Cable Joint Venture intends to explore opportunities for interconnects in other markets as they arise. In October 1996, the Cable Joint Venture announced an agreement with the Detroit area cable operators for the nation's second hard-wired cable delivery system to provide real-time, single-point advertising insertion capabilities. This system will have similar capabilities to The Chicago Cable Interconnect, including state-of-the-art fiber-optic technology. The Cable Joint Venture will also play an integral role in the system upgrade in exchange for a long-term contract. The Detroit Interconnect will have the capability to serve more than 1.4 million households in the DMA.

INTERNET / INTERACTIVE TELEVISION

   In December 1995, the Company formed a new sales subsidiary, Katz Millennium Marketing, to represent Internet web sites, interactive television projects and on-line services. Katz Millennium has been retained on an exclusive basis to represent the Internet web sites for such clients as CarTalk, Sandbox, Better Homes & Gardens and America On Line's GNN Webcrawler and the Bell South test of interactive television in suburban Atlanta, Georgia.

INTERNATIONAL

   In May 1993, the Company formed Katz International to develop a European media sales business. Katz International currently represents various radio stations and cable television systems in the United Kingdom. The Company's offices are located in London, England.

MEDIA MARKETING SERVICES

   The marketing resources of the Company include customized audience/marketing research, sales promotion support and management services. The customized audience/marketing research offered by the Company consists of statistical and demographic data that support advertisers' purchases of advertising time on the Company's client stations. This research is drawn from all available industry information and data services (e.g., The Arbitron Company, A.C. Nielsen Company and Simmons Market Research) and is applied in conjunction with the advertiser's marketing goals to develop an effective program. Whether the emphasis is on a specific geographic region or demographic group, this research assists the advertiser in determining the effective level of both reach and frequency for the likely users of its product. The information may also be used to recommend specific promotions, the appropriate blending of media for an advertising campaign or the most effective programming vehicles for a particular advertising campaign (such as sports or weather). Sales promotion support includes concept development and sales promotion programs. These programs blend advertising support, merchandising and sales incentive programs. The Company can then suggest promotional campaigns which may include partnerships with other advertising media. The Company provides management services to two broad constituencies. First, it offers media consulting assistance to advertisers, including single source media planning for radio and television, and generates proposals for sales promotions. The other constituent group is client stations, for whom the Company conducts educational seminars and provides revenue forecasting and technical assistance with the rating services.

MEDIA DATA SUPPORT SERVICES

   The Company, through an independent third party, provides centralized on-line computer services, which are available for use by all of its employees through over 1,500 terminals and its proprietary local areas networks located throughout the Company's offices. In addition, the Company has developed and maintains proprietary PC software applications for use by its sales force and client stations. The Company believes that no other independent media representation firm maintains a media data computer service operation similar to that of the Company. The Company's on-line services provide innovative and proprietary sales systems and support to the Company's sales staff and to client stations. The Company believes that broadcasters and cable operators have a need for this detailed, high-quality audience data, which can be organized to present the most compelling reasons for a potential advertiser to buy national spot air time. Direct input is received from client stations and the Company's sales force with what management believes, is the most thorough sales and presentation tools available in the industry.

   The Company has designed other applications that help its sales force attract a larger share of an advertiser's budget. For example, the Company recently developed a proprietary system for television which, among other things, enables salespeople to determine the optimal price to charge for television spots on client stations. Another system designed exclusively for radio provides salespeople at the Company with instant access to strategic sales positioning information for each client radio station. The Company's sales force also has access to other proprietary systems such as county-by-county rating information, demographic program rankings, a time-period agency system and metered market overnight ratings. All of these systems are available continuously on an on-line basis. The Company believes that no competitor provides its salespeople with this level of automated sales tools.

COMPETITION

   The Company's success depends on its ability to maintain and acquire representation contracts with radio and television stations and cable systems. The media representation business is highly competitive, both in terms of competition to gain client stations and to sell air time to advertisers. The Company competes not only with other independent and network media representatives but also with direct national advertising. The Company also competes on behalf of its clients for advertising dollars with other media such as newspapers and magazines, outdoor advertising, transit advertising, direct response advertising, yellow page directories and point of sale advertising.

   The Company's major independent competitors serving television stations include TeleRep/HRP (Harrington, Richter & Parsons, Inc.)/MMT (MMT Sales, Inc.), Petry Inc./Blair Television, and its major competitors serving radio stations are The Interep Radio Store and CBS Radio Representatives. The Company's only major competitor serving cable systems is CNI, Inc. The Company is the only full-service representation firm that serves television stations, radio stations and cable television systems.

   The Company believes that its ability to compete successfully with other national spot advertising representation firms is based on its ability to maintain and acquire representation contracts, the inventory of time it represents, its value-added programs and support services, its ability to provide unwired networks in both radio and television and the experience of its sales personnel. The Company believes that it competes effectively, in part, through its employees' knowledge of and experience in the Company's business and industry, and their long-standing relationships with clients.

   The Company also believes that its sales offices located throughout the United States, its history of service to the industry, its status as the only representation firm serving radio, television and cable clients, and its media data systems provide it with competitive advantages that have resulted in the Company's status as the leading media representation firm, based on client stations' billings.

EMPLOYEES

   As of September 30, 1996, the Company (including NCC) employed approximately 1,800 persons, of which approximately 1,500 are sales related. None of the Company's employees are represented by a union. The Company believes its relations with its employees are excellent.

PROPERTIES

   The Company maintains its corporate headquarters in New York, New York. The lease agreement for approximately 186,000 square feet of corporate headquarters office space expires in 2012. The Company operates out of 65 sales offices in 50 separate locations throughout the United States (including 10 sales offices of the Cable Joint Venture). The Company's executive and sales offices are believed by management to be adequate for the Company's use.

LEGAL PROCEEDINGS

   The Company from time to time is involved in litigation brought by former employees and other litigation incidental to the conduct of its business. The Company is not a party to any lawsuit or proceeding which, in the opinion of management, is likely to have a material adverse effect on the Company.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

   The following table sets forth certain information regarding the directors and executive officers of the Company. The directors and executive officers of the Company are the same as those of KMG.

         NAME           AGE                        TITLE
--------------------  -----  -----------------------------------------------
Thomas F. Olson  ....   48   President, Chief Executive Officer and Director
James E. Beloyianis     47   Vice President, Secretary and Director
                             Senior Vice President, Chief Financial and
Richard E. Vendig  ..   49   Administrative Officer, Treasurer
Stuart O. Olds ......   46   Vice President and Director
L. Donald Robinson  .   56   Vice President
Thompson Dean .......   38   Chairman of the Board of Directors
Thomas J. Barry  ....   39   Director
Michael J. Connelly     44   Director
Steven J. Gilbert  ..   49   Director
Bob Marbut ..........   61   Director
David M. Wittels  ...   32   Director

   Thomas F. Olson joined the Company in 1975 as a television sales executive in the firm's Chicago office. From 1977 to 1984, he held various positions at Katz Continental Television and in 1984 was named President of Katz Continental Television. In 1990, he was named President of Katz Television and in April 1994 was promoted to the position of President of the Company. Mr. Olson has been President, Chief Executive Officer and director of the Company since August 1994. Mr. Olson is immediate past Chairman of the Station Representatives Association.

   James E. Beloyianis joined the Company in 1973 as a member of Katz Television. He was promoted in 1991 to Senior Vice President of Katz Television, a position he held until 1992, when he was promoted to Executive Vice President of Katz Television. In April 1994, Mr. Beloyianis was promoted to President of Katz Television. In August 1994, Mr. Beloyianis was appointed to the positions of Vice President, Secretary and director of the Company.

   Richard E. Vendig joined the Company in December 1994 as Senior Vice President, Chief Financial and Administrative Officer, Treasurer. Immediately prior to joining the Company, Mr. Vendig was Senior Vice President--Finance and Secretary of CBI Holding Company, a privately owned pharmaceutical distribution company. Prior thereto, Mr. Vendig served as a Director of International Finance at Grey Advertising Inc., and more recently was an independent consultant. Mr. Vendig previously was a partner of the accounting firm of Ernst & Young LLP.

   Stuart O. Olds joined the Company in 1977 as a radio salesman in the firm's Chicago office. In 1981, Mr. Olds was promoted to Vice President of Katz Radio and in 1984 to Vice President of the Katz Radio Group Network. Mr. Olds was named President of Katz Radio in 1987 and was promoted to Executive Vice President--Radio in 1990 and Executive Vice President, General Manager--Radio in 1992. Since August 1994, Mr. Olds has served as President of Radio and Vice President and director of the Company.

   L. Donald Robinson joined the Company in May 1992 when Katz Media bought Seltel Inc., of which he has served as President and Chief Executive Officer since 1990. In August 1994, Mr. Robinson was promoted to Vice President of the Company. Prior to 1990, Mr. Robinson was the President and Chief Executive Officer of Don Robinson & Co., Inc., a media consulting firm.

   Thompson Dean has served as Chairman of the Board of the Company since August 1994. Since 1992, Mr. Dean has been a Managing Director of DLJ Merchant Banking, Inc., the general partner of DLJMB and an affiliate of DLJ. Mr. Dean was employed by DLJ in various capacities from 1989 until 1992. He is also a director of Fiberite Holding Inc., Manufacturers' Services Limited, Phase Metrics Inc. and CommVault Systems, Inc.

   Thomas J. Barry has served as a director of the Company since August 1994. Mr. Barry has been a Senior Vice President of DLJ Merchant Banking, Inc. since 1992. From 1989 to 1992, Mr. Barry worked in a variety of positions at DLJ. He is also a director of CommVault Systems, Inc.

   Michael J. Connelly has served as a director of the Company since August 1994. Mr. Connelly has been a Managing Director of DLJ since March 1992. From 1986 to 1992, Mr. Connelly was employed by The First Boston Corporation in the Media and Communications Group.

   Steven J. Gilbert has served as a director of the Company since August 1994. Mr. Gilbert is Managing General Partner of Soros Capital, L.P., the venture capital and leveraged transaction entity of Quantum Group of Funds, since 1992. He is also the Managing Director of Commonwealth Capital Partners, L.P., a private equity investment fund, and was Managing General Partner until 1988 of Chemical Venture Partners, which he founded in 1984. He is also a director of Asian Infrastructure Fund, NFO Research, Inc., Peregrine Indonesia Fund Limited, Sydney Harbour Casino Holdings, Ltd, Terra Nova (Bermuda) Holdings Ltd., UroMed Corporation, Affinity Technology Group, Inc., Veritas-DGC, Inc and GTS-Duratek, Inc., and is a member of the Advisory Committee of DLJMB.

   Bob Marbut has been a director of the Company since August 1994. Mr. Marbut has served as Chairman, Chief Executive Officer and director of Argyle Television, Inc. since its founding in August 1994. Previously, he was Chief Executive Officer and director of Argyle Television Holding, Inc. from March 1993 until its sale in April 1995. During this period, he also was Vice President and director of Argyle Television Operations, Inc., a wholly-owned subsidiary of Argyle Television Holding, Inc. Additionally, Mr. Marbut has been Chairman and Chief Executive Officer of and has been associated with Argyle Communications, Inc. and its predecessor since 1991. From 1970 until 1991, Mr. Marbut worked at Harte-Hanks Communications, Inc., where he served as President and Chief Executive Officer. During this period, Harte-Hanks was a diversified, nationwide media company which, among its activities, included the ownership of broadcasting and advertising businesses. Mr. Marbut is also a director of Tupperware Corporation, Diamond Shamrock, Inc. and Tracor, Inc.

   David M. Wittels has been a director of the Company since August 1994. Mr. Wittels is a Senior Vice President of DLJ Merchant Banking Inc. and was previously a Vice President of DLJ Merchant Banking, Inc. since 1993. From 1989 to 1992, Mr. Wittels worked in a variety of positions at DLJ. He is also a director of McCulloch Corporation.

   The Company's by-laws provide that each officer and director of the Company holds office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

COMMITTEES OF THE BOARD

   The Board has an Audit Committee and Compensation Committee. Mr. Gilbert is Chairman of the Audit Committee and Messrs. Barry and Wittels are members. Mr. Marbut is Chairman and Messrs. Dean and Connelly are members of the Compensation Committee.

   The Audit Committee recommends to the Board each year the appointment of independent auditors for the following year. The Audit Committee considers the independence of such auditors; reviews the fees for audit and nonaudit services; reviews the plan, scope and results of the independent audit; reviews the recommendations resulting from such audit and the responses of management to such recommendations; and reviews the accounting controls of the Company that the Audit Committee or the Board may deem necessary or desirable. The Committee also reviews the annual financial statements issued by the Company to its security holders and makes recommendations as to accounting and auditing policies which, in its judgment, should receive the attention of the Board.

   The Compensation Committee considers and approves certain remuneration arrangements between the Company and its officers, including executive officers' salaries; adopts or makes recommendations to the Board regarding the adoption of compensation and employee benefit plans in which officers and certain key employees of the Company and certain subsidiaries are eligible to participate; grants bonuses, stock options, and other benefits pursuant to Company plans; and administers such plans. Currently, the Compensation Committee administers the 1994 Stock Option Plan (the "1994 Plan"), the 1995 Employee

Stock Option Plan (the "1995 Plan") and the 1996 Restricted Stock Grant Plan. The Compensation Committee also reviews and makes recommendations with respect to the election of officers of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

   All of the outstanding capital stock of the Company is owned indirectly by KMG. The following table sets forth certain information with respect to the beneficial ownership (as defined by the regulations of the Commission) of shares (including shares which may be acquired within 60 days) of common stock of KMG (which constitutes the only class of voting capital stock of KMG), by (i) each person known to the Company to be the beneficial owner of 5% or more of the common stock of KMG, (ii) each director, (iii) the CEO and the four most highly compensated executive officers of KMG and (iv) all executive officers and directors as a group, based on data as of September 30, 1996.

                      NAME OF                                           PERCENT OF
                  BENEFICIAL OWNER                   NUMBER OF SHARES     CLASS
--------------------------------------------------  ----------------  ------------
DLJ Merchant Banking Partners, L.P.
 and related investors(1) .........................     6,668,846          48.7%
277 Park Avenue, New York, NY 10172
The Capital Group Companies, Inc.(2) ..............     1,256,500           9.2%
333 South Hope St., Los Angeles, CA 90071
Janus Capital(3) ..................................       779,975           5.7%
100 Fillmore Street, Denver, CO 80206
Oppenheimer Capital ...............................       801,700           5.9%
1 World Financial Center,
200 Liberty Street, New York, NY
Thomas F. Olson ...................................       153,903           1.1%
James E. Beloyianis ...............................       146,556           1.1%
Stuart Olds .......................................       146,056           1.1%
L. Donald Robinson ................................        80,000             *
Richard E. Vendig .................................        14,555             *
Thompson Dean(4) ..................................            --             *
Thomas Barry(4) ...................................            --             *
Michael Connelly(4) ...............................            --             *
Steven J. Gilbert .................................         4,444             *
Bob Marbut(5) .....................................       212,778           1.6%
David Wittels(4) ..................................            --             *
All directors and executive officers as a
 group, including the above-named (11 persons)(6)       7,427,138          54.3%

------------

    *    Less than one percent.

 (1) Consists of shares held by the following related investors: DLJ Merchant Banking Partners, L.P., 3,133,989 shares; DLJ International Partners, C.V. ("DLJIP"), 1,406,735 shares; DLJ Offshore Partners, C.V. ("DLJOP"), 81,562 shares; DLJ Merchant Banking Funding, Inc., 1,291,147 shares; DLJ First ESC L.L.C. ("DLJ ESC"), 753,235 shares; and Donaldson, Lufkin & Jenrette Securities Corporation 2,178. The address of each of such persons except DLJIP and DLJOP is 277 Park Avenue, New York, New York 10172. The address of each of DLJIP and DLJOP is John B. Gorsiraweg 6, Willemstad, Curacao, Netherlands Antilles. DLJ Merchant Banking, Inc. may be deemed to beneficially own indirectly all of the shares held directly by DLJMBF, DLJIP and DLJOP; DLJ LBO Plans Management Corp. may be deemed to beneficially own indirectly all of the shares held directly by DLJ ESC; and Donaldson, Lufkin & Jenrette, Inc. ("DLJ Inc.") may be deemed to beneficially own indirectly all of the shares shown above as held by DLJ Merchant Banking Partners, L.P. and related investors. DLJ Inc. is an indirect subsidiary of The Equitable Companies Incorporated. AXA and related parties may be considered a parent company of The Equitable Companies Incorporated.

 (2) Based on information contained in Schedule 13G filed with the Commission on February 16, 1996. Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of The Capital Group Companies, Inc., exercised investment discretion with respect to 681,000 and 575,500 shares, respectively, owned by various institutional investors.

 (3) Based on information contained in Schedule 13G filed with the Commission on February 13, 1996. Janus Capital Corporation is a registered investment adviser and may be deemed to be the beneficial owner of shares held by several investment companies and individual and institutional clients to which it furnishes investment advice. Thomas
       H. Bailey serves as President and Chairman of the Board of Janus Capital Corporation and may be deemed to beneficially own the shares beneficially owned by Janus Capital Corporation.

 (4) Messrs Dean, Barry and Wittels are officers of DLJ Merchant Banking, Inc. and Mr. Connelly is a Managing Director of DLJ. Share data shown for such individuals excludes shares shown below as held by DLJ Merchant Banking Partners, L.P. and related investors, as to which such individuals disclaim beneficial ownership.

 (5) Includes 166,667 Shares held by KHC Investors, L.P. and 41,667 held by Bob Marbut directly. KHC Investors, L.P. is a limited partnership of which the general partner is Argyle Communications, Inc., a corporation controlled by Bob Marbut. Bob Marbut is also a limited partner of KHC Investors, L.P.

 (6) Includes shares shown in the table below as beneficially owned by DLJ Merchant Banking Partners, L.P. and related investors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   DLJ acted as arranger and an affiliate of DLJ acted as syndication agent and is a lender under the New Credit Agreement. DLJ also acted as dealer-manager in connection with the Tender Offer, the Initial Purchaser in connection with the offering of the Old Notes and as managing underwriter in connection with KMG's initial public offering and, from time to time, provides other investment banking services to the Company, for which it has received customary fees and expenses. The Company has retained DLJ as its exclusive investment banker for a period of five years from August 1994 for an annual fee of $200,000.

   Mr. Marbut, a director of the Company, is also a director of Argyle Television, Inc. and was a director of Argyle Television Operations, Inc. in 1995, clients of the Company. The Company generated approximately $1.5 million in revenues due to commissions on advertising sales made on behalf of these clients in 1995.

SHAREHOLDERS AGREEMENT

   In connection with the 1994 Acquisition, all of the initial shareholders of KMG after consummation of the 1994 Acquisition (the "Initial Shareholders") entered into a Shareholders Agreement (the "Shareholders Agreement") which provides that the Board shall consist of nine directors (or such smaller or larger number as may be agreed among DLJMB and the Chief Executive Officer of the Company (the "CEO")), one of whom shall be the person occupying at the time the office of the CEO, two of whom shall be designated from time to time by the CEO, and the remaining number of whom shall be designated from time to time by certain of the DLJMB investors. Each Initial Shareholder entitled to vote on the election of directors to the Board agreed to vote their respective shares to ensure the composition of the Board as set forth therein.

   The Shareholders Agreement imposes certain restrictions on the rights of any Initial Shareholder to sell or otherwise dispose of its shares of common stock of KMG initially acquired. Pursuant to the Shareholders Agreement, each Initial Shareholder has agreed that it will not, directly or indirectly, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of ("transfer") any shares except in compliance with the Securities Act and the terms and conditions of the Shareholders Agreement. The Board has the absolute right in its discretion to refuse to permit or acknowledge any transfer (i) to any Adverse Person (as defined in the Shareholders Agreement) or (ii) if such transfer could have adverse consequences for KMG or its shareholders. Any Initial Shareholder may at any time transfer shares to any

Permitted Transferee (as defined in the Shareholders Agreement). Any Initial Shareholder may transfer shares during the Initial Restriction Period (the period commencing on August 12, 1994 and ending on August 12, 1999) to any third party, provided that the transferee complies with the various restrictions described in the Shareholders Agreement. After the Initial Restriction Period, certain of such restrictions will lapse. In addition, Initial Shareholders other than DLJMB have tag-along rights to participate in sales by DLJMB to third parties in certain circumstances, and DLJMB has drag-along rights to require other Initial Shareholders to participate in such sales in certain circumstances. KMG has the right during the DLJ Ownership Period (as defined in the Shareholders Agreement) to repurchase all shares owned by any Management Shareholder and its Permitted Transferees upon the termination of such Management Shareholder's employment for Cause (as defined in the Shareholders Agreement).

   Upon the request of one or more DLJ Entities (as defined in the Shareholders Agreement) KMG shall effect the registration under the Securities Act of such entity's shares. KMG will give written notice of such request (a "Demand Registration") to all other Initial Shareholders, and thereupon use its best efforts to effect a registration under the Securities Act of (i) the shares that KMG has been requested to register by the DLJ Entities and (ii) all other shares that any other Initial Shareholder requests KMG to register; provided that KMG shall not be obligated to effect more than five Demand Registrations total or more than two Demand Registrations after the DLJ Entities cease to own, collectively, more than 20% of the initial ownership of the DLJ Entities; and provided, further, that KMG shall not be obligated to effect a Demand Registration unless the aggregate number of shares requested to be included in such Demand Registration by all DLJ Entities has, in the reasonable opinion of DLJMB exercised in good faith, a fair market value of at least $10,000,000. KMG will pay all Registration Expenses (as defined in the Shareholders Agreement) in connection with any Demand Registration.

EMPLOYMENT AGREEMENTS

   Messrs. Olson, Beloyianis, Olds and Robinson are employed as Chief Executive Officer and President, President of Katz Television, President-Radio and President-Seltel, respectively, under individual employment agreements. Under such agreements, Messrs. Olson, Beloyianis, Olds and Robinson received base salaries at annual rates of $475,000, $425,000, $400,000 and $370,000 for 1995, and each is entitled to three percent annual increases. These agreements expire on August 12, 1999 but are automatically extended for additional one-year periods unless either party shall have given notice to the contrary. The employment agreements provide for continued payments of base salary through the balance of the employment term in the event of certain types of terminations of employment and, in the event of such terminations within the last six months of the employment term, severance compensation under the Company's severance policies for long-term key employees, and have non-competition covenants during the period of employment. Each employment agreement, however, would permit competition with the Company following termination of employment, in which event such officers would not be entitled to any severance or other compensation which would otherwise have been payable.

   Mr. Vendig is employed as Senior Vice President, Chief Financial & Administrative Officer and Treasurer of the Company under an individual employment agreement. Under such agreement, Mr. Vendig is entitled to receive a base annual salary of $275,000, plus a bonus. The agreement expires on January 1, 1999 but is automatically extended for additional one-year periods unless either party shall have given notice to the contrary. Mr. Vendig's employment agreement provides for continued payments of base salary through the balance of the employment term in the event of certain types of terminations of employment or, under certain circumstances, 52-weeks' base salary plus enhanced severance pay. The agreement prohibits competition with the Company during the term of the agreement and for a period of six months after termination.

EXECUTIVE COMPENSATION

   The following table sets forth information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company as to whom the total annual salary and bonus for the fiscal year ended December 31, 1995, exceeded $100,000:

                          SUMMARY COMPENSATION TABLE

                                                                                                         LONG-TERM
                                                                   ANNUAL COMPENSATION                 COMPENSATION
                                                   -------------------------------------------------- --------------
                                                                                                          AWARDS
                                                                                                      --------------
                                                                              OTHER       SECURITIES
                                                                             ANNUAL       UNDERLYING     ALL OTHER
                                                                          COMPENSATION     OPTIONS     COMPENSATION
NAME                   PRINCIPAL POSITION    YEAR  SALARY ($)  BONUS ($)     ($)(1)          (#)          ($)(2)
-------------------  --------------------- ------  ---------- ---------  -------------- ------------  --------------

Thomas F. Olson      President and Chief     1995    475,000    100,000        --           91,667         4,198
                     Executive Officer
James E. Beloyianis  Vice President and      1995    425,000         --        --           83,334         4,064
                     Secretary
Stuart Olds          Vice President          1995    400,000     50,000        --           83,334         3,598
L. Donald Robinson   Vice President          1995    370,000     50,000        --           52,000         7,120
Richard E. Vendig    Senior Vice             1995    225,000     27,000        --           35,834         6,033

                     President, Chief
                     Financial &
                     Administrative
                     Officer and Treasurer

------------

   (1) No executive officer had perquisites in excess of $50,000 or 10% of salary plus bonus.

   (2) Reflects amounts contributed by the Company pursuant to its 401(K) Plan and Excess Medical Plan for Senior Executives.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                               POTENTIAL REALIZABLE VALUE
                                                                                 AT ASSUMED ANNUAL RATES
                                                                               OF STOCK PRICE APPRECIATION
                                 INDIVIDUAL GRANTS                                 FOR OPTION TERM (3)
                     ----------------------------------------  ------------  -----------------------------
                       NUMBER OF
                       SECURITIES     % OF TOTAL
                       UNDERLYING      OPTIONS
                        OPTIONS       GRANTED TO     EXERCISE
                        GRANTED      EMPLOYEES IN    PRICE(2)    EXPIRATION
NAME                     (#)(1)      FISCAL YEAR     ($/SHE)        DATE      0%($)     %($)       10%($)
-------------------  ------------  --------------  ----------  ------------  -----  ----------  ----------
Thomas F. Olson          91,667          6.7%         $6.00        1/4/05      $0     $345,891    $876,560
James E. Beloyianis      83,334          6.1%         $6.00        1/4/05      $0     $314,448    $796,876
Stuart O. Olds           83,334          6.1%         $6.00        1/4/05      $0     $314,448    $796,876
L. Donald Robinson       52,000          3.8%         $6.00        1/3/05      $0     $209,263    $530,316
                                                       and          and
                                                     $16.375      12/12/05
Richard E. Vendig        35,834          2.6%         $6.00,      1/3/05,      $0     $230,254    $583,513
                                                      $16.00      4/18/05
                                                       and          and
                                                     $16.375      12/12/05

------------

 (1) Stock options granted on January 3, 1995 were granted under the 1994 Plan. Two-thirds of such options granted under the 1994 Plan are performance vesting and the remainder vest ratably over the four-year period commencing August 12, 1995. Options granted under the 1995 Plan vest ratably over a three-year period. In the event of a "Change of Control" (as defined under the respective option agreement) the plan provides for accelerated vesting in certain circumstances.

 (2) The exercise price equals the fair market value of common stock of KMG on the date of grant.

 (3) The dollar amounts under these columns are the results of calculation at 0% and at the 5% and 10% rates set by the Commission and are not intended to forecast possible future appreciation, if any, of the KMG's common stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OF OPTION VALUES

                                                         NUMBER OF                        VALUE OF
                         SHARES                    SECURITIES UNDERLYING                UNEXERCISED
                        ACQUIRED                    UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                           ON        VALUE          AT FISCAL YEAR-END #           AT FISCAL YEAR-END ($)
                        EXERCISE    REALIZED            EXERCISABLE/                    EXERCISABLE/
NAME                      (#)         ($)              UNEXERCISABLE                   UNEXERCISABLE*
--------------------  ----------  ----------  ------------------------------  ------------------------------
                                                EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                              -------------  ---------------  -------------  ---------------
Thomas F. Olson  ....    6,111      $58,055       12,222          73,334          142,081         852,507
James E. Beloyianis         --           --       16,667          66,667          193,754         775,004
Stuart O. Olds ......       --           --       16,667          66,667          193,754         775,044
L. Donald Robinson  .       --           --       10,000          42,000          116,250         467,504
Richard E. Vendig  ..       --           --        4,167          31,667           48,441         217,004

------------

   * Computed based upon the difference between aggregate fair market value on December 29, 1995 and aggregate exercise price.

                             DESCRIPTION OF NOTES

GENERAL

   The Old Notes were, and the New Notes will be, issued under the Indenture, dated as of December 19, 1996 (the "Indenture"), among the Company, the Guarantors and American Stock Transfer & Trust Company, as trustee (the "Trustee"). The terms of the Indenture apply to the Old Notes and the New Notes to be issued in exchange therefor pursuant to the Exchange Offer (all such Notes being referred to herein collectively as the "Notes"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirely by reference to the Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions."

   The Notes are general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Debt of the Company, and ranking senior in right of payment to all future subordinated Indebtedness of the Company. At September 30, 1996, on a pro forma basis, the Company would have had approximately $116.2 million of Senior Debt and would have had additional availability under the New Credit Agreement of approximately $63.8 million in the aggregate, subject to the achievement of certain financial ratios and compliance with certain other conditions. The Company's obligations under the Indenture and the Old Notes are, and the New Notes will be, guaranteed (the "Subsidiary Guarantees") by substantially all of the Company's existing and future domestic Subsidiaries (the "Guarantors"). The Company's international subsidiaries are not Guarantors. See Note 16 of Notes to Consolidated Financial Statements. The Subsidiary Guarantees are senior in right of payment to the obligations of the Guarantors in respect of the Katz Notes but are subordinated in right of payment to all existing and future Senior Debt of the Guarantors. See "--Subordination" and "--Subsidiary Guarantees."

   As of the date of the Indenture, substantially all of the Company's domestic Subsidiaries are Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Indenture and will not be Guarantors.

PRINCIPAL, MATURITY AND INTEREST

   The Notes are limited in aggregate principal amount to $100.0 million. The Notes will mature on January 15, 2007. Interest will accrue at the rate of 10-1/2% per annum and will be payable, in cash, semi-annually in arrears on January 15 and July 15 commencing July 15, 1997, to Holders of record on the immediately preceding January 1 and July 1. The New Notes will bear interest from and including the date of consummation of the Exchange Offer. Additionally, interest on the New Notes will accrue from the last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid on the Old Notes, from the date of original issuance of the Old Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

   The Notes are payable as to principal, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes may only be issued in registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

   The payment of principal of, premium, interest and Liquidated Damages, if any, on the Notes is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or Marketable Securities of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

   Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash or Marketable Securities of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not allowable as a claim in any such proceeding) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full in cash or Marketable Securities, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive Permitted Junior Securities and any other Permitted Junior Securities issued in exchange for any Permitted Junior Securities and any securities issued in exchange for Senior Debt and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

   The Company also may not make any payment upon or in respect of the Notes (except in such Permitted Junior Securities, Permitted Junior Securities issued in exchange for such Permitted Junior Securities, or from the trust described under "--Legal Defeasance and Covenant Defeasance" and except for Capital Stock of the Company or a successor entity that is not Disqualified Stock of the Company by such successor entity), if (i) a default in the payment of the principal of, premium, if any, or interest on Senior Debt occurs and is continuing or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless a payment default on Senior Debt then exists. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the commencement of the immediately prior payment blockage and
(ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

   The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

   As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness that the Company and its Subsidiaries can incur, but does not limit the ability of the Company to designate any permitted additional Indebtedness as Senior Debt. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" and "Risk Factors--Subordination."

SUBSIDIARY GUARANTEES


   The Company's payment obligations under the Notes are jointly and severally guaranteed fully and unconditionally by the Guarantors. The Subsidiary Guarantee of each Guarantor is senior in right of payment to the Katz Notes, but is subordinated in right of payment to all existing and future Senior Debt of such Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee is limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors--Fraudulent Conveyance Considerations."


   The Indenture provides that, subject to the provisions of the following paragraph, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) the Company would be permitted, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock." The requirements of subparagraphs (iii) and
(iv) of this paragraph will not apply in the case of a consolidation with or merger with or into the Company or another Guarantor.

   The Indenture provides that in the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Repurchase at the Option of Holders--Asset Sales."

OPTIONAL REDEMPTION

   Except as provided in the next paragraph, the Notes are not redeemable at the Company's option prior to January 15, 2002. Thereafter, the Notes are subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

 YEAR                  PERCENTAGE
-------------------  ------------
2002 ...............    105.250%
2003 ...............    103.938%
2004 ...............    102.625%
2005 ...............    101.313%
2006 and thereafter     100.000%


   Notwithstanding the foregoing, at any time prior to January 15, 2000, the Company may redeem up to 35% in aggregate principal amount of the Notes with the net proceeds of (i) one or more offerings of Equity Interests (other than Disqualified Stock) of the Company or (ii) one or more offerings of Equity Interests or other securities of KMG or KMSI, to the extent the net proceeds thereof are contributed or advanced to the Company as a capital contribution to common equity, in each case, at a redemption price equal to 109.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date; provided that at least 65% in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of any such redemption; and provided, further, that each such redemption will occur within 90 days of the date of the closing of such offering.

MANDATORY REDEMPTION

   Except as set forth below under "Repurchase at the Option of Holders," the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

SELECTION AND NOTICE

   If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate, provided that no Notes with a principal amount of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

REPURCHASE AT THE OPTION OF HOLDERS

 Change of Control

   Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder stating: (a) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Notes tendered will be accepted for payment; (b) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (c) that any Notes not properly tendered will continue to accrue interest in accordance with the terms of the Indenture; (d) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Liquidated Damages, if any, after the Change of Control Payment Date; (e) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry, to the Paying Agent at the address specified in the notice prior to the close of business on the fourth Business Day preceding the Change of Control Payment Date; (f) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (g) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control.

   On the Change of Control Payment Date, the Company will, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so accepted and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

   Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

   The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management. The Change of Control purchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchaser. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

   The New Credit Agreement provides that certain Change of Control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, then prior to mailing the notice to the Holders of the Notes, but in any event within 30 days following any Change of Control, the Company will obtain the requisite consents, if any, under all agreements governing Senior Debt to the purchase of Notes pursuant to the Change of Control Offer or repay the Senior Debt containing such a prohibition.

   The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company (including any requirement to repay in full any Senior Debt or obtain the consents of such lenders to such Change of Control Offer as set forth in the preceding paragraph) and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

 Asset Sales

   The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Marketable Securities; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Subsidiary Guarantees) that are assumed by the transferee of any such assets and (y) any notes or other obligations or securities received by the Company or any such Restricted Subsidiary from such transferee that are promptly (within 90 days) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash or Marketable Securities received), will be deemed to be cash for purposes of the foregoing clauses (i) and (ii); provided, further, that the 75% limitation referred to above shall not apply to any sale, transfer or other disposition of assets in which the cash portion of the consideration received therefor, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation.

   Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently reduce Senior Debt of the Company or any Guarantor (and, in the case of revolving Indebtedness, to permanently reduce the commitments with respect thereto), (b) to cash collateralize letters of credit under the New Credit Agreement, provided that

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any such cash collateral released to the Company or its Restricted
Subsidiaries upon the expiration of such letters of credit shall again be deemed to be Net Proceeds received on the date of such release, or (c) to an Investment in another business, the making of a capital expenditure or the acquisition of other assets (including the acquisition of media representation contracts), in each case, in a Permitted Business. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

 Restricted Payments

   The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of any Equity Interests of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or such Restricted Subsidiary or dividends or distributions payable to the Company or any Restricted Subsidiary) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, any of its Restricted Subsidiaries or any other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary); (iii) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes, except in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

   (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

   (b) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses
(ii), (iii) and (vi) through (xii) of the next succeeding paragraph), is less than the sum of (A) an amount equal to the Consolidated Cash Flow of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payments, less two times the Consolidated Cash Interest Expense of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus (B) 100% of the aggregate net cash proceeds received by the Company from contributions of capital or the issue or sale since the date of the Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock),

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plus (C) 100% of all cash distributions and cash payments received by the
Company or a Restricted Subsidiary after the date of the Indenture from an Unrestricted Subsidiary of the Company, plus (D) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the net cash proceeds from such Restricted Investment to the extent not otherwise included in the Consolidated Cash Flow of the Company for such period.

   The foregoing provisions will not prohibit:

   (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Indenture;

   (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (b)(B) of the preceding paragraph;

   (iii) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (b)(B) of the preceding paragraph;

   (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company, KMG or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any shareholders agreement, management equity subscription agreement or stock option agreement; provided that the aggregate price paid for any such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Restricted Subsidiaries; and no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

   (v) the payment of additional dividends by the Company to KMG or KMSI not to exceed $500,000 in any fiscal year;

   (vi) the defeasance, redemption or repurchase of the Katz Notes;

   (vii) the contribution or loan to KMG or an Affiliate of KMG in the amount of up to $20.0 million for the repurchase of Capital Stock of KMG or related purposes;

   (viii) the contribution or loan to KMG to effect repayment of Indebtedness under the Interim Credit Facility;

   (ix) Investments in Media Representation Ventures; provided that immediately after giving effect to any such Investment, the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock";

   (x) Investments in NCC after the date of the Indenture in an aggregate amount not to exceed $10.0 million at any one time outstanding under this clause (x);

   (xi) Investments in clients or prospective clients (or any of their Affiliates) of the Company or any of its Restricted Subsidiaries made in connection with or as a condition to the obtaining of a contract right to provide media representation or related services to such clients in an aggregate amount not to exceed $10.0 million at any one time outstanding under this clause (xi); and

   (xii) the payment of dividends by a Restricted Subsidiary of the Company on its common stock if such dividends are paid pro rata to all holders of such common stock.

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   The Board of Directors may designate any Restricted Subsidiary to be an
Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary and has no Indebtedness other than Non-Recourse Debt. If an Unrestricted Subsidiary is redesignated a Restricted Subsidiary, the amount available for Restricted Payments will be increased by an amount equal to the amount of the Investment previously deemed to have been made in such Unrestricted Subsidiary, to the extent such amount is not otherwise included in the Consolidated Cash Flow of the Company.

   The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than five business days after the date of making any Restricted Payment (other than Restricted Payments permitted pursuant to clauses (ii), (iii) and (vi) through (viii) and (xii) of the second paragraph of this covenant), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations shall be based upon the Company's latest available financial statements.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

   The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur"), with respect to any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of the Company's Restricted Subsidiaries to issue any shares of preferred stock; provided that (a) the Company may incur Indebtedness or issue shares of Disqualified Stock and (b) any Guarantor may incur Indebtedness or issue shares of preferred stock if, after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock or such preferred stock and the application of the proceeds thereof, the Company's Indebtedness to Cash Flow Ratio for the Company's most recently ended four full fiscal quarters would not have exceeded 5.5 to 1 prior to January 15, 1999 or 5.0 to 1 thereon or thereafter, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

   The foregoing provisions will not apply to:

   (i) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness (including any subsidiary Guarantees of such Indebtedness) and letters of credit pursuant to the New Credit Agreement (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), in a maximum principal amount not to exceed $161.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce such Indebtedness (and, in the case of revolving Indebtedness, commitments with respect thereto) pursuant to the covenant entitled "--Asset Sales";

   (ii) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the Subsidiary Guarantees, respectively;

   (iii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

   (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Existing Indebtedness;

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   (v) the incurrence by the Company or any of its Restricted Subsidiaries of
Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred;

   (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and
(ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or one of its Restricted Subsidiaries shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

   (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging currency exchange rate risk or interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

   (viii) the issuance by a Restricted Subsidiary of the Company of preferred stock to the Company or a Restricted Subsidiary of the Company;

   (ix) the incurrence by the Company or any Restricted Subsidiary of Indebtedness in the form of reimbursement obligations for letters of credit, bankers' acceptances and similar facilities entered into in the ordinary course of business;

   (x) the incurrence by the Company or any Restricted Subsidiary of Indebtedness with respect to performance, surety and appeal bonds in the ordinary course of business; and

   (xi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed the sum of $15.0 million.

   For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Any such Indebtedness that may be incurred pursuant to this covenant may be incurred under the New Credit Agreement.

LIENS

   The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) to secure Indebtedness other than Senior Debt on any property or asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien.

ADDITIONAL GUARANTEES

   The Indenture provides that if the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date of the Indenture and such Subsidiary executes and delivers a Guarantee with respect to the New Credit Agreement, then such newly acquired or created Subsidiary shall execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture. If any additional Guarantor is subsequently released from its Guarantee of the Company's obligations under the New Credit Agreement, such Additional Guarantor's Subsidiary Guarantee will also be released.

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ACTIVITIES OF THE COMPANY

   The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any business other than a Permitted Business.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

   The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (a) Existing Indebtedness as in effect on the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive in the aggregate in terms of such encumbrances or restrictions than those in effect on the date of the Indenture; (b) the New Credit Agreement as in effect on the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive in the aggregate in terms of such encumbrances or restrictions than those contained in the New Credit Agreement as in effect on the date of the Indenture; (c) the Indenture, the Notes and the Subsidiary Guarantees; (d) applicable law;
(e) any agreement relating to the purchase, sale or lease of assets, or any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of acquisition (except to the extent such Indebtedness or such restriction was incurred in connection with, or in contemplation of, such acquisition), in each case, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the Indenture; (f) by reason of customary non-assignment provisions in leases and licenses entered into in the ordinary course of business and consistent with past practices; (g) purchase money or capitalized lease obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired; (h) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced; (i) other Indebtedness permitted by the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," so long as any such encumbrances or restrictions set forth in such Indebtedness are no more restrictive in the aggregate than those contained in this Indenture or the New Credit Agreement; or (j) any instrument governing the sale of assets of the Company or any of its Restricted Subsidiaries, which encumbrance or restriction applies solely to the assets of the Company or such Restricted Subsidiary, being sold in such transaction.

MERGER, CONSOLIDATION OR SALE OF ASSETS

   The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless (i) the Company is the surviving corporation or entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the

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entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

TRANSACTIONS WITH AFFILIATES

   The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is in the ordinary course of business and on fair and reasonable terms that are at least as favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable arm's-length transaction by the Company or such Restricted Subsidiary with an unrelated Person; and (ii) with respect to any Affiliate Transaction that involves aggregate consideration in excess of $5.0 million, the Company delivers to the Trustee a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; provided that (a) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (b) the payment of employee benefits, including bonuses, retirement plans and stock options, and director fees in the ordinary course of business, (c) transactions between or among the Company and/or its Restricted Subsidiaries, (d) transactions between the Company or its Restricted Subsidiaries on the one hand, and the Initial Purchaser or its Affiliates on the other hand, involving the provision of financial or consulting services by the Initial Purchaser or its Affiliates, provided that the fees payable to the Initial Purchaser or its Affiliates do not exceed the usual and customary fees of the Initial Purchaser and its Affiliates for similar services, (e) transactions existing on the date of the Indenture or contemplated by the arrangements described in the documents incorporated by reference in the Offering Memorandum, dated December 19, 1996 (the "Offering Memorandum"), relating to the sale of the Old Notes, as set forth in the Offering Memorandum under the caption "Information Incorporated by Reference," (f) reasonable and customary directors' fees, (g) loans to officers or directors of the Company in the ordinary course of business, (h) transactions among the Company or any of its Restricted Subsidiaries and the Initial Purchaser and its Affiliates in connection with the Refinancing as contemplated by the Prospectus, including those in connection with the Tender Offer and the New Credit Agreement, (i) the repurchase of a station representation contract from KMSI in connection with the termination of the Interim Credit Facility and (j) transactions permitted by the provisions of the Indenture described above under the covenant entitled "Restricted Payments," in each case, shall not be deemed Affiliate Transactions.

NO SENIOR SUBORDINATED DEBT

   The Indenture provides that (i) the Company will not incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, and (ii) no Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to the Subsidiary Guarantee.

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REPORTS

   The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K (excluding exhibits) if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified public accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors who request it in writing. In addition, the Company and the Guarantors have agreed that, for a period of three years, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

   The Indenture provides that each of the following constitutes an Event of
Default:

   (a) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes whether or not prohibited by the subordination provisions of the Indenture;

   (b) default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise whether or not prohibited by the subordination provisions of the Indenture;

   (c) failure by the Company for 30 days after receipt of written notice from the Trustee or Holders of at least 25% in principal amount of the Notes then outstanding to comply with the provisions described under the covenants entitled "Change of Control," "Asset Sales," "Restricted Payments," "Incurrence of Indebtedness and Issuance of Preferred Stock" or "Merger, Consolidation or Sale of Assets";

   (d) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with its other agreements in the Indenture or the Notes;

   (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (A)(i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) the principal of such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and (B) in each case, the principal amount of any such Indebtedness due to be paid, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

   (f) failure by the Company or any of its Subsidiaries to pay non-appealable final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $10.0 million, which judgments are not stayed, bonded, discharged or vacated within 60 days after their entry;

   (g) except as permitted by the Indenture, if any Subsidiary Guarantee that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

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   (h) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary.

   If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the New Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the New Credit Agreement or five Business Days after receipt by the Company and the Representative under the New Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or a Restricted Subsidiary that is a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (e) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause
(e) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

   The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of principal of, premium, if any, and interest on, and Liquidated Damages, if any, with respect to such Notes. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest.

   The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

   No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

   The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes ("legal defeasance"). Such legal defeasance means that the Company and each Guarantor will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and the Subsidiary Guarantees, except for (a) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, or on the redemption date, as the case may be, (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes,

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registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trust, duties and immunities of the Trustee, and the Company's obligations in connection therewith, (d) the Company's right to redeem the Notes pursuant to the Optional Redemption provisions of the Notes and the Indenture and (e) the legal defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in, or any future covenant added to, the Indenture ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

   In order to exercise either legal defeasance or covenant defeasance, the Company must, among other things, irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable optional redemption date, as the case may be.

TRANSFER AND EXCHANGE

   A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

   The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

   Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default (other than a Payment Default) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

   Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):
(i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes in a manner adverse to Holders (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the

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provisions of Article 10 of the Indenture (which relate to subordination)
will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

   Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes to (i) cure any ambiguity, defect or inconsistency,
(ii) provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation,
(iv) following the Exchange Offer, comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, (v) provide for additional Guarantees with respect to the Notes, (vi) make any change that does not materially adversely affect the legal rights under the Indenture of any such Holder, (vii) evidence and provide for a successor Trustee, (viii) add additional covenants or Events of Default or (ix) secure the Notes.

CONCERNING THE TRUSTEE

   The Indenture contains certain limitations on the rights of the Trustee, should the Trustee become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Company; provided if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

   The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

   American Stock Transfer & Trust Company, which is acting as Trustee under the Indenture and as the Exchange Agent in the Exchange Offer, is also the transfer agent with respect to KMG's common stock.

ADDITIONAL INFORMATION

   Anyone who receives this Prospectus may obtain a copy of the Indenture without charge by writing to the Company, 125 West 55th Street, New York, New York 10019, Attention: Ellen Fader, Vice President, Investor Relations.

CERTAIN DEFINITIONS

   Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

   "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and

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"under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

   "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets other than Marketable Securities (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business and other than any Contract Buy Out or sub-lease of real property (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the covenant entitled "Change of Control" and/or the provisions described above under the covenant entitled "Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or
(ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.0 million or (b) for net proceeds in excess of $2.0 million; provided that with respect to Contract Buy Outs of the station representation contracts of the Company and its Restricted Subsidiaries, if, as of any Buy Out Proceeds Determination Date after the date of the Indenture, the Buy Out Proceeds Amount exceeds $6.0 million, the Buy Out Proceeds Amount will be deemed to be Net Proceeds in respect of an Asset Sale as of such date and shall be applied in accordance with the second paragraph of the covenant entitled "Asset Sales." Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or any such issuance or sale in a manner that does not reduce the percentage ownership of the Equity Interests of such Restricted Subsidiary by the Company or any Restricted Subsidiary, and (iii) a Restricted Payment that is permitted by the covenant described above under the covenant entitled "Restricted Payments" will not be deemed to be an Asset Sale.

   "Buy Out Proceeds Amount" means an amount equal to (a) the aggregate amount of cash consideration actually received by the Company and its Restricted Subsidiaries in connection with Contract Buy Outs during a fiscal year (whether or not a Contract Buy Out pursuant to which any such consideration was received occurred during such fiscal year), minus (b) the aggregate amount of cash consideration actually paid by the Company and its Restricted Subsidiaries in connection with Contract Buy Outs during a fiscal year (whether or not a Contract Buy Out pursuant to which any such consideration was paid occurred during such fiscal year). On each Buy Out Proceeds Determination Date, the Buy Out Proceeds Amount will be reset at zero.

   "Buy Out Proceeds Determination Date" means the last day of each fiscal year of the Company.

   "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

   "Capital Stock" means, (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

   "Change of Control" means the occurrence of any of the following: (i) all or substantially all of the assets of the Company, KMG or KMSI are sold as an entirety to any Person or group (within the meaning of Rule 13d-5 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act (a "Group") other than a Group including the Principals or their Related Parties); (ii) the stockholders of the Company, KMG or KMSI approve a plan of liquidation or dissolution (other than in connection with a merger of KMG or KMSI with or into each other or the Company); or (iii) any Person or Group (other than the Principals or their Related Parties) becomes, directly or indirectly, the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act (in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or otherwise) of greater than (A) 40% of

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the total voting power entitled to vote in the election of directors of the
Company, KMG or KMSI or such other person surviving the transaction and (B) the total voting power entitled to vote in the election of directors of the Company, KMG or KMSI beneficially owned by the Principals or their Related Parties.

   "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, plus, to the extent deducted in computing Consolidated Net Income, (a) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, (b) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, (c) depreciation and amortization (including amortization of goodwill and other intangibles) and all other non-cash items (whether positive or negative) (including, without limitation, Non-Cash Rent Expense) of such Person and its Restricted Subsidiaries for such period and (d) an amount equal to any extraordinary loss and any net loss realized in connection with any Asset Sale, in each case, on a consolidated basis determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

   "Consolidated Cash Interest Expense" means, with respect to any Person for any period, the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, less all non-cash charges of such Person included in Consolidated Interest Expense for such period.

   "Consolidated Interest Expense" means, with respect to any Person for any period, the interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, commissions, discounts, fees and charges, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations).

   "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually paid in that period to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (b) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (c) the cumulative effect of a change in accounting principles shall be excluded, and (d) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries except as set forth in (a) above.

   "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

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   "Contract Buy Out" means the involuntary disposition or termination
(including, without limitation, pursuant to a buy out) of a contract between a media representation company and a client station.

   "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

   "Designated Senior Debt" means any Indebtedness outstanding under (i) the New Credit Agreement and (ii) any other Senior Debt permitted under the Indenture, the principal amount of which is $20.0 million or more and that has been designated by the Company as "Designated Senior Debt."

   "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to date on which the Notes mature.

   "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $100.0 million or its equivalent in foreign currency, whose short-term debt is rated "A-2" (or higher) according to Standard & Poor's Ratings Group ("S&P") or "P-2" or higher according to Moody's Investors Service, Inc. ("Moody's") or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

   "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

   "Existing Indebtedness" means up to $24.45 million in aggregate principal amount of Katz Notes in existence and not repaid on the date of the Indenture pursuant to the Tender Offer, the Katz Notes being repaid pursuant to the Tender Offer until the closing of the Tender Offer and up to $5.0 million of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Old Credit Agreement and the New Credit Agreement) in existence on the date of the Indenture until such amounts are repaid.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the date of the Indenture.

   "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

   "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

   "Guarantors" means each of (i) Katz Communications, Inc., Katz Millennium Marketing Inc., Banner Radio Sales, Inc., Christal Radio Sales, Inc., Eastman Radio Sales, Inc., Seltel Inc., Katz Cable Corporation and The National Payroll Company, Inc. and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

   "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (b) other agreements or arrangements designed to protect such person against fluctuations in currency exchange rates or interest rates.

   "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any

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property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer dated such date prepared in accordance with GAAP but that such security shall be deemed to have been incurred only on the date of the original issuance thereof.

   "Indebtedness to Cash Flow Ratio" means, with respect to any Person, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of such Person and its Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference or redemption amount of all Disqualified Stock of the Company and its Restricted Subsidiaries (excluding any such Disqualified Stock held by the Company or its Wholly Owned Restricted Subsidiaries), to (b) such Person's Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur; provided that any Indebtedness incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the date of determination occurs shall be calculated as if such Indebtedness was so incurred or retired on the first day of the fiscal quarter in which the date of determination occurs; and provided, further, that (x) if the transaction giving rise to the need to calculate the Indebtedness to Cash Flow Ratio would have the effect of increasing or decreasing Indebtedness or Consolidated Cash Flow in the future, Indebtedness or Consolidated Cash Flow shall be calculated on a pro forma basis as if such transaction had occurred on the first day of such four fiscal quarter period preceding the date of determination, and (y) if during such four fiscal quarter period, the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive), or increased by an amount equal to the Consolidated Cash Flow (if negative), directly attributable to the assets which are the subject of such Asset Sale and any related retirement of Indebtedness as if such Asset Sale and related retirement of Indebtedness had occurred on the first day of such four fiscal quarter period or (z) if during such four fiscal quarter period the Company or any of its Restricted Subsidiaries shall have acquired any material assets outside the ordinary course of business, Consolidated Cash Flow shall be calculated on a pro forma basis as if such asset acquisition and related financing had occurred on the first day of such four fiscal quarter period.

   "Interim Credit Facility" means that certain credit facility of KMSI providing up to $5.6 million of credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

   "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Subsidiary Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

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   "Katz Notes" means the Company's $100.0 million original principal amount
($97.8 million principal amount outstanding prior to the Refinancing) of 12-3/4% Senior Subordinated Notes due 2002.

   "KCC Merger" means the merger between Katz Capital Corporation and Katz Media, the survivor of which is the Company.

   "KMG" means Katz Media Group, Inc., a Delaware corporation, and indirect corporate parent of the Company.

   "KMSI" means Katz Media Services, Inc., a Delaware corporation, and direct corporate parent of the Company.

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

   "Marketable Securities" means (a) Government Securities, (b) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution, (c) commercial paper maturing not more than 270 days after the date of acquisition of an issuer (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-2" (or higher) according to S&P or "P-2" (or higher) according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (d) any bankers acceptances or money market deposit accounts issued by an Eligible Institution and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above, and (f) any repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (d) above entered into with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better.

   "Media Representation Venture" means any entity principally engaged in the business of media representation.

   "NCC" means National Cable Communications, L.P., a Delaware limited partnership.

   "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

   "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

   "New Credit Agreement" means that certain secured credit facility by and among the Company, as borrower, the Guarantors, as guarantors, the lenders party thereto, The First National Bank of Boston, as Administrative Agent, and DLJ Capital Funding Inc., as Syndication Agent, providing up to $180

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million of revolving credit and term borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, extended, refunded, replaced or refinanced from time to time.

   "Non-Cash Rent Expense" means an amount equal to the difference between rent expense recorded pursuant to SFAS No. 13 and the portion of rent expense requiring the use of current corporate resources.

   "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

   "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Permitted Business" means the business of media representation, sale of advertising and such other activities as are incidental or similar or related thereto.

   "Permitted Investments" means (a) Investments in the Company or in a Restricted Subsidiary of the Company, (b) Investments in cash and Marketable Securities, (c) Investments by the Company or any Restricted Subsidiary of the Company in a Person if, as a result of such Investment, (i) such person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, (d) Investments in accounts and notes receivable acquired in the ordinary course of business, (e) all Investments received in settlement of debts or as a result of bankruptcy or insolvency proceedings or upon a foreclosure of a lien securing such obligation, (f) notes from employees issued to the Company representing payment of the exercise price of options to purchase Capital Stock of the Company or KMG,
(g) any securities received in connection with an Asset Sale that complies with the covenant entitled "Asset Sales," (h) endorsements of negotiable instruments and deposits, (i) Hedging Obligations to the extent permitted under the clause (vii) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" and (j) other Investments in any Unrestricted Subsidiary of the Company or any other Person (whether or not a Subsidiary; provided that such Person otherwise at all times satisfies the requirements of clauses (a)-(d) of the definition of "Unrestricted Subsidiary") that do not exceed $10.0 million at any time outstanding; provided that to the extent any such Investments are not made in cash, the amount of such Investment shall be the fair value of such Investment as determined in good faith by the Board of Directors of the Company.

   "Permitted Junior Securities" means (i) Equity Securities of KMG, KMSI, the Company or a successor entity and (ii) debt securities of the Company that are unsecured and subordinated at least to the same extent as the Notes to Senior Debt of the Company and guarantees of any such debt by any Guarantor that are unsecured and subordinated at least to the same extent as the Subsidiary Guarantee of such Guarantor to the Senior Debt of such Guarantor, as the case may be, and has a final maturity date at least as late as the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Notes.

   "Permitted Liens" means (a) Liens in favor of the Company or any Restricted Subsidiary, (b) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (c)

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Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the property so acquired; (d) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor; (e) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (f) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iii) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness and accessions, modifications and products thereof; (g) Liens securing Indebtedness incurred to refinance or replace Indebtedness that has been secured by a Lien permitted under the Indenture; provided that (x) any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced or replaced and (y) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock"; (h) Liens existing on the date of the Indenture; (i) charges or levies (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) that are not yet subject to penalties for non-payment or are being contested in good faith by appropriate proceedings and for which adequate reserves, if required, have been established or other provisions have been made in accordance with GAAP; (j) Liens (other than any Lien under the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (k) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (l) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $2.0 million in principal amount in the aggregate at any one time outstanding and (m) liens in favor of the Trustee as set forth in the Indenture.

   "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted amount, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted amount, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of premiums, prepayments, penalties, charges and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes and such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

   "Principals" means the Initial Shareholders party to the Shareholders Agreement dated August 12, 1994.

   "Related Party" means, with respect to any Principal, (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of any individual) of such Principal,

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or (B) any partner of such Principal as of the date of the Indenture, or (C)
any employee of such Principal or any of its Affiliates, or (D) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clauses (A), (B) or (C), or (E) any Affiliate of DLJMB.

   "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

   "Restricted Investment" means an Investment other than a Permitted
Investment.

   "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

   "Senior Debt" of any Person means (i) all Obligations (including without limitation interest accruing after filing of a petition in bankruptcy whether or not such interest is an allowable claim in such proceeding) of the Company or its Subsidiaries, including without limitation any Guarantees of such Obligations pursuant to the New Credit Agreement and (ii) any other Indebtedness permitted to be incurred by the Company or the Guarantors under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates (other than Indebtedness arising under the New Credit Agreement), (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

   "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

   "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

   "Tender Offer" means the Offer to Purchase for Cash and Solicitation of Consents to Amendments to the Related Indenture, dated November 14, 1996, as amended or supplemented, with respect to the Katz Notes.

   "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the covenant entitled "Restricted Payments." If, at any time, any

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Unrestricted Subsidiary would fail to meet the foregoing requirements as an
Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock," and
(ii) no Default or Event of Default would be in existence following such designation. Until otherwise designated by the Board of Directors of the Company, NCC shall be an Unrestricted Subsidiary.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

   "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

   Except as set forth below, the New Notes will initially be issued in the form of one or more registered notes in global form without coupons (each, a "Global Note"). Upon issuance, each Global Note will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary.

   If a holder tendering Old Notes so requests, such holder's New Notes will be issued as described below under "Certificated Securities" in registered form without coupons (the "Certificated Securities").

   The Depositary has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a member of the Federal Reserve System, (iii) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (iv) a "Clearing Agency" registered pursuant to Section 17A of the Exchange Act. The Depositary was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry charges to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. The Depositary's Participants include securities brokers and dealers (including the Initial Purchaser), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

   The Company expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Notes, the Depositary will credit the accounts of Participants who elect to exchange Old Notes with an interest in the Global Note and (ii) ownership of the New Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interest of Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments.

                               85
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   So long as the Depositary or its nominee is the registered owner of a
Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have New Notes represented by such Global Notes registered in their names, will not receive or be entitled to receive physical delivery of Certificated Securities, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in New Notes represented by a Global Note to pledge such interest to persons or entities that do not participate in the Depositary's system, or to otherwise take action with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

   The Company understands that under existing industry practice, in the event the Company requests any action of holders or an owner of a beneficial interest in a Global Note desires to take any action that the Depositary, as the holder of such Global Note, is entitled to take, the Depositary would authorize the Participants to take such action and the Participant would authorize persons owning through such participants to take such action or would otherwise act upon the instruction of such persons. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of New Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such New Notes.

   Payments with respect to the principal of, premium, if any, interest and Liquidated Damages, if any, on any New Notes represented by a Global Note registered in the name of the Depositary or its nominee on the applicable record date will be payable by the Trustee to or at the direction of the Depositary or its nominee in its capacity as the registered holder of the Global Note representing such New Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the New Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payment and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of New Notes (including principal, premium, if any, interest, and Liquidated Damages, if any), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Note as shown on the records of the Depositary. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants.

CERTIFICATED SECURITIES

   If (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of New Notes in definitive form under the Indenture, then, upon surrender by the Depositary of its Global Notes, Certificated Securities will be issued to each person that the Depositary identifies as the beneficial owner of the New Notes represented by the Global Note. In addition, any person having a beneficial interest in a Global Note or any holder of Old Notes whose Old Notes have been accepted for exchange may, upon request to the Trustee or the Exchange Agent, as the case may be, exchange such beneficial interest or Old Notes for Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

   Neither the Company nor the Trustee shall be liable for any delay by the Depositary or any Participant or Indirect Participant in identifying the beneficial owners of the related New Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the New Notes to be issued).

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                       DESCRIPTION OF COMPANY INDEBTEDNESS

NEW CREDIT AGREEMENT

   In connection with the Refinancing, the Company entered into the New Credit Agreement pursuant to which DLJ acts as arranger, an affiliate of DLJ, as syndication agent and The First National Bank of Boston, as administrative agent. Under the New Credit Agreement, certain lenders (the "Lenders") are providing the Company with a secured revolving credit and term loan facility of up to $180.0 million, consisting of Tranche A term loans of up to $60.0 million, Tranche B term loans of up to $40.0 million and revolving loans of up to $80.0 million. Tranche A term loans will begin amortizing in 1999 and will have a final maturity of September 30, 2003. Tranche B term loans will begin amortizing in 1997 and will have a final maturity of December 31, 2004. Mandatory reductions in the commitments under the revolving credit facility will commence in 2000, with a final maturity on September 30, 2003.

   Interest is payable on borrowings under the New Credit Agreement at rates based on either a "Base Rate" or a "Eurodollar Rate" (each as defined in the New Credit Agreement), as selected by the Company plus a margin ranging from 0% to 2 5/8%, depending on whether the selected rate is a "Base Rate" or a "Eurodollar Rate," the Company's ratio of total debt to EBITDA on a trailing four-quarter basis and whether such loans are Tranche A term loans, Tranche B term loans or revolving credit loans.

   The New Credit Agreement contains certain restrictive covenants that impose limitations or prohibitions upon the Company, including covenants with respect to: (i) the creation, incurrence or existence of any additional indebtedness or contingent obligations; (ii) the creation, incurrence or existence of liens; (iii) mergers, stock issuances and sales of assets; (iv) the making of investments in other persons; (v) the payment of dividends, the repurchase of capital stock and the prepayment or repurchase of subordinated indebtedness; (vi) transactions with affiliates; (vii) the sale or disposition of any ownership of any Restricted Subsidiary (as defined in the New Credit Agreement); (viii) any change in the nature of the business; (ix) sale-leaseback transactions; (x) any modification of any Related Document (as defined in the New Credit Agreement) or of any material agreement; (xi) modifications to the capital structure of the Company or its subsidiaries;
(xii) capital expenditures; (xiii) the formation or acquisition of new subsidiaries; and (xiv) other covenants customarily found in loan agreements of this type. The New Credit Agreement also requires the Company and its subsidiaries, among other things (x) to maintain customary insurance and material licenses, permits and intellectual property rights; (y) to comply with applicable laws and regulations; and (z) to provide the Lenders annual audited and quarterly unaudited financial statements and certain other reports and certificates.

   The New Credit Agreement also provides that as long as any commitments or loans remain outstanding thereunder, the Company shall maintain a (i) fixed charge coverage ratio, (ii) total interest coverage ratio and (iii) total debt to EBITDA ratio, as specified in the New Credit Agreement for each fiscal quarter.

   The New Credit Agreement is secured by (i) pledge agreements executed by the Company and all of its domestic subsidiaries, pursuant to which each of them has pledged all (or, in the case of foreign subsidiaries, 65%) of the common stock and intercompany notes of their respective subsidiaries, (ii) security agreements, pursuant to which the Company and all of its domestic subsidiaries has granted security interests in substantially all of their assets and (iii) a pledge agreement executed by KMSI, pursuant to which KMSI has pledged all of the common stock of the Company, in each case for the ratable benefit of the Lenders and the agents under the New Credit Agreement. In addition, KMSI and all of the domestic subsidiaries of the Company guarantee payment of all borrowings under the New Credit Agreement. The guarantees by such subsidiaries of obligations under the New Credit Agreement rank senior to the Subsidiary Guarantees relating to the Indenture.

                             PLAN OF DISTRIBUTION


   Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any Holder thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and neither such Holder nor any other person is engaging or intends to engage in a distribution of such New Notes. Accordingly, any Holder using the Exchange Offer to participate in a distribution of the New Notes will not be able to rely on such no-action letters. However, the Company has not sought, and does not intend to seek, its own no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of one year following the consummation of the Exchange Offer, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for
use in connection with any such resale. In addition, until       , 1997 (90
days from the date of this Prospectus), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.


   The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus as required, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of one year from the consummation of the Exchange Offer, the Company will send a reasonable number of additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company will pay all the expenses incident to the Exchange Offer (which shall not include the expenses of any Holder in connection with resales of the New Notes). The Company has agreed to indemnify the Holders of Old Notes, including any broker-dealers participating in the Exchange Offer, against certain liabilities, including liabilities under the Securities Act.

   This Prospectus may be used by the Initial Purchaser in connection with offers and sales of the New Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. The Initial Purchaser may act as principal or agent in such transactions. The Initial Purchaser has advised the Company that it currently intends to make a market in the New Notes but is not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given that an active trading market will develop for, or as to the liquidity of, the New Notes.

                  CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

   The following discussion summarizes the material United States federal income tax consequences of the Exchange Offer to a holder of Old Notes that is an individual citizen or resident of the United States or a United States corporation that purchased the Old Notes pursuant to their original issue (a "U.S. Holder"). This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations, and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. The following relates only to the Old Notes, and the New Notes received therefor, that are held as "capital assets" within the meaning of Section 1221 of the Code by U.S. Holders. It does not discuss state, local or foreign tax consequences, nor does it discuss tax consequences to subsequent purchasers (persons who did not purchase the Old Notes pursuant to their original issue), or to categories of holders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, banks and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor. No rulings will be sought from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences of the Exchange Offer.

   THIS SECTION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO AN INVESTOR'S DECISION TO EXCHANGE OLD NOTES FOR NEW NOTES. EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL INCOME TAX LAWS AND OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO EXCHANGE OLD NOTES FOR NEW NOTES.

THE EXCHANGE OFFER

   The exchange of Old Notes for New Notes pursuant to the Exchange Offer should be treated as a continuation of the corresponding Old Notes because the terms of the New Notes are not materially different from the terms of the Old Notes. Accordingly, such exchange should not constitute a taxable event to U.S. Holders and, therefore, (i) no gain or loss should be realized by U.S. Holders upon receipt of a New Note, (ii) the holding period of the New Note should include the holding period of the Old Note exchanged therefor and
(iii) the adjusted tax basis of the New Note should be the same as the adjusted tax basis of the Old Note exchanged therefor immediately before the exchange.

STATED INTEREST

   Stated interest on a Note will be taxable to a U.S. Holder as ordinary interest income at the time that such interest accrues or is received, in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes. The Notes are not considered to have been issued with original issue discount for federal income tax purposes.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

   A U.S. Holder's tax basis in a Note generally will be its cost. A U.S. Holder generally will recognize gain or loss on the sale, exchange or retirement of a Note in an amount equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the Note. Gain or loss recognized on the sale, exchange or retirement of a Note (excluding amounts received in respect of accrued interest, which will be taxable as ordinary interest income) generally will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year.

BACKUP WITHHOLDING

   Under certain circumstances, a U.S. Holder of a Note may be subject to "backup withholding" at a 31% rate with respect to payments of interest thereon or the gross proceeds from the disposition thereof. This withholding generally applies if the U.S. Holder fails to furnish his or her social security number or other taxpayer identification number in the specified manner and in certain other circumstances. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such U.S. Holder's federal income tax liability, provided that the required information is furnished to the IRS. Corporations and certain other entities described in the Code and Treasury regulations are exempt from backup withholding if their exempt status is properly established.

                                  LEGAL MATTERS

   Certain legal matters with regard to the validity of the New Notes will be passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., New York, New York.

                                     EXPERTS

   The consolidated financial statements of the Company at December 31, 1995 and 1994, and the results of operations and cash flows for the year ended December 31, 1995 and the period August 12, 1994 through December 31, 1994 and the financial statements of the Predecessor Company for the period January 1, 1994 through August 11, 1994, included in this Prospectus have been so included in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of the Predecessor Company for the year ended December 31, 1993, as indicated in their report included in this Prospectus have been audited by Arthur Andersen LLP ("Arthur Andersen"), independent public accountants, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports. Reference is made to said report, which includes an explanatory paragraph with respect to the change in methods of accounting for income taxes and postretirement benefits other than pensions.

   On November 21, 1994, the Company, by resolution of the Board of Directors, dismissed Arthur Andersen effective November 21, 1994 and appointed Price Waterhouse LLP as its independent accountants, effective November 21, 1994.

   In connection with its audit for the year ended December 31, 1993 and through November 21, 1994, there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen would have caused them to make reference thereto in their report on the financial statements for such years. Arthur Andersen has furnished a letter addressed to the Commission stating that it agrees with the above statements.

   The Company currently engages Price Waterhouse LLP as its independent accountants. During the two most recent fiscal years and through the date of this Prospectus, the Company has not consulted with Price Waterhouse LLP on items which concerned the subject matter of a disagreement or reportable event with the former auditor.

                          GLOSSARY OF SELECTED TERMS

   DOMINANT MARKET AREAS (DMAS) are discrete television markets within which the preponderance of television viewing is of stations located within that market. Every county or sampling unit in the contiguous United States is assigned exclusively to one DMA. The Arbitron Company determines DMAs and ranks them by the size of their population.

   DEMOGRAPHIC PROGRAM RANKINGS are determined by audience size within a specific demographic group, usually a gender and age group, and typically refer to a specific period of the day.

   EVERGREEN PERIOD refers to the contractual term of a representation contract following the expiration of the initial term thereof, during which period the contract is extended until notice of cancellation is given in accordance with the notice provisions of the contract (typically, one year).

   GROSS BILLINGS represent the dollar volume of advertising placed by representation firms on client stations.

   An INTERCONNECT is a group of cable systems which offers spot advertising air ime to advertisers and thus provides a broader audience than any one system.

   A MEDIA REPRESENTATION FIRM is an organization that markets and sells advertising air time on behalf of radio stations, television stations or cable systems to advertisers, advertising agencies and other buying organizations.

   METERED MARKET OVERNIGHT RATINGS measure the percentage of the population in a market watching a particular television program. Such measurements are available on an overnight basis and are estimated by meters installed in television viewers' homes by the A.C. Nielsen Company. These ratings are widely accepted by advertisers as a basis for determining placement strategy and advertising rates.

   NATIONAL SPOT ADVERTISING is placed or "spotted" in any market in the United States or in any combination of markets (and at various times in different markets), as opposed to network advertising which is broadcast simultaneously throughout the United States on stations affiliated with a single television, radio or cable network.

   REACH and FREQUENCY: Reach is an estimate of the number of different homes or persons that are in the viewing or listening audience for a particular program or time period. Frequency is a measure of how often, on average, a person views or hears a commercial that is broadcast over a particular period of time.

   The TIME-PERIOD AGENCY SYSTEM is a computer system that emulates the rating systems used by advertising agencies, thus enabling the Company to validate the ratings data that the agencies are using during the advertising fee negotiations.

   An UNWIRED NETWORK refers to a group of client radio, television or cable stations that a representation firm markets to advertisers as an informal network for targeting a specific demographic group or geographic market.

   [Insert Financial Pages (copied from 144A Offering Memorandum) at the

                        INDEX TO FINANCIAL STATEMENTS

                                                                                    PAGE
                                                                               -------------
Katz Capital Corporation and Subsidiaries
Katz Media Corporation*
  Report of Independent Accountants ..........................................       F-2
  Report of Independent Accountants** ........................................       F-3
  Report of Independent Public Accountants** .................................       F-4
  Consolidated Balance Sheets at September 30, 1996 and December 31,
   1995 and 1994 .............................................................       F-5
  Consolidated Statements of Operations for the nine months ended September
   30, 1996 and 1995, the year ended December 31, 1995, the period August 12,
   1994 through December 31, 1994, the period January 1, 1994 through August
   11, 1994 and the year ended December 31, 1993** ...........................    F-6; F-7
  Consolidated Statements of Cash Flows for the nine months ended September
   30, 1996 and 1995, the year ended December 31, 1995, the period August 12,
   1994 through December 31, 1994, the period January 1, 1994 through August
   11, 1994 and the year ended December 31, 1993** ...........................    F-8; F-9
  Consolidated Statements of Stockholders' Equity for the nine months ended
   September 30, 1996, the year ended December 31, 1995 and the period August
   12, 1994 through December 31, 1994 ........................................      F-10
  Notes to Consolidated Financial Statements .................................   F-11; F-38

------------

   *   Predecessor Company

   ** The financial statements for the period January 1, 1994 through August 11, 1994 and the year ended December 31, 1993 are those of the Predecessor Company.

                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Katz Capital Corporation

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of changes in stockholders' equity present fairly, in all material respects, the financial position of Katz Capital Corporation and its subsidiaries (the "Company") at December 31, 1995 and 1994, and the results of their operations and their cash flows for the year ended December 31, 1995 and the period August 12, 1994 through December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
New York, New York
November 21, 1996

                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Katz Media Corporation

   In our opinion, the consolidated statements of operations and cash flows of Katz Media Corporation and its subsidiaries ("Katz Media") present fairly, in all material respects, the results of their operations and their cash flows for the period January 1, 1994 through August 11, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Katz Media's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

   As further described in Note 1 to the financial statements, all of the outstanding common stock, options and warrants of Katz Media were acquired by Katz Capital Corporation on August 12, 1994.

Price Waterhouse LLP
New York, New York
March 10, 1995

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Katz Media Corporation (formerly The Katz Corporation):

   We have audited the accompanying consolidated statements of operations and cash flows of Katz Media Corporation (a Delaware corporation) and subsidiaries for the year ended December 31, 1993. These consolidated financial statements (as restated--See Note 13) are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Katz Media Corporation and subsidiaries for the year ended December 31, 1993 in conformity with generally accepted accounting principles.

   As discussed in Note 2 to the consolidated financial statements, effective January 1, 1993, the Company changed its methods of accounting for income taxes and postretirement benefits other than pensions.

Arthur Andersen LLP
New York, New York
March 22, 1994 (except for the matters
 discussed in Note 13, as to
 which the date is March 9, 1995)

                           KATZ CAPITAL CORPORATION
                         CONSOLIDATED BALANCE SHEETS
                   (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                           SEPTEMBER 30,        DECEMBER 31,
                                                         ---------------  ----------------------
                                                               1996           1995        1994
                                                         ---------------  ----------  ----------
                                                            (UNAUDITED)
ASSETS
Current assets:
 Cash and cash equivalents .............................     $  3,497       $    228    $  1,831
 Accounts receivable, net of allowance for doubtful
  accounts of $1,300 and $1,600 in 1995 and 1994,
  respectively .........................................       59,648         61,405      55,810
 Deferred costs on purchases of station representation
  contracts ............................................       19,813         13,096       1,859
 Prepaid expenses and other current assets .............          922            869         294
                                                         ---------------  ----------  ----------
  TOTAL CURRENT ASSETS .................................       83,880         75,598      59,794
                                                         ---------------  ----------  ----------
Fixed assets, net ......................................       16,363         12,437      10,123
Deferred income taxes ..................................        1,857          1,857         686
Deferred costs on purchases of station representation
 contracts .............................................       65,648         39,602       4,808
Intangible assets, net .................................      221,037        227,726     242,649
Other assets, net ......................................       22,830         18,291       8,859
                                                         ---------------  ----------  ----------
  TOTAL ASSETS .........................................     $411,615       $375,511    $326,919
                                                         ===============  ==========  ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued liabilities ..............     $ 46,131       $ 37,101    $ 31,224
 Deferred income on sales of station representation
  contracts ............................................       12,314         10,700         953
 Income taxes payable ..................................        5,556          3,131       2,199
                                                         ---------------  ----------  ----------
  TOTAL CURRENT LIABILITIES ............................       64,001         50,932      34,376
                                                         ---------------  ----------  ----------
Deferred income on sales of station representation
 contracts .............................................        4,506          3,589       2,629
Long-term debt .........................................      189,290        179,530     248,370
Other liabilities, principally deferred rent and in
 1996 and 1995 representation contracts payable  .......       44,074         34,770      14,758
COMMITMENTS AND CONTINGENCIES ..........................           --             --          --
STOCKHOLDERS' EQUITY
 Common stock, $.01 par value, 1,000 shares authorized,
  1,000 shares issued and outstanding ..................           --             --          --
 Paid-in-capital .......................................      129,055        128,675      48,040
 Carryover basis adjustment ............................      (20,047)       (20,047)    (20,047)
 Retained earnings (deficit) ...........................          736         (1,938)     (1,207)
                                                         ---------------  ----------  ----------
  TOTAL STOCKHOLDERS' EQUITY ...........................      109,744        106,690      26,786
                                                         ---------------  ----------  ----------
  Total liabilities and stockholders' equity.  .........     $411,615       $375,511    $326,919
                                                         ===============  ==========  ==========

The accompanying notes are an integral part of these consolidated financial statements.

                           KATZ CAPITAL CORPORATION
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)

                                                     COMPANY                   PREDECESSOR COMPANY
                                         ------------------------------  ------------------------------
                                                          FOR THE PERIOD  FOR THE PERIOD
                                                            AUGUST 12,      JANUARY 1,
                                             FOR THE           1994            1994          FOR THE
                                            YEAR ENDED       THROUGH         THROUGH        YEAR ENDED
                                           DECEMBER 31,    DECEMBER 31,     AUGUST 11,     DECEMBER 31,
                                               1995            1994            1994            1993
                                         --------------  --------------  --------------  --------------
                                                                                            (RESTATED)
OPERATING REVENUES, NET ................     $184,667        $81,403         $103,382        $156,936
                                         --------------  --------------  --------------  --------------
OPERATING EXPENSES:
Salaries and related costs .............       99,477         42,730           64,866          91,813
Selling, general and administrative  ...       39,044         15,208           23,680          32,146
Depreciation and amortization ..........       10,071          9,127           11,726          17,514
Provision for relocations ..............        6,400             --               --             350
                                         --------------  --------------  --------------  --------------
 TOTAL OPERATING EXPENSES ..............      154,992         67,065          100,272         141,823
                                         --------------  --------------  --------------  --------------
 OPERATING INCOME ......................       29,675         14,338            3,110          15,113
OTHER EXPENSE (INCOME):
Interest expense .......................       25,296         14,939           10,872          17,888
Interest (income) ......................         (139)           (65)             (24)             --
                                         --------------  --------------  --------------  --------------
TOTAL OTHER EXPENSE, NET ...............       25,157         14,874           10,848          17,888
                                         --------------  --------------  --------------  --------------
INCOME (LOSS) BEFORE INCOME TAX
 PROVISION (BENEFIT), EXTRAORDINARY
 ITEM AND CUMULATIVE EFFECT OF
 ACCOUNTING CHANGES ....................        4,518           (536)          (7,738)         (2,775)
Income tax provision (benefit) .........        4,448            671           (1,393)            603
                                         --------------  --------------  --------------  --------------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM
 AND CUMULATIVE EFFECT OF ACCOUNTING
 CHANGES ...............................           70         (1,207)          (6,345)         (3,378)
Extraordinary item -- (loss) on early
 extinguishment of debt, net of taxes  .         (801)            --               --              --
Cumulative effect of accounting
 changes:
 Postretirement benefits other than
  pensions .............................           --             --               --          (1,648)
 Income taxes ..........................           --             --               --           7,086
                                         --------------  --------------  --------------  --------------
 NET (LOSS) INCOME .....................     $   (731)       $(1,207)        $ (6,345)       $  2,060
                                         ==============  ==============  ==============  ==============

The accompanying notes are an integral part of these consolidated financial statements.

                           KATZ CAPITAL CORPORATION
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)

                                                                 COMPANY
                                                    --------------------------------
                                                       NINE MONTHS      NINE MONTHS
                                                          ENDED            ENDED
                                                      SEPTEMBER 30,    SEPTEMBER 30,
                                                          1996             1995
                                                    ---------------  ---------------
                                                       (UNAUDITED)      (UNAUDITED)
OPERATING REVENUES, NET ...........................     $129,926         $133,044
                                                    ---------------  ---------------
OPERATING EXPENSES:
Salaries and related costs ........................       74,471           75,778
Selling, general and administrative ...............       26,999           28,307
Depreciation and amortization .....................        6,239            9,788
                                                    ---------------  ---------------
 TOTAL OPERATING EXPENSES .........................      107,709          113,873
                                                    ---------------  ---------------
 OPERATING INCOME .................................       22,217           19,171
OTHER EXPENSE (INCOME):
Interest expense ..................................       15,189           19,965
Interest (income) .................................          (83)            (108)
                                                    ---------------  ---------------
 TOTAL OTHER EXPENSE, NET .........................       15,106           19,857
                                                    ---------------  ---------------
INCOME (LOSS) BEFORE INCOME TAX PROVISION
 (BENEFIT) ........................................        7,111             (686)
Income tax provision (benefit) ....................        4,437             (485)
                                                    ---------------  ---------------
 NET INCOME (LOSS) ................................     $  2,674         $   (201)
                                                    ===============  ===============

The accompanying notes are an integral part of these consolidated financial statements.

                           KATZ CAPITAL CORPORATION
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                     COMPANY                  PREDECESSOR COMPANY
                                                          ------------------------------ ------------------------------
                                                                          FOR THE PERIOD FOR THE PERIOD
                                                                            AUGUST 12,     JANUARY 1,
                                                              FOR THE          1994           1994          FOR THE
                                                            YEAR ENDED       THROUGH         THROUGH       YEAR ENDED
                                                           DECEMBER 31,    DECEMBER 31,    AUGUST 11,     DECEMBER 31,
                                                               1995            1994           1994            1993
                                                          -------------- --------------  -------------- --------------
                                                                                                           (RESTATED)
Cash flows from operating activities:
 Net (loss) income before adjustments ...................    $   (731)      $  (1,207)      $  (6,345)      $  2,060
                                                          -------------- --------------  -------------- --------------
 Adjustments to reconcile net (loss) income to net cash
  provided by (used in) operating activities:
  Extraordinary loss on early extinguishment of debt  ...       1,358           --              --             --
  Cumulative effect of changes in accounting  ...........       --              --              --            (5,438)
  Provision for relocations .............................       6,400           --              --               350
  Depreciation and amortization .........................      10,071           9,127          11,726         16,994
  Amortization of debt issuance costs ...................       1,960           3,668             456            754
  Deferred rent .........................................       2,555             548             859          1,433
  Non-cash compensation expense for stock options  ......       1,497           --              --             --
  Changes in assets and liabilities:
   (Increase) in accounts receivable ....................      (1,047)         (5,823)         (5,331)        (2,445)
   (Increase) in other assets ...........................      (4,561)           (144)           (215)        (2,626)
   (Increase) decrease in deferred taxes ................        (389)            694          (1,710)        (1,310)
   (Decrease) increase in accounts payable and
    accrued liabilities .................................      (1,672)          2,304             988         (3,729)
   Increase (decrease) in income taxes payable  .........         932            (934)           (645)         1,760
   Other, net ...........................................      (1,309)            433            (167)           570
                                                          -------------- --------------  -------------- --------------
   Total adjustments ....................................      15,795           9,873           5,961          6,313
                                                          -------------- --------------  -------------- --------------
   NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES  .      15,064           8,666            (384)         8,373
                                                          -------------- --------------  -------------- --------------
Cash flows from investing activities:
 Capital expenditures ...................................      (6,046)         (1,002)         (1,079)        (2,354)
 Payments received on sales of station representation
  contracts .............................................      19,779           4,746           4,755          5,130
 Payments made on purchases of station representation
   contracts ............................................     (31,945)         (4,545)         (7,380)       (12,282)
 Investment in cable joint venture ......................     (10,753)          --              --             --
 Acquisition of businesses, net of $219 cash acquired
  in 1994 ...............................................       --           (116,193)          --            (1,272)
                                                          -------------- --------------  -------------- --------------
   NET CASH (USED IN) INVESTING ACTIVITIES ..............     (28,965)       (116,994)         (3,704)       (10,778)
                                                          -------------- --------------  -------------- --------------
Cash flows from financing activities:
 Credit facilities borrowing ............................      66,000          24,800         107,075          3,000
 Credit facilities repayments ...........................     (64,000)        (23,800)       (101,575)         --
 Proceeds from Bridge Notes .............................       4,000          70,000           --             --
 Repayment of Bridge Notes ..............................     (74,000)          --              --             --
 Restricted cash release (payment) ......................       2,000          (2,000)          --             --
 Repurchase of other notes ..............................        (370)            (80)          --             --
 Retirement of 12 3/4% Senior Subordinated Notes  .......        (470)          --              --             --
 Purchase of treasury stock .............................       --              --                (34)          (605)
 Proceeds from issuance of common stock .................       --             48,040           --             --
 Proceeds from shareholder contribution .................      79,138           --              3,000          --
 Purchase of warrants and options .......................       --              --             (2,300)         --
 Financing fees paid in connection with credit
 facilities
  and Bridge Notes ......................................       --             (6,801)         (1,869)         --
                                                          -------------- --------------  -------------- --------------
   NET CASH PROVIDED BY FINANCING ACTIVITIES  ...........      12,298         110,159           4,297          2,395
                                                          -------------- --------------  -------------- --------------
Net (decrease) increase in cash and cash equivalents  ...      (1,603)          1,831             209            (10)
Cash and cash equivalents, beginning of period  .........       1,831           --                 10             20
                                                          -------------- --------------  -------------- --------------
Cash and cash equivalents, end of period ................    $    228       $   1,831       $     219       $     10
                                                          ============== ==============  ============== ==============

The accompanying notes are an integral part of these consolidated financial statements.

                           KATZ CAPITAL CORPORATION
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                        NINE MONTHS
                                                                           ENDED
                                                                       SEPTEMBER 30,
                                                                 ------------------------
                                                                     1996         1995
                                                                 -----------  -----------
                                                                  (UNAUDITED)  (UNAUDITED)
Cash flows from operating activities:
 Net income (loss) income before adjustments ...................   $  2,674     $   (201)
                                                                 -----------  -----------
 Adjustments to reconcile net income (loss) to net cash
 provided by operating activities:
    Reversal of provision for relocation  ......................     (1,500)       --
    Depreciation and amortization  .............................      6,239        9,788
    Amortization of debt issuance costs  .......................      --           1,726
    Deferred rent  .............................................      1,118          781
    Non-cash compensation expense for stock options  ...........        380        1,489
    Changes in assets and liabilities:
     Decrease in accounts receivable  ..........................          1        3,418
     (Increase) in other assets  ...............................     (2,705)      (1,880)
     (Increase) in deferred taxes  .............................      --            (599)
     Increase (decrease) in accounts payable and accrued
      liabilities  .............................................      1,051       (2,768)
     Increase (decrease) in income taxes payable  ..............      2,425         (217)
     Other, net  ...............................................        (17)          64
                                                                 -----------  -----------
 Total adjustments .............................................      6,992       11,802
                                                                 -----------  -----------
  NET CASH PROVIDED BY OPERATING ACTIVITIES ....................      9,666       11,601
                                                                 -----------  -----------
Cash flows from investing activities:
  Capital expenditures  ........................................     (6,123)      (3,839)
  Payments received on sales of station representation
  contracts  ...................................................     19,976       15,200
  Payments made on purchases of station representation
  contracts  ...................................................    (30,010)     (24,628)
  Investment in cable joint venture  ...........................      --         (10,640)
                                                                 -----------  -----------
   NET CASH (USED IN) INVESTING ACTIVITIES  ....................    (16,157)     (23,907)
                                                                 -----------  -----------
Cash flows from financing activities:
  Credit facilities borrowing  .................................     48,100       49,000
  Credit facilities repayments  ................................    (36,600)     (48,500)
  Proceeds from Bridge Notes  ..................................      --           4,000
  Repayments of Bridge Notes  ..................................      --         (74,000)
  Restricted cash release  .....................................      --           2,000
  Retirement of other notes  ...................................      --            (370)
  Retirement of 12 3/4% Senior Subordinated Notes  .............     (1,740)        (470)
  Purchase of treasury stock  ..................................      --            (200)
  Proceeds from shareholder contribution  ......................      --          79,138
                                                                 -----------  -----------
   NET CASH PROVIDED BY FINANCING ACTIVITIES  ..................      9,760       10,598
                                                                 -----------  -----------
Net increase (decrease) in cash and cash equivalents  ..........      3,269       (1,708)
Cash and cash equivalents, beginning of period .................        228        1,831
                                                                 -----------  -----------
Cash and cash equivalents, end of period .......................   $  3,497     $    123
                                                                 ===========  ===========

The accompanying notes are an integral part of these consolidated financial statements.

                           KATZ CAPITAL CORPORATION
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                COMMON STOCK
                      ------------------------------    CARRYOVER     RETAINED
                                            PAID IN       BASIS       EARNINGS
                        SHARES    AMOUNT    CAPITAL     ADJUSTMENT   (DEFICIT)     TOTAL
                      --------  --------  ----------  ------------  ----------  ---------
Initial issuance of
 common stock to
 Group on
 August 12, 1994  ...   1,000      $--      $ 48,040     $(20,047)               $ 27,993
Net (loss) ..........     --        --         --           --        $(1,207)     (1,207)
                      --------  --------  ----------  ------------  ----------  ---------
BALANCE AT
 DECEMBER 31, 1994  .   1,000       --        48,040      (20,047)     (1,207)     26,786
                      --------  --------  ----------  ------------  ----------  ---------
Capital contribution
 from Group .........     --        --        80,635        --           --        80,635
Net (loss) ..........     --        --         --           --           (731)       (731)
                      --------  --------  ----------  ------------  ----------  ---------
BALANCE AT
 DECEMBER 31, 1995  .   1,000       --       128,675      (20,047)     (1,938)    106,690
                      --------  --------  ----------  ------------  ----------  ---------
Capital contribution
 from Group .........     --        --           380        --           --           380
Net Income ..........     --        --         --           --          2,674       2,674
                      --------  --------  ----------  ------------  ----------  ---------
BALANCE AT SEPTEMBER
 30, 1996
 (UNAUDITED) ........   1,000      $--      $129,055     $(20,047)    $   736    $109,744
                      ========  ========  ==========  ============  ==========  =========

The accompanying notes are an integral part of these consolidated financial statements.

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (IN THOUSANDS, EXCEPT SHARE INFORMATION)

1. ORGANIZATION

   Katz Capital Corporation, (the "Company") is a wholly owned subsidiary of Katz Media Group, Inc. ("Group") and was organized to acquire (the "Acquisition") all of the outstanding common stock of Katz Media Corporation ("Katz Media"). The Company did not have any significant activity prior to the Acquisition.

   On August 12, 1994, the Company acquired 100% of the Common Stock of Katz Media, a company whose origins date back to 1888, for an aggregate net purchase price of approximately $97,600. The Company does not have operations other than through the subsidiaries of Katz Media. Katz Media is a full service media representation firm that sells national spot advertising time for its clients in the television, radio and cable industries. The Company's senior and subordinated credit arrangements restrict Katz Media from making loans, advances, cash dividends and transferring assets to its parent. See
Note 5.

   The Acquisition was accounted for using the purchase method of accounting. The purchase price allocation required an adjustment for the continuing interest attributable to management's ownership interest in Katz Media carried over in connection with the Acquisition. As a result, a charge to stockholders' equity of $20,047 was recorded which represents the difference between the fair value of the Company's assets and the related book value attributable to the interest of the continuing shareholders' investment in Katz Media. The remaining purchase price has been allocated to assets and liabilities based upon estimates of their respective fair values as determined by management.

   The following table shows the acquisition costs and the allocation of the purchase price:

 Acquisition costs
  Acquisition of common stock ......................   $ 97,600
  Severance pursuant to merger agreement  ..........      6,900
  Noncompetition payment to former shareholder  ....      4,000
  Financing costs ..................................      4,900
  Other direct costs ...............................      7,900
                                                     ----------
    Total ..........................................    121,300
    Less--Carryover basis adjustment ...............    (20,000)
                                                     ----------
  Purchase price to be allocated ...................   $101,300
                                                     ==========
Summary allocation of purchase price
  Current assets ...................................   $ 53,800
  Fixed assets .....................................     10,100
  Deferred income taxes ............................      1,400
  Intangible assets, other than goodwill  ..........     47,600
  Other assets .....................................      9,400
  Goodwill .........................................    199,900
                                                     ----------
    Total assets acquired ..........................    322,200
                                                     ----------
  Current liabilities ..............................     29,800
  Long-term debt ...................................    177,400
  Other liabilities ................................     13,700
                                                     ----------
    Total liabilities assumed ......................    220,900
                                                     ----------
Excess of assets acquired over liabilities assumed     $101,300
                                                     ==========

The following unaudited pro forma 1994 consolidated information for the Company has been prepared assuming the Acquisition had taken place on January 1, 1994:

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

 Operating revenues, net    $184,785
Operating Income ........     16,543
Interest expense ........     32,349
Net (loss) ..............    (13,264)

   The pro forma information does not purport to be indicative of the results that would actually have been obtained if the Acquisition had occurred at the beginning of the period nor is it indicative of future results.

   On January 20, 1995, Katz Cable Corporation ("Katz Cable"), a newly formed wholly owned subsidiary of the Company, entered into a partnership agreement wherein Katz Cable became the general partner with a 50% partnership interest and Continental Cablevision Investments, Inc., Cox Cable NCC Inc., Time Warner Cable, a division of Time Warner Entertainment L.P. and Comcast Cable Communications, Inc. became limited partners (the "Cable Joint Venture"). The business of the partnership is to provide media representation services to the cable television industry. In connection with the transaction, the Company, through Katz Cable, made a cash contribution to the partnership of $10,450, a contribution of certain operating assets, having a fair value of $1,250, and agreed to conduct all cable television representation activities through the partnership.

   On April 18, 1995, Group sold 5,500,000 shares of its newly issued common stock in an initial public offering at a price of $16 per share. Group contributed $78,280 of its net proceeds from the offering to the Company which was used to reduce debt incurred in connection with the Acquisition and reduce bank debt.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

   The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries for the year ended December 31, 1995 and for the period August 12, 1994 through December 31, 1994 and the Predecessor Company and its wholly owned subsidiaries for the period January 1, 1994 through August 11, 1994 and for the year ended December 31, 1993. All significant intercompany accounts and transactions have been eliminated.

   A vertical line has been used to separate the post-Acquisition consolidated financial statements of the Company from the pre-Acquisition consolidated financial statements of the Predecessor Company. The effects of the Acquisition and related financings resulted in a new basis of accounting reflecting estimated fair values of assets and liabilities at that date. The financial statements of the Predecessor Company are presented at the Predecessor Company's historical cost. Information for the period January 1, 1994 through August 11, 1994 and the year ended December 31, 1993 relates to the Predecessor Company.

   The 1994 and 1993 results for the Company and the Predecessor Company include, on a consolidated basis, the accounts of the former cable operations which were contributed to the cable partnership mentioned above. As a result of the change in the cable operations entity to a joint venture in 1995, the Company's investment in such operation is accounted for using the equity method.

Consolidated Statement of Cash Flows

   For purposes of the consolidated statement of cash flows, all highly liquid investments with an original maturity of three months or less at the time of purchase are considered to be cash equivalents.

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

 Operating Revenues, Net

   Net operating revenues are derived from commissions on sales of advertising time for radio and television stations and cable television systems under representation contracts. Net operating revenues are generally recognized in the month the advertisement is broadcast.

   Station representation contracts generally may be terminated by either party upon written notice one year after receipt of such notice. In accordance with industry practice, in lieu of termination, an arrangement is normally made for the purchase of such contracts by a successor representation firm. The purchase price paid by the successor representation firm is based upon the historic commission income projected over the remaining contract period plus two-months.

   Income resulting from the disposition of station representation contracts and costs of obtaining station representation contracts are deferred and amortized over the payment period or related period of benefit. Such net amortization (income) expense was ($5,936), $1,893, $7,077 and $10,059 for the year ended December 31, 1995, the period August 12, 1994 through December 31, 1994, the period January 1, 1994 through August 11, 1994 and the year ended December 31, 1993, respectively, and is included in the accompanying consolidated statement of operations as a component of depreciation and amortization.

Selling, General and Administrative Expenses

   Selling, general and administrative expenses include fees received for providing on-line computer services pertaining to market data to certain stations that are represented by Katz Media. Such fees amounted to approximately $1,500, $700, $1,100 and $1,500 for the year ended December 31, 1995, the period August 12, 1994 through December 31, 1994, the period January 1, 1994 through August 11, 1994 and the year ended December 31, 1993, respectively.

Fixed Assets

   Furniture, fixtures and leasehold improvements are stated at cost. Depreciation and amortization are provided on these assets on a straight-line basis over the estimated useful lives of the assets as follows:

                                                           YEARS
                                        -----------------------------------------
Furniture, fixtures and equipment  ....                    4-10
Leasehold improvement .................   lesser of useful life or term of lease

Intangible Assets

   The excess purchase price paid over the estimated fair value of the net identifiable assets acquired ("goodwill") is amortized on a straight-line basis over 40 years. In arriving at a 40 year amortization period the Company considered factors including: its 108 year history, its leadership position in the industry and its history of generating operating income.

   Intangible assets acquired consist of representation contracts and covenants not to compete. Representation contracts were recorded at their estimated fair value as determined by an "excess earnings" approach and are being amortized on a straight-line basis over their estimated period of benefit of 15 years. Covenants not to compete are amortized on a straight-line basis over their estimated benefit periods of up to 4 years.

   Recoverability of goodwill and intangible assets is assessed regularly (at least annually) and impairments, if any, are recognized in operating results if a permanent diminution in value were to occur based upon an undiscounted cash flow analysis. The Company determined that no such impairment currently exists.

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

    Related amortization expense was approximately $11,300 and $4,900, for the year ended December 31, 1995 and the period August 12, 1994 through December 31, 1994, respectively. The balances comprising intangible assets, are as follows:

                                   DECEMBER 31,    DECEMBER 31,
                                 --------------  --------------
                                       1995            1994
Goodwill .......................     $196,272        $199,903
Representation contracts  ......       40,779          40,779
Covenants not to compete  ......        6,874           6,874
                                 --------------  --------------
                                      243,925         247,556
Less: accumulated amortization        (16,199)         (4,907)
                                 --------------  --------------
Intangible assets, net .........     $227,726        $242,649
                                 ==============  ==============

   The amount recorded for goodwill was reduced in 1995 for certain post acquisition purchase price adjustments. These adjustments related to the recognition of the fair value of certain assets contributed to the Cable Joint Venture (Note 1) and certain post acquisition tax adjustments to increase the net deferred tax asset recorded in connection with the Acquisition.

   Amortization expense related to intangible assets of the Predecessor Company was approximately $2,200 and $3,600 for the period January 1, 1994 through August 11, 1994 and the year ended December 31, 1993, respectively.

Debt Issuance Costs

   Debt issuance costs are amortized over the terms of the related debt. Such costs were included in the accompanying consolidated balance sheet, net of accumulated amortization, as a component of other assets and totaled approximately $3,100 at December 31, 1994. At December 31, 1995, no unamortized debt issuance costs existed (Note 5).

Unaudited Financial Information As Of September 30, 1996 And For The Nine Months Ended September 30, 1996 And 1995

   The accompanying unaudited consolidated financial statements as of September 30, 1996 and for the nine months ended September 30, 1996 and 1995 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Due to the seasonality of the business of the Company, operating results for the nine month period ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996.

Earnings Per Common Share

   Earnings per share information is not presented for the nine month periods ended September 30, 1996 and 1995, the year ended December 31, 1995 and the period August 12, 1994 through December 31, 1994 as the Company is a wholly owned subsidiary of Group. Per share amounts for the Predecessor Company have not been presented since management does not believe such information would be meaningful.

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

 Recent Accounting Pronouncements

   During 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which the Company adopted in 1996. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The adoption of SFAS No. 121 did not have a significant effect on the Company's consolidated financial position or results of operations.

Changes in Accounting Principles

   Effective January 1, 1993, the Predecessor Company adopted the provisions of SFAS No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions." SFAS No. 106 requires accrual of the cost of postretirement benefits over the estimated service lives of the employees. These benefits principally relate to life insurance and healthcare coverage. Previously, such costs were accounted for on a pay-as-you-go basis. The cumulative effect of adopting SFAS No. 106 was an after-tax charge of approximately $1,600 to 1993 earnings, after a reduction of $1,100 for income taxes.

   Also, effective January 1, 1993, the Predecessor Company adopted the provisions of SFAS No. 109 "Accounting for Income Taxes." This statement requires that deferred income taxes reflect the tax consequences on future years of differences between tax bases of assets and liabilities and their financial reporting amounts. Prior to 1993, the Predecessor Company accounted for income taxes based on Accounting Principles Board ("APB") Opinion No. 11. Pursuant to APB Opinion No. 11, provisions were made for deferred income taxes where differences existed between the time that transactions effected taxable income and the time that those transactions enter into the determination of income for financial statement purposes.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could subsequently differ from those estimates.

3. FIXED ASSETS

   Fixed assets at December 31, 1995 and 1994 consist of the following:

                                                     1995       1994
                                                  ---------  ---------
Furniture, fixtures and equipment ...............   $15,405    $10,774
Leasehold improvements ..........................       360        360
                                                  ---------  ---------
                                                     15,765     11,134
Less: accumulated depreciation and amortization      (3,328)    (1,011)
                                                  ---------  ---------
  Fixed assets, net .............................   $12,437    $10,123
                                                  =========  =========

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

 4. CAPITAL STOCK

Common Stock

   In connection with the Acquisition, the Company issued 1,000 shares of common stock to Group for an initial capital contribution of $48,040, which was used to finance the purchase of 100% of the common stock of Katz Media. See Note 1.

   In January 1995, Group contributed an additional $858 to the Company which formed part of the cash contribution that the Company made to the Cable Joint Venture. See Note 1.

   In connection with the intial public offering completed by the Company's parent, Group, $78,280 was contributed to the Company. Of this amount, $74,000 was used to repay the Bridge Notes issued in connection with the Acquisition (see Note 5), with the remaining amount being used to reduce its bank debt.

Stock Options

   On January 3, 1995, Group granted 661,794 performance vesting options to various employees of the Company. All options granted have an exercise price of $6.00 per share. The Company must exceed certain performance measures over the next five years in order for the performance options to become exercisable. Compensation expense resulting from performance options is computed based on the difference between the exercise price and the fair market value at the date the performance measure has been met and is recognized in the period when the option vests. Compensation expense totaling $1,497 was recognized during 1995 with respect thereto and is reflected as a capital contribution from Group.

   In January 1996, Group awarded 18,750 shares of restricted stock to certain key executives of the Company. The market price of Group's Common Stock on the date of grant was $17 5/8. The restrictions on such shares lapse ratably, over a three year period. As such restrictions lapse, compensation expense will be recognized representing the fair market value of Group's Common Stock on the date of grant and will be reflected as a capital contribution from Group.

5. LONG-TERM DEBT

   The composition of long-term debt at December 31, 1995 and 1994 is as follows:

                                            1995        1994
                                        ----------  ----------
12 3/4% Senior Subordinated Notes due
 2002 .................................   $ 99,530    $100,000
Credit Facility .......................     80,000      78,000
Bridge Notes ..........................         --      70,000
Other .................................         --         370
                                        ----------  ----------
                                          $179,530    $248,370
                                        ==========  ==========

   The 12 3/4% Senior Subordinated Notes due 2002 (the "Notes") are unsecured obligations of Katz Media that are guaranteed by all the subsidiaries of Katz Media (the "Guarantors"). Accordingly, the financial statements of the Guarantors have not been included in these consolidated financial statements individually or on a combined basis, because the Guarantors have fully and unconditionally guaranteed such Notes on a joint and several basis, and because the aggregate net assets, earnings and equity of the Guarantors are substantially equivalent to the net assets, earnings and equity of Katz Media on a consolidated basis and, therefore, separate financial statements concerning the Guarantors are not deemed material to investors. The Notes are subordinated in right of payment to the Company's Senior Debt (as defined). The Notes bear interest at the rate of 12 3/4% per annum, payable semiannually.

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

    The Notes are redeemable at the option of Katz Media after November 15, 1997, at a redemption price equal to specified percentages of the principal amount thereof (ranging from approximately 106% in 1997 declining to 100% in 2000) plus accrued interest. The indenture governing the Notes contains covenants which, among other things, restrict the ability of Katz Media to incur additional debt or pay dividends. As a result of the Acquisition, holders of these notes had the right to require Katz Media to purchase their notes at a price of 101% plus accrued interest. The put offer expired January 31, 1995. Approximately $320 of the Notes were reacquired by Katz Media pursuant to the put offer.

   In connection with the Acquisition, the Company entered into a Reducing Revolving Credit Facility (the "Credit Facility") with an affiliate of DLJ Merchant Banking Partners, L.P. ("DLJMB"), a shareholder of Group. On September 9, 1994 this facility was amended and extended with a group of unaffiliated banks. Currently the Company maintains a $94,875 Credit Facility which provides for working capital and long term financing. In December 1995 the Credit Facility was amended to provide for quarterly mandatory reductions in the committment amount of funds available beginning January 1, 1998 rather than currently (see below). In addition, certain other terms were modified, including interest rates. Such amendments constituted a significant modification of the Credit Facility. Accordingly, the Company has written off as an extraordinary charge deferred financing costs aggregating $800 net of an income tax benefit of $600, at an effective rate of 41%. The difference between the effective tax rate and the statutory rate of 35% is due to the allocation of related state and local taxes to this item. Repayments of the current outstanding balance will be required in the amount of $9,375 in 1998 and $70,625 in 1999. The Credit Facility contains certain covenants which require the Company to maintain certain financial ratios and restrict the ability of the Company to borrow, pay dividends and repurchase stock. In September 1996, the Company amended the terms of the Credit Facility to advance the final maturity from September 30, 1999 to June 30, 1999.

   Borrowings under the Credit Facility bear interest at different rates. The rates vary based on the Company's ratio of debt to EBITDA (as defined). The weighted average interest rate at December 31, 1995 and 1994 was 7.6% and 8.4%, respectively. In addition, the Company pays a commitment fee of .5% per annum on the average daily unused amount. At December 31, 1995, $14,875 was available for borrowing under the credit facility. The Credit Facility is secured by all the common stock and substantially all of the assets of the subsidiaries of Katz Media. Katz Media, other than through its investment in its subsidiaries, has no independent operations. Katz Media is dependent upon the cash flows and results of operations of its subsidiaries to meet its obiligations under the Credit Facility and Notes. See Note 10 for information related to the interest rate agreement.

   In connection with the Acquisition, the Company issued an aggregate of $68,000 of Bridge Notes to the DLJ Bridge Fund, an affiliate of DLJMB and issued an additional $2,000 principal amount of Bridge Notes on each of November 12, 1994, January 20, 1995 and February 12, 1995. The Bridge Notes plus accrued interest thereon were repaid in full at face value from the proceeds of Group's initial public offering of Common Stock on April 10, 1995, which were contributed to the Company (see Note 4). Interest on the Bridge Notes was payable quarterly in arrears at an annual rate equal to the Prime Rate (8.5% at December 31, 1994) plus an add-on factor of 5.50%. The add-on factor on the interest rate increased by an additional 1.00% on February 12, 1995 to 6.50%. In connection with the issuances of the Bridge Notes, the Company was required to deposit $2,000 into an escrow account held by an affiliate of DLJMB. Such amount was included in other assets at December 31, 1994 and was returned to the Company at the time the Bridge Notes were satisfied. The Bridge Notes were classified in the accompanying 1994 consolidated balance sheet as long-term on the basis of the Company's intent and ability to refinance such notes.

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

    Scheduled maturities of long-term debt maturing over the next five years are as follows:

 YEAR ENDED
DECEMBER 31,
--------------
1996 ..........  $     --
1997 ..........        --
1998 ..........     9,375
1999 ..........    70,625
2000 ..........        --
Thereafter ....    99,530
                ---------
                 $179,530
                =========

6. EMPLOYEE BENEFIT PLANS

Savings and Profit Sharing Plan

   The Company has two defined contribution retirement plans, The Katz Media Corporation Savings and Profit Sharing Plan and the Seltel, Inc. Profit Sharing Plan. Both plans are profit sharing plans under Section 401(a) of the Internal Revenue Code of 1986 (the "Code") that include a "cash or deferred arrangement" under Section 401(k) of the Code and together cover substantially all employees of the Company with greater than six months of service. Both plans provide for the Company to match a percentage of a participant's contribution up to a stated maximum percentage of an employee's salary. Amounts charged to operating expenses approximated $800, $500, $500 and $300 for both plans for the year ended December 31, 1995, the period August 12, 1994 through December 31, 1994, the period January 1, 1994 through August 11, 1994 and the year ended December 31, 1993, respectively.

Other Postretirement Benefits

   The Company provides for certain medical, dental and life insurance benefits for employees who retire beginning at age 55 with a minimum of 15 years of service and for employees who retire at age 65 with a minimum of 10 years of service.

   Summary information on the plans providing postretirement benefits other than pensions at December 31, 1995 and 1994 is as follows:

                                                            1995      1994
                                                         --------  --------
Accumulated postretirement benefit obligations
 ("APBO"):
  Retirees .............................................   $2,319    $2,082
  Fully eligible, active plan participants .............      392       285
  Other active plan participants .......................      911       515
                                                         --------  --------
    Total ..............................................    3,622     2,882
  Unrecognized actuarial (loss) gain ...................     (171)      558
                                                         --------  --------
Accumulated postretirement benefit obligation  .........   $3,451    $3,440
                                                         ========  ========

   As of December 31, 1995, the Company and its subsidiaries have not funded any portion of the accumulated postretirement benefit obligation.

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

    Net periodic postretirement benefit cost includes the following components:

                                                      PERIOD            PERIOD
                                                  AUGUST 12, 1994   JANUARY 1, 1994
                                 YEAR ENDED           THROUGH           THROUGH         YEAR ENDED
                              DECEMBER 31, 1995  DECEMBER 31, 1994  AUGUST 11, 1994  DECEMBER 31, 1993
                             -----------------  -----------------  ---------------  -----------------
Service cost ...............        $ 44               $ 26              $ 36              $40
Interest cost on APBO  .....         237                100               145               229
Amortization of net gain  ..         (81)                --                --                --
                             -----------------  -----------------  ---------------  -----------------
Net periodic postretirement
 benefit cost ..............        $200               $126              $181              $269
                             =================  =================  ===============  =================

   The effect of the adoption of SFAS No. 106 on 1993 results, after recording this cumulative effect for years prior to 1993, was to recognize additional pretax expense of approximately $150.

   The APBO was determined using an assumed discount rate of 7.25% and 8.5% at December 31, 1995 and 1994, respectively. The assumed health care cost trend rate for medical benefits used in measuring the accumulated postretirement benefit obligation was 11% in 1995 declining ratably to an ultimate rate of 6% in 2005.

   If the health care cost trend rate assumptions were increased by 1%, the accumulated postretirement benefit obligation as of December 31, 1995 would each increase by approximately 24%. The effect of this change on the aggregate of service and interest cost in 1995 would be an increase of approximately 22%.

7. INCOME TAXES

   The Company has been included in consolidated federal, state and local income tax returns filed by Group. No tax sharing agreement or accounting policy exists for the allocation of tax expense between the Company and Group, and no intercompany payments have been made between the companies with regard to income taxes. The tax provision for the year ended December 31, 1995 and the period August 12, 1994 through December 31, 1994 and the current and deferred tax balances at December 31, 1995 and 1994 reflected in the accompanying consolidated financial statements have been computed as though the Company filed its income tax returns separately from Group.

   Net income (loss) before income taxes, extraordinary item and cumulative effect of accounting changes is attributable to the following jurisdictions:

                                      PERIOD            PERIOD
                                  AUGUST 12, 1994   JANUARY 1, 1994
                 YEAR ENDED           THROUGH           THROUGH         YEAR ENDED
              DECEMBER 31, 1995  DECEMBER 31, 1994  AUGUST 11, 1994  DECEMBER 31, 1993
             -----------------  -----------------  ---------------  -----------------
Domestic  ..       $4,932              $(232)           $(7,714)          $(2,775)
Foreign ....         (414)              (304)               (24)             --
             -----------------  -----------------  ---------------  -----------------
  Total ....       $4,518              $(536)           $(7,738)          $(2,775)
             =================  =================  ===============  =================

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

    Components of the provision (benefit) for income taxes are as follows:

                                                      PERIOD            PERIOD
                                                  AUGUST 12, 1994   JANUARY 1, 1994
                                 YEAR ENDED           THROUGH           THROUGH         YEAR ENDED
                              DECEMBER 31, 1995  DECEMBER 31, 1994  AUGUST 11, 1994  DECEMBER 31, 1993
                             -----------------  -----------------  ---------------  -----------------
Current: Federal ...........       $1,242                                                  $230
         State .............        1,050                               $   317             394
Deferred: Federal ..........        1,893              $569              (1,480)            (67)
          State ............          263               102                (230)             46
                             -----------------  -----------------  ---------------  -----------------
 Total Provision (Benefit)         $4,448              $671             $(1,393)           $603
                             =================  =================  ===============  =================

   A reconciliation of the U.S. federal statutory tax rate to the effective tax rate on the income (loss) before income taxes, extraordinary item and cumulative effect of accounting changes is as follows:

                                                     PERIOD            PERIOD
                                                 AUGUST 12, 1994   JANUARY 1, 1994
                                YEAR ENDED           THROUGH           THROUGH         YEAR ENDED
                             DECEMBER 31, 1995  DECEMBER 31, 1994  AUGUST 11, 1994  DECEMBER 31, 1993
                            -----------------  -----------------  ---------------  -----------------
U.S. statutory tax rate  ..        35.0%              (35.0)%           (35.0)%           (35.0)%
State and local taxes, net
 of federal income tax
 benefit ..................        11.3                (5.0)             (3.9)              5.8
Nondeductible goodwill  ...        41.6               174.4               6.2              44.3
Foreign operations ........         3.2                23.1                --                --
SFAS 109 valuation
 allowance ................          --               (43.1)              7.4                --
Other .....................         7.4                10.8               7.3               6.6
                            -----------------  -----------------  ---------------  -----------------
 Total ....................        98.5%              125.2%            (18.0)%            21.7%
                            =================  =================  ===============  =================

   As of December 31, 1995 and December 31, 1994, the Company had total deferred tax assets of approximately $14,900 and $17,400, respectively, and total deferred tax liabilities of approximately $10,600 and $12,900, respectively. The 1995 and 1994 net deferred tax asset was reduced by a valuation allowance of approximately $2,500 and $3,800, respectively. Realization of the deferred tax assets is dependent on the Company generating sufficient taxable income in future years to utilize the recorded asset. Although realization is not assured, management believes that the net deferred tax asset of approximately $1,900 at December 31, 1995, net of the valuation allowance of $2,500, is more likely than not to be realized. Future adjustments to the valuation allowance will effect the purchase price allocation in the accompanying consolidated balance sheets rather than results of operations.

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

    The following is a summary of the components of the deferred tax accounts in accordance with SFAS No. 109:

                                                              1995       1994
                                                           ---------  ---------
Current deferred tax assets and (liabilities):
  Differences between book and tax recognition of revenue    $   988    $  (426)
  Purchased representation contract basis differences  ...    (2,634)    (3,166)
  Deferred cost on representation contracts ..............        --      2,462
  Other differences between tax and financial statement
   values ................................................       656        656
                                                           ---------  ---------
  Gross current deferred tax (liability) .................      (990)      (474)
                                                           ---------  ---------
Noncurrent deferred tax assets and (liabilities):
  Differences between book and tax recognition of revenue        331     (1,175)
  Purchased representation contract basis differences  ...    (7,945)    (8,181)
  Provision for relocations ..............................     2,351         --
  Net operating loss and tax credit carryovers  ..........     6,005     11,450
  Amortization and depreciation ..........................     2,690        258
  Other differences between tax and financial statement
   values ................................................     1,912      2,644
                                                           ---------  ---------
  Gross noncurrent deferred tax asset ....................     5,344      4,996
                                                           ---------  ---------
  Valuation allowance ....................................    (2,497)    (3,836)
                                                           ---------  ---------
    Net deferred tax asset ...............................   $ 1,857    $   686
                                                           =========  =========

   At December 31, 1995, the Company has a net operating loss carryover of approximately $13,800 which will expire beginning in 1996 through the year 2009. Approximately $11,600 of the net operating loss carryover is subject to limitations under tax rules governing changes of ownership, for which a partial valuation allowance for the related deferred tax benefit has been established. The valuation allowance decreased in 1995 as a result of the recognition of a tax benefit attributable to acquired net operating loss carryovers, for which no deferred tax asset was recorded in purchase accounting in connection with the acquisition of Katz Media.

8. COMMITMENTS AND CONTINGENCIES

   The Company is committed under operating leases principally for office space, which expire at various dates until 2012. At December 31, 1995, rental commitments under such operating leases for each year in the five-year period ended December 31, 2000 approximate $11,700, $12,300, $12,300, $12,200 and
$10,600, respectively. Rental commitments beginning after January 1, 2001 total approximately $100,300.

   Rent expense under operating leases was approximately $15,700, $6,100, $9,400 and $14,700 for the year ended December 31, 1995, the period August 12, 1994 through December 31, 1994, the period January 1, 1994 through August 11, 1994 and the year ended December 31, 1993, respectively.

   The Company has recorded deferred rent which consists of rent concessions and future rent escalations recognized on a straight-line basis over the lives of the respective leases and fair market adjustments in connection with acquisitions. Deferred rent of approximately $11,000 and $8,600 as of December 31, 1995 and 1994, respectively, is included in other liabilities on the accompanying consolidated balance sheets.

   The Company also has entered into employment agreements with several members of its senior management.

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

    During the fourth quarter of 1995, the Company recorded a non-cash charge of approximately $6,400 related primarily to the relocation of one of its expanding subsidiary operations. The Company believes that such relocation will permit its subsidiary to continue to expand in the most effective manner. In addition, as a result of outsourcing its mainframe computer operation, the Company anticipated reducing its existing headquarter facility requirements. The provision for relocations also includes an estimate of costs related thereto.

   In the third quarter of 1996, the Company reevaluated the economic feasibility of its plan to sublet a portion of its headquarter facilities. Upon reevaluation, the Company has determined that such a program is not economically feasible due to a change in market conditions, and accordingly has reversed the related accrual of approximately $1,500 which has been classified in selling, general and administrative expense in the accompanying unaudited statement of operations for the nine months ended September 30, 1996.

   The Company is involved in various legal actions arising in the normal course of business. Ultimate liability with respect to all contingencies is not presently determinable but will not, in the opinion of management, have a material adverse effect on the business or financial condition of the company.

9. RELATED PARTY TRANSACTIONS

   In connection with the Acquisition, the Company and its subsidiaries paid financing and commitment fees totalling approximately $6,400 to the DLJ Bridge Fund, an affiliate of DLJMB. Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), also an affiliate of DLJMB, acted as financial advisor to the Company in connection with the structuring of the Acquisition and received aggregate fees of $3,000 for such services. Additionally, DLJSC acted as co-underwriter for the Company's initial public offering of its Common Stock and received aggregate fees of approximately $2,600 for such services. The Company and its subsidiaries have retained DLJSC as its exclusive investment banker for a period of five years from the date of the Acquisition for a fee of $200 per annum. Interest payments of approximately $4,600 and $2,300 were paid to the DLJ Bridge Fund for the year ended December 31, 1995 and the period August 12, 1994 through December 31, 1994, respectively. At December 31, 1994, the Company had approximately $1,300 in accrued interest due the DLJ Bridge Fund.

   A director of the Company is also a director of Argyle Television Inc. and was a director of Argyle Television Operations Inc., clients of Katz Media. Katz Media generated approximately $1,500, $1,400, $1,800 and $2,100 in revenues for the year ended December 31, 1995, the period August 12, 1994 through December 31, 1994, the period January 1, 1994 through August 11, 1994 and the year ended December 31, 1993, respectively, from these clients.

   Included in other assets is approximately $2,300 due from NCC representing working capital advances.

   In September 1996, the Company sold a representation contract for a single station to Katz Media Services, Inc. ("KMSI") a wholly owned subsidiary of Group. The purchase price of $4,900 paid by KMSI represents the historic commission income projected over the remaining contract period plus two months. The Company recognized a gain of $3,600 on this contract, consisting of the $4,900 purchase price less the $1,300 carrying value of the contract, which is included as a component of depreciation and amortization in the accompanying consolidated statement of operations. The Company will continue to provide representation services for this contract in exchange for a fee equal to 76.8% of commissions received. For the nine months ended September 30, 1996, the Company has received fees of $79, which are reflected as revenues. In connection with the Company's proposed refinancing (see Note
14), the Company expects to repurchase this representation contract from KMSI.

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

    In April 1996, the Company sold $2,100 of trade receivables to Group. No gain or loss was recognized on this sale. The Company will continue to collect these receivables and remit the funds to Group upon collection. At September 30, 1996, $1,700 was due to Group for amounts collected by the Company but not remitted.

10. DERIVATIVE FINANCIAL INSTRUMENTS

   Katz Media has entered into an interest rate cap agreement to reduce the potential impact of increases in interest rates on its floating rate Credit Facility for the period June 1995 through December 1997. Katz Media has not entered into this agreement for trading purposes. The agreement entitles Katz Media to receive from the counterparty on a quarterly basis the amounts, if any, by which Katz Media's interest payments on the protected principal of its three month LIBOR borrowing under the Credit Facility exceed 8.5%. The protected principal is decreased on a quarterly basis from $42,500 on the effective date of the agreement to $10,900 on the termination date. Amounts receivable under the cap agreement will be recorded as a reduction of interest expense. The Company is exposed to potential credit losses in the event of nonperformance by the counterparty, but has no off-balance sheet credit risk of accounting loss.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

   The Company defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

   Management believes that, except for the Notes, the fair value of financial instruments of the Company approximates the respective book values. The fair value of the Notes, based upon quoted market prices, was approximately $106,900 and $105,500 at December 31, 1995 and 1994, respectively.

12. SUPPLEMENTAL INFORMATION

   The following amounts at December 31, 1995 and 1994, respectively, are included under the accounts receivable caption on the accompanying consolidated balance sheet:

                                         1995       1994
                                      ---------  ---------
Accounts receivable, trade ..........   $49,370    $49,361
Representation contracts receivable      12,035      6,449
                                      ---------  ---------
                                        $61,405    $55,810
                                      =========  =========

   The following amounts at December 31, 1995 and 1994, respectively, are included under the accounts payable and accrued liabilities caption on the accompanying consolidated balance sheet:

                                      1995       1994
                                   ---------  --------
Representation contracts payable     $12,429   $ 5,780
Accrued incentive commissions  ...     3,875     6,313
Accrued interest .................     2,270     3,248
Accounts payable .................    11,150     9,758
Other ............................     7,377     6,125
                                   ---------  --------
 Total ...........................   $37,101   $31,224
                                   =========  ========

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

    The provision for bad debts was approximately $700, $600, $1,000 and $2,000 for the year ended December 31, 1995, the period August 12, 1994 through December 31, 1994, the period January 1, 1994 through August 11, 1994 and the year ended December 31, 1993, respectively.

   Supplemental cash flow information is as follows:

                                                PERIOD            PERIOD
                                            AUGUST 12, 1994   JANUARY 1, 1994
                           YEAR ENDED           THROUGH           THROUGH         YEAR ENDED
                        DECEMBER 31, 1995  DECEMBER 31, 1994  AUGUST 11, 1994  DECEMBER 31, 1993
                       -----------------  -----------------  ---------------  -----------------
Cash Payments
  Interest ...........       $23,771            $9,019            $9,482            $16,934
  Income taxes--net
   of refunds ........       $    105           $   764           $   962           $  (113)

13. START-UP COSTS

   Katz Media had originally deferred certain start-up costs in connection with its Cable Media and Katz International businesses. The accompanying financial statements have been restated, expensing all such costs as incurred, resulting in a net after tax charge of approximately $800 in 1993.

14. SUBSEQUENT EVENT

   In November 1996, the Board approved a proposed refinancing of its outstanding indebtedness, designed to increase the availability of funds for working capital purposes and enhance the Company's operating and financial flexibility. The refinancing involves a cash tender offer for the repurchase of all of Katz Media Corporation's outstanding 12 3/4% Senior Subordinated Notes due 2002, the replacement of the Company's existing revolving credit agreements with a new credit agreement providing for loans of up to $180.0 million and a new issuance of $100.0 million aggregate principal amount of ten year, fixed rate notes. Simultaneously with the consumation of the refinancing, the Company intends to merge with Katz Media and change its name to Katz Media Corporation. While it is the Company's intention to complete the refinancing, there can be no assurance that the refinancing will be consummated or as to its final terms.

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

 15. QUARTERLY FINANCIAL DATA (UNAUDITED)

   Unaudited summarized financial data by quarter for 1996, 1995 and 1994 is as follows:

                                              QUARTER ENDED
                                 -------------------------------------
1996                               SEPTEMBER 30    JUNE 30    MARCH 31
-----------------------          --------------  ---------  ----------
Operating revenues, net              $43,529       $48,115    $38,282
Operating income .......              11,079(1)      9,490      1,648
Net income (loss) ......               2,314         1,585     (1,225)

                                                              QUARTER ENDED
                                         -----------------------------------------------------
1995                                       DECEMBER 31     SEPTEMBER 30    JUNE 30    MARCH 31
------------------------                 --------------  --------------  ---------  ----------
Operating revenues, net                      $51,623         $43,611       $50,324    $39,109
Operating income ........                     10,504 (2)       7,187        10,904      1,080
Income (loss) before
 extraordinary item .....                        271             541           775     (1,517)
Net income (loss) .......                       (530)  (3)       541           775     (1,517)

                                     (COMPANY)                    (PREDECESSOR COMPANY)
                          -----------------------------  -------------------------------------
                              QUARTER       AUGUST 12         JULY 1
                               ENDED         THROUGH         THROUGH
1994                        DECEMBER 31    SEPTEMBER 30     AUGUST 11      JUNE 30    MARCH 31
------------------------  -------------  --------------  --------------  ---------  ----------
Operating revenues, net       $57,002        $24,401         $21,089       $46,853    $35,440
Operating income (loss)        13,374            964          (1,845)        5,889       (934)
Net income (loss) .......       3,567         (4,774)         (2,366)        1,353     (5,332)

------------

(1) Includes the $1,500 reversal of relocation costs accrued in 1995 related to the Company's plan to reduce headquarters facility requirements as the Company has determined that such plan is no longer economically feasible. See Note 8.

(2) The fourth quarter of 1995 includes a non-cash charge of $6,400 related primarily to the relocation of one of its expanding subsidiary operations and costs associated with reducing headquarters facility requirements. See Note 8.

(3) In the fourth quarter of 1995, the company significantly modified the Credit Facility, which resulted in the recognition of an extraordinary loss of $800, net of income tax benefit of $600. See Note 5.

16. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

   As discussed in Note 10, the Board has approved the issuance of $100 million fixed rate notes. The notes are to be guaranteed by substantially all subsidiaries of the Company on a full and unconditional basis. The Company has determined that separate financial statements and other disclosures concerning the domestic subsidiaries are not material to investors.

   The following condensed consolidating financial statements for the year ended December 31, 1995, the period August 12, 1994 through December 31, 1994 and the nine months ended September 30, 1996 and 1995 present the financial position, the results of operations and cash flows for the Company (carrying any investments in guarantor and non-guarantor subsidiaries under the equity method), guarantor subsidiaries of the Company and non-guarantor subsidiaries of the Company, and the eliminations necessary to arrive at the information for the Company on a consolidated basis. Condensed financial statements for the period January 1, 1994 through August 11, 1994 present the results of operations and cash flows for the Predecessor Company (carrying any investments in guarantor and non-guarantor subsidiaries under the equity method), guarantor subsidiaries of the Predecessor Company and non-guarantor subsidiaries of the Predecessor Company, and the eliminations necessary to arrive at the information for the Predecessor Company on a consolidated basis. Condensed financial statements for the year ended December 31, 1993 are not presented as the non-guarantor subsidiaries did not have operations in that period.

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

                                                                 SEPTEMBER 30, 1996 (UNAUDITED)
                                            ----------------------------------------------------------------------
                                                                                                          THE
                                                THE                        NON-                         COMPANY
                                              COMPANY     GUARANTORS    GUARANTORS    ELIMINATIONS    CONSOLIDATED
                                            ----------  ------------  ------------  --------------  --------------
                   ASSETS
Current Assets:
 Cash and cash equivalents ................   $     --     $  3,379      $   118       $      --        $  3,497
 Accounts receivable, net .................         --       58,860          788              --          59,648
 Deferred costs on purchases of station
  representation contracts ................         --       19,813           --              --          19,813
 Prepaid expenses and other current assets          --          922           --              --             922
                                            ----------  ------------  ------------  --------------  --------------
  Total current assets ....................         --       82,974          906              --          83,880
                                            ----------  ------------  ------------  --------------  --------------
Fixed assets, net .........................         --       16,053          310              --          16,363
Deferred income taxes .....................         --        1,857           --              --           1,857
Deferred costs on purchases of station
 representation contracts .................         --       65,648           --              --          65,648
Equity investment in affiliates ...........    132,063           --           --        (132,063)             --
Due from affiliate ........................    154,139           --           --        (154,139)             --
Intangible assets, net ....................         --      220,599          438              --         221,037
Other assets, net .........................     12,832        9,840          158              --          22,830
                                            ----------  ------------  ------------  --------------  --------------
  Total assets ............................   $299,034     $396,971      $ 1,812       $(286,202)       $411,615
                                            ==========  ============  ============  ==============  ==============
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable and accrued liabilities     $     --     $ 44,625      $ 1,506       $      --        $ 46,131
 Deferred income on sales of station
  representation contracts ................         --       12,314           --              --          12,314
 Income taxes payable .....................         --        5,556           --              --           5,556
                                            ----------  ------------  ------------  --------------  --------------
  Total current liabilities ...............         --       62,495        1,506              --          64,001
                                            ----------  ------------  ------------  --------------  --------------
Deferred income on sales of station
 representation contracts .................         --        4,506           --              --           4,506
Long-term debt ............................    189,290           --           --              --         189,290
Due to affiliate ..........................         --      154,139           --        (154,139)             --
Other liabilities .........................         --       43,527          547              --          44,074
Stockholders' equity:
 Common stock .............................         --           --            1              (1)             --
 Paid-in-capital ..........................    129,055       96,610          989         (97,599)        129,055
 Carryover basis adjustment ...............    (20,047)          --           --              --         (20,047)
 Retained earnings (deficit) ..............        736       35,694       (1,231)        (34,463)            736
                                            ----------  ------------  ------------  --------------  --------------
  Total stockholders' equity ..............    109,744      132,304         (241)       (132,063)        109,744
                                            ----------  ------------  ------------  --------------  --------------
  Total liabilities and stockholders'
   equity .................................   $299,034     $396,971      $ 1,812       $(286,202)       $411,615
                                            ==========  ============  ============  ==============  ==============

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

                                                                       DECEMBER 31, 1995
                                            ----------------------------------------------------------------------
                                                                                                          THE
                                                THE                        NON-                         COMPANY
                                              COMPANY     GUARANTORS    GUARANTORS    ELIMINATIONS    CONSOLIDATED
                                            ----------  ------------  ------------  --------------  --------------
                   ASSETS
Current Assets:
 Cash and cash equivalents ................   $     --     $    187       $   41       $      --        $    228
 Accounts receivable, net .................         --       59,601        1,804              --          61,405
 Deferred costs on purchases of station
  representation contracts ................         --       13,096           --              --          13,096
 Prepaid expenses and other current assets          --          869           --              --             869
                                            ----------  ------------  ------------  --------------  --------------
  Total current assets ....................         --       73,753        1,845              --          75,598
                                            ----------  ------------  ------------  --------------  --------------
Fixed assets, net .........................         --       12,068          369              --          12,437
Deferred income taxes .....................         --        1,857           --              --           1,857
Deferred costs on purchases of station
 representation contracts .................         --       39,602           --              --          39,602
Equity investment in affiliates ...........    120,199           --           --        (120,199)             --
Due from affiliate ........................    151,774           --           --        (151,774)             --
Intangible assets, net ....................         --      227,265          461              --         227,726
Other assets, net .........................     16,517        1,774           --              --          18,291
                                            ----------  ------------  ------------  --------------  --------------
  Total assets ............................   $288,490     $356,319       $2,675       $(271,973)       $375,511
                                            ==========  ============  ============  ==============  ==============
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Account payable and accrued liabilities  .   $  2,270     $ 33,035       $1,796       $      --        $ 37,101
 Deferred income on sales of station
  representation contracts ................         --       10,700           --              --          10,700
 Income taxes payable .....................         --        3,131           --              --           3,131
                                            ----------  ------------  ------------  --------------  --------------
  Total current liabilities ...............      2,270       46,866        1,796              --          50,932
                                            ----------  ------------  ------------  --------------  --------------
Deferred income on sales of station
 representation contracts .................         --        3,589           --              --           3,589
Long-term debt ............................    179,530           --           --              --         179,530
Due to affiliate ..........................         --      151,774           --        (151,774)             --
Other liabilities .........................         --       34,229          541              --          34,770
Stockholders' Equity:
 Common stock .............................         --           --            1              (1)             --
 Paid-in-capital ..........................    128,675       96,610          989         (97,599)        128,675
 Carryover basis adjustment ...............    (20,047)          --           --              --         (20,047)
 (Accumulated deficit) Retained earnings  .     (1,938)      23,251         (652)        (22,599)         (1,938)
                                            ----------  ------------  ------------  --------------  --------------
  Total stockholders' equity ..............    106,690      119,861          338        (120,199)        106,690
                                            ----------  ------------  ------------  --------------  --------------
  Total liabilities and stockholders'
   equity .................................   $288,490     $356,319       $2,675       $(271,973)       $375,511
                                            ==========  ============  ============  ==============  ==============

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (In Thousands, Except Share Information)--(Continued)

                                                                     DECEMBER 31, 1994
                                          ----------------------------------------------------------------------
                                                                                                        THE
                                              THE                        NON-                         COMPANY
                                            COMPANY     GUARANTORS    GUARANTORS    ELIMINATIONS    CONSOLIDATED
                                          ----------  ------------  ------------  --------------  --------------
                  ASSETS
Current Assets:
 Cash and cash equivalents ..............   $     --     $  1,827       $    4       $      --        $  1,831
 Accounts receivable ....................         --       55,206          604              --          55,810
 Deferred costs on purchases of station
  representation contracts ..............         --        1,859           --              --           1,859
 Prepaid expenses and other current  ....         --          294           --              --             294
                                          ----------  ------------  ------------  --------------  --------------
  Total current assets ..................         --       59,186          608              --          59,794
                                          ----------  ------------  ------------  --------------  --------------
Fixed assets, net .......................         --        9,799          324              --          10,123
Deferred income taxes ...................         --          686           --              --             686
Deferred costs on purchases of station
 representation contracts ...............         --        4,808           --              --           4,808
Equity investment in affiliates  ........    105,214           --           --        (105,214)             --
Due from affiliates .....................    168,114           --           --        (168,114)             --
Intangible assets, net ..................         --      241,485        1,164              --         242,649
Other assets, net .......................      5,077        3,782           --              --           8,859
                                          ----------  ------------  ------------  --------------  --------------
  Total assets ..........................   $278,405     $319,746       $2,096       $(273,328)       $326,919
                                          ==========  ============  ============  ==============  ==============
  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Account payable and accrued liabilities    $  3,249     $ 27,240       $  735       $      --        $ 31,224
 Deferred income on sales of station
  representation contracts ..............         --          953           --              --             953
 Income taxes payable ...................         --        2,199           --              --           2,199
                                          ----------  ------------  ------------  --------------  --------------
  Total current liabilities .............      3,249       30,392          735              --          34,376
                                          ----------  ------------  ------------  --------------  --------------
Deferred income on sales of station
 representation contracts ...............         --        2,629           --              --           2,629
Long-term debt ..........................    248,370           --           --              --         248,370
Due to affiliates .......................         --      168,114           --        (168,114)             --
Other liabilities .......................         --       14,149          609              --          14,758
Stockholders' Equity:
 Common stock ...........................         --           --            1              (1)             --
 Paid-in-capital ........................     48,040       96,610          989         (97,599)         48,040
 Carryover basis adjustment .............    (20,047)          --           --              --         (20,047)
 (Accumulated deficit) Retained earnings      (1,207)       7,852         (238)         (7,614)         (1,207)
                                          ----------  ------------  ------------  --------------  --------------
  Total stockholders' equity ............     26,786      104,462          752        (105,214)         26,786
                                          ----------  ------------  ------------  --------------  --------------
  Total liabilities and stockholders'
   equity ...............................   $278,405     $319,746       $2,096       $(273,328)       $326,919
                                          ==========  ============  ============  ==============  ==============

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

                                                                 YEAR ENDED DECEMBER 31, 1995
                                           ----------------------------------------------------------------------
                                                                                                         THE
                                               THE                        NON-                         COMPANY
                                             COMPANY     GUARANTORS    GUARANTORS    ELIMINATIONS    CONSOLIDATED
                                           ----------  ------------  ------------  --------------  --------------
Operating revenues, net ..................   $     --     $180,612       $4,055        $     --        $184,667
                                           ----------  ------------  ------------  --------------  --------------
Operating expenses:
 Salaries and related costs ..............         --       96,338        3,139              --          99,477
 Selling, general and administrative  ....         --       37,828        1,216              --          39,044
 Depreciation and amortization ...........         --        9,973           98              --          10,071
 Provision for relocations ...............         --        6,400           --              --           6,400
                                           ----------  ------------  ------------  --------------  --------------
Total operating expenses .................         --      150,539        4,453              --         154,992
                                           ----------  ------------  ------------  --------------  --------------
Operating income .........................         --       30,073         (398)             --          29,675
Other expense (income):
 Interest expense ........................     25,280           --           16              --          25,296
 Interest (income) .......................         --         (139)          --              --            (139)
                                           ----------  ------------  ------------  --------------  --------------
Total other expense, net .................     25,280         (139)          16              --          25,157
                                           ----------  ------------  ------------  --------------  --------------
(Loss) income before income tax provision
 (benefit) and extraordinary item  .......    (25,280)      30,212         (414)             --           4,518
 Income tax (benefit) provision ..........    (10,365)      14,813           --              --           4,448
 Equity in earnings of affiliates,
  net of taxes ...........................     14,985           --           --         (14,985)             --
                                           ----------  ------------  ------------  --------------  --------------
Income (loss) before extraordinary item  .         70       15,399         (414)        (14,985)             70
Extraordinary item .......................       (801)          --           --              --            (801)
                                           ----------  ------------  ------------  --------------  --------------
Net (loss) income ........................   $   (731)    $ 15,399       $ (414)       $(14,985)       $   (731)
                                           ==========  ============  ============  ==============  ==============

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

                                                       PERIOD AUGUST 12, 1994 THROUGH DECEMBER 31, 1994
                                           ----------------------------------------------------------------------
                                                                                                         THE
                                               THE                        NON-                         COMPANY
                                             COMPANY     GUARANTORS    GUARANTORS    ELIMINATIONS    CONSOLIDATED
                                           ----------  ------------  ------------  --------------  --------------
Operating revenues, net ..................   $     --     $79,794        $1,609        $    --         $81,403
                                           ----------  ------------  ------------  --------------  --------------
Operating expenses:
 Salaries and related costs ..............         --      41,470         1,260             --          42,730
 Selling, general and administrative  ....         --      14,666           542             --          15,208
 Depreciation and amortization ...........         --       9,069            58             --           9,127
                                           ----------  ------------  ------------  --------------  --------------
Total operating expenses .................         --      65,205         1,860             --          67,065
                                           ----------  ------------  ------------  --------------  --------------
Operating income .........................         --      14,589          (251)            --          14,338
Other expense (income):
 Interest expense ........................     14,952          --           (13)            --          14,939
 Interest (income) .......................         --         (65)           --             --             (65)
                                           ----------  ------------  ------------  --------------  --------------
Total other expense, net .................     14,952         (65)          (13)            --          14,874
                                           ----------  ------------  ------------  --------------  --------------
(Loss) income before income tax provision
 (benefit) ...............................    (14,952)     14,654          (238)            --            (536)
 Income tax (benefit) provision ..........     (6,131)      6,802            --             --             671
 Equity in earnings of affiliates,
  net of taxes ...........................      7,614          --            --         (7,614)             --
                                           ----------  ------------  ------------  --------------  --------------
Net (loss) income ........................   $ (1,207)    $ 7,852        $ (238)       $(7,614)        $(1,207)
                                           ==========  ============  ============  ==============  ==============

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

                                                         PERIOD JANUARY 1, 1994 THROUGH AUGUST 11, 1994
                                           -------------------------------------------------------------------------
                                                                                                        PREDECESSOR
                                             PREDECESSOR                     NON-                         COMPANY
                                               COMPANY      GUARANTORS    GUARANTORS    ELIMINATIONS    CONSOLIDATED
                                           -------------  ------------  ------------  --------------  --------------
Operating revenues, net ..................    $     --       $101,731       $1,651          $ --          $103,382
                                           -------------  ------------  ------------  --------------  --------------
Operating expenses:
 Salaries and related costs ..............          --         63,736        1,130            --            64,866
 Selling, general and administrative  ....          --         23,203          477            --            23,680
 Depreciation and amortization ...........          --         11,664           62            --            11,726
                                           -------------  ------------  ------------  --------------  --------------
Total operating expenses .................          --         98,603        1,669            --           100,272
                                           -------------  ------------  ------------  --------------  --------------
Operating income .........................          --          3,128          (18)           --             3,110
Other expense (income):
 Interest expense ........................      10,872             --           --            --            10,872
 Interest (income) .......................          --            (14)         (10)           --               (24)
                                           -------------  ------------  ------------  --------------  --------------
Total other expense, net .................      10,872            (14)         (10)           --            10,848
                                           -------------  ------------  ------------  --------------  --------------
(Loss) income before income tax provision
 (benefit) ...............................     (10,872)         3,142           (8)           --            (7,738)
Income tax (benefit) provision ...........      (4,458)         3,065           --            --            (1,393)
Equity in earnings of affiliates,
 net of taxes ............................          69             --           --           (69)               --
                                           -------------  ------------  ------------  --------------  --------------
Net (loss) income ........................    $ (6,345)      $     77       $   (8)         $(69)         $ (6,345)
                                           =============  ============  ============  ==============  ==============

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

                                                       NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)
                                           ----------------------------------------------------------------------
                                                                                                         THE
                                               THE                        NON-                         COMPANY
                                             COMPANY     GUARANTORS    GUARANTORS    ELIMINATIONS    CONSOLIDATED
                                           ----------  ------------  ------------  --------------  --------------
Operating revenues, net ..................   $     --     $127,661       $2,265        $     --        $129,926
                                           ----------  ------------  ------------  --------------  --------------
Operating expenses:
 Salaries and related costs ..............         --       72,541        1,930              --          74,471
 Selling, general and administrative  ....         --       26,162          837              --          26,999
 Depreciation and amortization ...........        228        5,931           80              --           6,239
                                           ----------  ------------  ------------  --------------  --------------
Total operating expenses .................        228      104,634        2,847              --         107,709
                                           ----------  ------------  ------------  --------------  --------------
Operating income .........................       (228)      23,027         (582)             --          22,217
Other expense (income):
 Interest expense ........................     15,189           --           --              --          15,189
 Interest (income) .......................         --          (80)          (3)             --             (83)
                                           ----------  ------------  ------------  --------------  --------------
Total other expense, net .................     15,189          (80)          (3)             --          15,106
                                           ----------  ------------  ------------  --------------  --------------
(Loss) income before income tax provision
 (benefit) ...............................    (15,417)      23,107         (579)             --           7,111
 Income tax (benefit) provision ..........     (6,227)      10,664           --              --           4,437
 Equity in earnings of affiliates,
  net of taxes ...........................     11,864           --           --         (11,864)             --
                                           ----------  ------------  ------------  --------------  --------------
Net income (loss) ........................   $  2,674     $ 12,443       $ (579)       $(11,864)       $  2,674
                                           ==========  ============  ============  ==============  ==============

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

                                                       NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                                           ----------------------------------------------------------------------
                                                                                                         THE
                                               THE                        NON-                         COMPANY
                                             COMPANY     GUARANTORS    GUARANTORS    ELIMINATIONS    CONSOLIDATED
                                           ----------  ------------  ------------  --------------  --------------
Operating revenues, net ..................   $     --     $130,322       $2,722        $     --        $133,044
                                           ----------  ------------  ------------  --------------  --------------
Operating expenses:
 Salaries and related costs ..............         --       73,319        2,459              --          75,778
 Selling, general and administrative  ....         --       27,276        1,031              --          28,307
 Depreciation and amortization ...........         --        9,714           74              --           9,788
                                           ----------  ------------  ------------  --------------  --------------
Total operating expenses .................         --      110,309        3,564              --         113,873
                                           ----------  ------------  ------------  --------------  --------------
Operating income .........................         --       20,013         (842)             --          19,171
Other expense (income):
 Interest expense ........................     19,962           --            3              --          19,965
 Interest (income) .......................         --         (108)          --              --            (108)
                                           ----------  ------------  ------------  --------------  --------------
Total other expense, net .................     19,962         (108)           3              --          19,857
                                           ----------  ------------  ------------  --------------  --------------
(Loss) income before income tax provision
 (benefit) ...............................    (19,962)      20,121         (845)             --            (686)
 Income tax (benefit) provision ..........     (8,184)       7,699           --              --            (485)
 Equity in earnings of affiliates,
  net of taxes ...........................     11,577           --           --         (11,577)             --
                                           ----------  ------------  ------------  --------------  --------------
Net (loss) income ........................   $   (201)    $ 12,422       $ (845)       $(11,577)       $   (201)
                                           ==========  ============  ============  ==============  ==============

                           KATZ CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT SHARE INFORMATION)--(CONTINUED)

                                                                 YEAR ENDED DECEMBER 31, 1995
                                           -----------------------------------------------------------------------
                                                                                                          THE
                                                THE                        NON-                         COMPANY
                                              COMPANY     GUARANTORS    GUARANTORS    ELIMINATIONS    CONSOLIDATED
                                           -----------  ------------  ------------  --------------  --------------
Net cash (used in) provided by operating
 activities ..............................   $(23,142)     $ 38,123        $ 83           $--           $ 15,064
                                           -----------  ------------  ------------  --------------  --------------
Investing Activities:
 Capital expenditures ....................         --        (6,000)        (46)           --             (6,046)
 Payments received on sales of station
  representation contracts ...............         --        19,779          --            --             19,779
 Payments made on purchases of station
  representation contracts ...............         --       (31,945)         --            --            (31,945)
 Investment in cable joint venture  ......    (10,753)           --          --            --            (10,753)
                                           -----------  ------------  ------------  --------------  --------------
Net cash (used in) investing activities  .    (10,753)      (18,166)        (46)           --            (28,965)
                                           -----------  ------------  ------------  --------------  --------------
Financing Activities:
 Credit facilities borrowings ............     66,000            --          --            --             66,000
 Credit facilities repayments ............    (64,000)           --          --            --            (64,000)
 Decrease (increase) in due from (to)
  affiliate ..............................     21,597       (21,597)         --            --                 --
 Proceeds from Bridge Notes ..............      4,000            --          --            --              4,000
 Repayment of Bridge Notes ...............    (74,000)           --          --            --            (74,000)
 Restricted cash release .................      2,000            --          --            --              2,000
 Proceeds from shareholder contribution  .     79,138            --          --            --             79,138
 Repurchase of Notes and other notes  ....       (840)           --          --            --               (840)
                                           -----------  ------------  ------------  --------------  --------------
Net cash provided by (used in) financing
 activities ..............................     33,895       (21,597)         --            --             12,298
                                           -----------  ------------  ------------  --------------  --------------
Net (decrease) increase in cash ..........         --        (1,640)         37            --             (1,603)
Cash and cash equivalents, beginning of
 period ..................................         --         1,827           4            --              1,831
                                           -----------  ------------  ------------  --------------  --------------
Cash and cash equivalents, end of period     $     --      $    187        $ 41           $--           $    228
                                           ===========  ============  ============  ==============  ==============

                                                       PERIOD AUGUST 11, 1994 THROUGH DECEMBER 31, 1994
                                           -----------------------------------------------------------------------
                                                                                                          THE
                                                THE                        NON-                         COMPANY
                                              COMPANY     GUARANTORS    GUARANTORS    ELIMINATIONS    CONSOLIDATED
                                           -----------  ------------  ------------  --------------  --------------
Net cash (used in) provided by operating
 activities ..............................   $ (11,539)    $ 19,877       $ 328           $ --         $   8,666
                                           -----------  ------------  ------------  --------------  --------------
Investing Activities:
 Capital expenditures ....................          --         (678)       (324)            --            (1,002)
 Payments received on sales of station
  representation contracts ...............          --        4,746          --             --             4,746
 Payments made on purchases of station
  representation contracts ...............          --       (4,545)         --             --            (4,545)
 Acquisition of business, net of $219
  cash acquired in 1994 ..................    (116,193)          --          --             --          (116,193)
                                           -----------  ------------  ------------  --------------  --------------
Net cash (used in) investing activities  .    (116,193)        (477)       (324)            --          (116,994)
                                           -----------  ------------  ------------  --------------  --------------
Financing Activities:
 Credit facilities borrowings ............      24,800           --          --             --            24,800
 Credit facilities repayments ............     (23,800)          --          --             --           (23,800)
 Decrease (increase) in due from (to)
  affiliate ..............................      17,573      (17,573)         --             --                --
 Proceeds from Bridge Notes ..............      70,000           --          --             --            70,000
 Restricted cash (payment) ...............      (2,000)          --          --             --            (2,000)
 Proceeds from issuance of common stock  .      48,040           --          --             --            48,040
 Financing fees paid in connection with
  credit facilities and Bridge Notes  ....      (6,801)          --          --             --            (6,801)
 Repurchase of other notes ...............         (80)          --          --             --               (80)
                                           -----------  ------------  ------------  --------------  --------------
Net cash provided by (used in) financing
 activities ..............................     127,732      (17,573)         --             --           110,159
                                           -----------  ------------  ------------  --------------  --------------
Net increase in cash .....................          --        1,827           4             --             1,831
Cash and cash equivalents, beginning of
 period ..................................          --           --          --             --                --
                                           -----------  ------------  ------------  --------------  --------------
Cash and cash equivalents, end of period     $      --     $  1,827       $   4           $ --         $   1,831
                                           ===========  ============  ============  ==============  ==============

                                                        PERIOD JANUARY 1, 1994 THROUGH AUGUST 11, 1994
                                          -------------------------------------------------------------------------
                                                                                                       PREDECESSOR
                                            PREDECESSOR                     NON-                         COMPANY
                                              COMPANY      GUARANTORS    GUARANTORS    ELIMINATIONS    CONSOLIDATED
                                          -------------  ------------  ------------  --------------  --------------
Net cash (used in) provided by operating
 activities .............................    $  (8,945)     $ 8,557         $ 4            $--          $    (384)
                                          -------------  ------------  ------------  --------------  --------------
Investing Activities:
 Capital expenditures ...................           --       (1,079)         --             --             (1,079)
 Payments received on sales of station
  representation contracts ..............           --        4,755          --             --              4,755
 Payments made on purchases of station
  representation contracts ..............           --       (7,380)         --             --             (7,380)
                                          -------------  ------------  ------------  --------------  --------------
Net cash (used) in investing activities             --       (3,704)         --             --             (3,704)
                                          -------------  ------------  ------------  --------------  --------------
Financing Activities:
 Credit facilities borrowings ...........      107,075                       --             --            107,075
 Credit facilities repayments ...........     (101,575)                      --             --           (101,575)
 Increase (decrease) in due from (to)
  affiliate .............................        4,648       (4,648)         --             --                 --
 Purchase of treasury stock .............          (34)                      --             --                (34)
 Proceeds from shareholder contribution          3,000                       --             --              3,000
 Purchase of warrants and options  ......       (2,300)                      --             --             (2,300)
 Financing fees paid in connection with
  credit facilities .....................       (1,869)                      --             --             (1,869)
                                          -------------  ------------  ------------  --------------  --------------
Net cash provided by (used in) financing
 activities .............................        8,945       (4,648)         --             --              4,297
                                          -------------  ------------  ------------  --------------  --------------
Net increase in cash ....................           --          205           4             --                209
Cash and cash equivalents, beginning of
 period .................................           --           10          --             --                 10
                                          -------------  ------------  ------------  --------------  --------------
Cash and cash equivalents, end of period     $      --      $   215         $ 4            $--          $     219
                                          =============  ============  ============  ==============  ==============

                                                       NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)
                                           -----------------------------------------------------------------------
                                                                                                          THE
                                                THE                        NON-                         COMPANY
                                              COMPANY     GUARANTORS    GUARANTORS    ELIMINATIONS    CONSOLIDATED
                                           -----------  ------------  ------------  --------------  --------------
Net cash (used in) provided by operating
 activities ..............................   $(12,816)     $ 22,405        $ 77           $ --          $  9,666
                                           -----------  ------------  ------------  --------------  --------------
Investing Activities:
 Capital expenditures ....................         --        (6,123)         --             --            (6,123)
 Payments received on sales of station
  representation contracts ...............         --        19,976          --             --            19,976
 Payments made on purchases of station
  representation contracts ...............         --       (30,010)         --             --           (30,010)
                                           -----------  ------------  ------------  --------------  --------------
Net cash (used in) investing activities  .         --       (16,157)         --             --           (16,157)
                                           -----------  ------------  ------------  --------------  --------------
Financing Activities:
 Credit facilities borrowings ............     48,100            --          --             --            48,100
 Credit facilities repayments ............    (36,600)           --          --             --           (36,600)
 Decrease (increase) in due from (to)
  affiliate ..............................      3,056        (3,056)         --             --                --
 Repurchase of Notes .....................     (1,740)           --          --             --            (1,740)
                                           -----------  ------------  ------------  --------------  --------------
Net cash provided by (used in) financing
 activities ..............................     12,816        (3,056)         --             --             9,760
                                           -----------  ------------  ------------  --------------  --------------
Net increase in cash .....................         --         3,192          77             --             3,269
Cash and cash equivalents, beginning of
 period ..................................         --           187          41             --               228
                                           -----------  ------------  ------------  --------------  --------------
Cash and cash equivalents, end of period     $     --      $  3,379        $118           $ --          $  3,497
                                           ===========  ============  ============  ==============  ==============

                                                       NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                                           -----------------------------------------------------------------------
                                                                                                          THE
                                                THE                        NON-                         COMPANY
                                              COMPANY     GUARANTORS    GUARANTORS    ELIMINATIONS    CONSOLIDATED
                                           -----------  ------------  ------------  --------------  --------------
Net cash (used in) provided by operating
 activities ..............................   $(15,784)     $ 27,278       $ 107           $--           $ 11,601
                                           -----------  ------------  ------------  --------------  --------------
Investing Activities:
 Capital expenditures ....................         --        (3,729)       (110)           --             (3,839)
 Payments received on sales of station
  representation contracts ...............         --        15,200          --            --             15,200
 Payments made on purchases of station
  representation contracts ...............         --       (24,628)         --            --            (24,628)
 Investment in cable joint venture  ......    (10,640)           --          --            --            (10,640)
                                           -----------  ------------  ------------  --------------  --------------
Net cash (used in) investing activities  .    (10,640)      (13,157)       (110)           --            (23,907)
                                           -----------  ------------  ------------  --------------  --------------
Financing Activities:
 Credit facilities borrowings ............     49,000            --          --            --             49,000
 Credit facilities repayments ............    (48,500)           --          --            --            (48,500)
 Decrease (increase) in due from (to)
  affiliate ..............................     15,826       (15,826)         --            --                 --
 Proceeds from Bridge Notes ..............      4,000            --          --            --              4,000
 Repayment of Bridge Notes ...............    (74,000)           --          --            --            (74,000)
 Restricted cash release .................      2,000            --          --            --              2,000
 Proceeds from shareholder contribution  .     79,138            --          --            --             79,138
 Purchase of treasury stock ..............       (200)           --          --            --               (200)
 Repurchase of Notes and other notes  ....       (840)           --          --            --               (840)
                                           -----------  ------------  ------------  --------------  --------------
Net cash provided by (used in) financing
 activities ..............................     26,424       (15,826)         --            --             10,598
                                           -----------  ------------  ------------  --------------  --------------
Net (decrease) in cash ...................         --        (1,705)         (3)           --             (1,708)
Cash and cash equivalents, beginning of
 period ..................................         --         1,827           4            --              1,831
                                           -----------  ------------  ------------  --------------  --------------
Cash and cash equivalents, end of period     $     --      $    122       $   1           $--           $    123
                                           ===========  ============  ============  ==============  ==============

   NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH.

                              TABLE OF CONTENTS

                                                PAGE
                                             --------
Available Information ......................      5
Statement Regarding Forward-Looking
 Disclosure ................................      5
Prospectus Summary .........................      6
Risk Factors ...............................     17
The Exchange Offer .........................     23
Use of Proceeds ............................     32
Capitalization .............................     32
Selected Consolidated Financial Data  ......     33
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations ................................     38
Business ...................................     47
Management .................................     55
Description of Notes .......................     62
Description of Company Indebtedness  .......     87
Plan of Distribution .......................     88
Certain Federal Income Tax Considerations  .     89
Legal Matters ..............................     90
Experts ....................................     90
Glossary of Selected Terms .................    G-1
Index of Financial Statements ..............    F-1

   UNTIL      , 1997, (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  PROSPECTUS

 #############################################################################

                               GRAPHIC OMITTED
                                IGT: "67836LOGO"

 #############################################################################

                                 $100,000,000
                            KATZ MEDIA CORPORATION

                           10 1/2% SERIES B SENIOR
                         SUBORDINATED NOTES DUE 2007

                                       , 1997

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the Delaware General Corporation Law (the "DGCL") and Article NINTH of the Company's Certificate of Incorporation provide for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Article NINTH proves that unless otherwise determined by the Board of Directors of the Company, the Company shall indemnify, to the full extent permitted by the laws of Delaware as from time to time in effect, the persons described in Section 145 of DGCL.

   The general effect of the provisions in the Company's Certificate of Incorporation and the DGCL is to provide that the Company shall indemnify its directors and officers against all liabilities and expenses actually and reasonably incurred in connection with the defense or settlement of any judicial or administrative proceedings in which they have become involved by reason of their status as corporate directors or officers, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor inconsistent with the best interests of the Company. With respect to legal proceedings by or in the right of the Company in which a director or officer is adjudged liable for improper performance of his duty to the Company or another enterprise which such person served in a similar capacity at the request of the Company, indemnification is limited by such provisions to that amount which is permitted by the court.

   The Company maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Company may incur in such capacities. The Company has also entered into indemnification agreements with its directors and officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (a) Exhibits:


   EXHIBIT
   NUMBER                                             DESCRIPTION

-----------  --------------------------------------------------------------------------------------------

    2.1      Agreement and Plan of Merger dated as of July 8, 1994 by and among DLJMB and Related
             Investors, Merger Co., the Company and the stockholders listed on the signature pages thereof.*

    2.2      Securities Purchase Agreement dated as of August 1, 1994 among the Company and the Buyers listed therein.*

    2.3.1    Securities Purchase Agreement dated as of August 12, 1994 between Katz Capital and KCC
             Funding, Inc.*

    2.3.2    First Amendment dated as of September 9, 1994 to the Securities Purchase Agreement between
             Katz Capital and KCC Funding, Inc.*

    2.3.3    Second Amendment and Waiver dated as of January 20, 1995 to the Securities Purchase
             Agreement between Katz Capital and KCC Funding, Inc.*

    2.3.4    Third Waiver dated as of March 3, 1995 to the Securities Purchase Agreement between Katz
             Capital and KCC Funding, Inc.*

    2.3.5    Fourth Waiver dated as of March 10, 1995 to the Securities Purchase Agreement between Katz
             Capital and KCC Funding, Inc.*

    3.1      Certificate of Incorporation of the Company.*

    3.2      Bylaws of the Company.*

    4.1.1    Shareholders Agreement dated August 1, 1994.*

                               II-1

   EXHIBIT
   NUMBER                                             DESCRIPTION

-----------  --------------------------------------------------------------------------------------------

    4.1.2    Amendment No. 1 to Shareholders Agreement dated March 24, 1995.**

    4.1.3    Amendment No. 2 to Shareholders Agreement dated January 22, 1996.**

    4.3.1    Indenture relating to the Katz Notes among the Company, certain subsidiaries thereof and
             First Fidelity Bank, National Association, New Jersey, as Trustee, dated as of November 15,
             1992, relating to the Katz Notes (including form of Katz Note).*

    4.3.2    Supplemental Indenture No. 1 dated May 19, 1994.*

    4.3.3    Supplemental Indenture No. 2 dated August 12, 1994.*

    4.3.4    Supplemental Indenture No. 3 dated December 13, 1996.++

    4.3.5    Supplemental Indenture No. 4 dated December 19, 1996.++

    4.3.6    Indenture relating to the Notes, dated as of December 19, 1996, among Katz Media
             Corporation, American Stock Transfer & Trust Company, as trustee, and Katz Communications,
             Inc., Katz Millennium Marketing Inc., Banner Radio Sales, Inc., Christal Radio Sales, Inc.,
             Eastman Radio Sales, Inc., Seltel Inc., Katz Cable Corporation and The National Payroll
             Company, Inc., as initial guarantors.+

    4.3.7    Registration Rights Agreement, dated as of December 19, 1996, among Katz Media Corporation,
             Donaldson, Lufkin & Jenrette Securities Corporation and Katz Communications, Inc., Katz
             Millennium Marketing Inc., Banner Radio Sales, Inc., Christal Radio Sales, Inc., Eastman
             Radio Sales, Inc., Seltel Inc., Katz Cable Corporation and The National Payroll Company,
             Inc.++

    5.1      Legal opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Company, re:
             legality of the securities.++

   10.1.1    Second Amended and Restated Credit Agreement dated as of August 12, 1994 among the Company,
             KCC Funding, Inc., as lender, and KCC Funding, Inc., as agent.*

   10.1.2    Assignment and Acceptance dated as of August 12, 1994 regarding the Second Amended and
             Restated Credit Agreement.*

   10.1.3    Amended and Restated Credit Agreement dated as of September 9, 1994 among the Company, the lenders listed on the signature pages thereof, The First National Bank of Boston, as agent and The First National Bank of Boston and Credit Lyonnais, New York Branch, as Underwriting
             Agents.*

   10.1.4    Credit Agreement Side Letter dated September 9, 1994.*

   10.1.5    Modification No. 1 to Credit Agreement dated December 30, 1994.**

   10.1.6    Modification No. 2 to Credit Agreement dated April 10, 1995.**

   10.1.7    Modification No. 3 to Credit Agreement dated September 30, 1995.**

   10.1.8    Modification No. 4 to Credit Agreement dated December 22, 1995.**

   10.1.9    Modification No. 5 to Credit Agreement dated March 7, 1996.**

   10.1.10   Modification No. 6 to Credit Agreement dated April 29, 1996.***

   10.1.11   Modification No. 7 to Credit Agreement dated September 6, 1996.***

   10.1.12   U.S. $35,000,000 Credit Agreement dated September 6, 1996 among Katz Media Services, Inc., as borrower, the Lenders party thereto, and The First National Bank of Boston, as Agent.***

                               II-2

   EXHIBIT
   NUMBER                                             DESCRIPTION

-----------  --------------------------------------------------------------------------------------------

   10.2.1    Employment Agreement dated as of January 1, 1994 between KCI, the Company and Thomas F.
             Olson.*

   10.2.2    Amendment No. 1 to Employment Agreement dated as of August 12, 1994 between the Company and
             Thomas F. Olson.*

   10.3.1    Employment Agreement dated as of January 1, 1994 between KCI, the Company and James L.
             Beloyianis.*

   10.3.2    Amendment No. 1 to Employment Agreement dated as of August 12, 1994 between the Company and
             James L. Beloyianis.*

   10.4.1    Employment Agreement dated as of January 1, 1994 between KCI, the Company and Stuart O.
             Olds.*

   10.4.2    Amendment No. 1 to Employment Agreement dated as of August 12, 1994 between the Company and
             Stuart O. Olds.*

   10.5      Employment Agreement dated as of August 12, 1994 among the Company, Seltel and L. Donald
             Robinson.*

   10.6      Employment Agreement effective January 1, 1996 between the Company and
             Richard Vendig.++

   10.7      Lease dated as of May 9, 1991 between the Company and Mak West 55th Street Associates for corporate headquarters in New York, as amended.*

   10.8.1    Amended 1994 Stock Option Plan.*

   10.8.2    Option Agreement Under 1994 Stock Option Plan.*

   10.8.3    1995 Employee Stock Option Plan.*

   10.8.4    Option Agreement under 1995 Employee Stock Option Plan.*

   10.8.5    Non-Employee Director Stock Option Plan.*

   10.8.6    Option Agreement under Non-Employee Director Stock Option Plan.*

   10.8.7    1996 Restricted Stock Grant Plan.**

   10.8.8    Grant letter under 1996 Restricted Stock Grant Plan.**

   10.9.1    Capital Contribution Agreement By and Among National Cable Advertising, L.P., Katz Cable
             Corporation and National Cable Communications, L.P. dated as of January 1, 1995.*

   10.9.2    First Amended and Restated Partnership Agreement of National Cable Communications, L.P.
             dated as of January 20, 1995.*

   10.10     U.S. $180,000,000 Credit Agreement dated as of December 19, 1996 among Katz Media
             Corporation, as borrower, the lenders party thereto, The First National Bank of Boston, as
             Administrative Agent, and DLJ Capital Funding, Inc., as Syndication Agent.+

   12.1      Computation of Earnings to Fixed Charges.++

   21.1      Subsidiaries of the Registrant.++




   23.1      Consent of Price Waterhouse LLP.+++


   23.2      Consent of Price Waterhouse LLP.+++

                               II-3

   EXHIBIT
   NUMBER                                             DESCRIPTION

-----------  --------------------------------------------------------------------------------------------

    23.3     Consent of Arthur Andersen LLP.+++

    23.4     Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in its opinion filed as
             Exhibit 5.1 hereto).++

    24.1     Power of attorney (included on signature page).++

    25.1     Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of
             American Stock Transfer & Trust Company, as Trustee under the Indenture.++

    27.1     Financial Data Schedule.++

    99.1     Form of Letter of Transmittal.++

    99.2     Form of Notice of Guaranteed Delivery.++

    99.3     Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.++

    99.4     Form of Letter to Clients.++

    99.5     Guidelines for Certification of Taxpayer Identification Number on Form W-9.++


------------

* Incorporated by reference to the Registration Statement on Form S-1 (Registration No. 33-87406) of Katz Media Group, Inc.

   ** Incorporated by reference to the Annual Report on Form 10-K of Katz Media Group, Inc. for the year ended December 31, 1995.

   *** Incorporated by reference to the Periodic Report on Form 8-K of Katz
       Media Group, Inc., dated September 6, 1996.

   + Incorporated by reference to the Periodic Report on Form 8-K of Katz Media Group, Inc., dated December 19, 1996.


   ++  Previously filed.

   +++ Filed herewith.

    (b) Financial Statement Schedules

 SCHEDULE                     DESCRIPTION
---------------  -----------------------------------
SCHEDULE II        VALUATION AND QUALIFYING ACCOUNTS

ITEM 22.  UNDERTAKINGS

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price as set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (5) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used connection with an offering of securities subject to Rule 415, will be filed as a part of the amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 13, 1997.


                                          KATZ MEDIA CORPORATION
                                          By: /s/ Thomas F. Olson


                                              -------------------------------
                                              Thomas F. Olson
                                              President and Chief Executive
                                              Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



            NAME                              TITLE                         DATE

--------------------------  ---------------------------------------  -----------------
    /S/ THOMAS F. OLSON     PRESIDENT, CHIEF EXECUTIVE OFFICER AND     MARCH 13, 1997
 -------------------------- DIRECTOR
       THOMAS F. OLSON

              *             Vice President, Secretary and Director     March 13, 1997
 --------------------------
     James E. Beloyianis

   /s/ Richard E. Vendig    Senior Vice President, Chief Financial     March 13, 1997
 -------------------------  and Administrative Officer and
      Richard E. Vendig     Treasurer (Principal Financial and
                            Accounting Officer)

              *             Vice President, Assistant Secretary and    March 13, 1997
 -------------------------- Director
       Stuart O. Olds

              *             Vice President                             March 13, 1997
 --------------------------
     L. Donald Robinson

              *             Chairman of the Board of Directors         March 13, 1997
 --------------------------
        Thompson Dean

              *             Director                                   March 13, 1997
 --------------------------
     Michael J. Connelly

              *             Director                                   March 13, 1997
 --------------------------
       Thomas J. Barry

              *             Director                                   March 13, 1997
 --------------------------
      Steven J. Gilbert

              *             Director                                   March 13, 1997
 --------------------------
         Bob Marbut

              *             Director                                   March 13, 1997
 --------------------------
      David M. Wittels



* By: /s/ Richard E. Vendig
      ---------------------
      Richard E. Vendig
      Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 13, 1997.


                                          KATZ COMMUNICATIONS, INC.
                                          By: /s/ Thomas F. Olson


                                              -------------------------------
                                              Thomas F. Olson
                                              President and Chief Executive
                                              Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



            NAME                              TITLE                         DATE

--------------------------  ---------------------------------------  -----------------
    /S/ THOMAS F. OLSON     PRESIDENT, CHIEF EXECUTIVE OFFICER AND     March 13, 1997
 -------------------------- DIRECTOR
       THOMAS F. OLSON

              *             Vice President, Secretary and Director     March 13, 1997
 --------------------------
     James E. Beloyianis

   /s/ Richard E. Vendig    Senior Vice President, Chief Financial     March 13, 1997
 -------------------------  and Administrative Officer and
      Richard E. Vendig     Treasurer (Principal Financial and
                            Accounting Officer)

              *             Vice President, Assistant Secretary and    March 13, 1997
 -------------------------- Director
       Stuart O. Olds

              *             Vice President                             March 13, 1997
 --------------------------
     L. Donald Robinson

              *             Chairman of the Board of Directors         March 13, 1997
 --------------------------
        Thompson Dean

              *             Director                                   March 13, 1997
 --------------------------
     Michael J. Connelly

              *             Director                                   March 13, 1997
 --------------------------
       Thomas J. Barry

              *             Director                                   March 13, 1997
 --------------------------
      Steven J. Gilbert

              *             Director                                   March 13, 1997
 --------------------------
         Bob Marbut

              *             Director                                   March 13, 1997
 --------------------------
      David M. Wittels



* By: /s/ Richard E. Vendig
      ---------------------
      Richard E. Vendig
      Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 13, 1997.


                                          KATZ MILLENNIUM MARKETING INC.
                                          By: /s/ Thomas F. Olson


                                              -------------------------------
                                              Thomas F. Olson
                                              President and Chief Executive
                                              Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



            NAME                              TITLE                         DATE

--------------------------  ---------------------------------------  -----------------
    /S/ THOMAS F. OLSON     PRESIDENT, CHIEF EXECUTIVE OFFICER AND     March 13, 1997
 -------------------------- DIRECTOR
       THOMAS F. OLSON

              *             Vice President, Secretary and Director     March 13, 1997
 --------------------------
     James E. Beloyianis

   /s/ Richard E. Vendig    Senior Vice President, Chief Financial     March 13, 1997
 -------------------------  and Administrative Officer and
      Richard E. Vendig     Treasurer (Principal Financial and
                            Accounting Officer)

              *             Vice President, Assistant Secretary and    March 13, 1997
 -------------------------- Director
       Stuart O. Olds

              *             Vice President                             March 13, 1997
 --------------------------
     L. Donald Robinson

              *             Chairman of the Board of Directors         March 13, 1997
 --------------------------
        Thompson Dean

              *             Director                                   March 13, 1997
 --------------------------
     Michael J. Connelly

              *             Director                                   March 13, 1997
 --------------------------
       Thomas J. Barry

              *             Director                                   March 13, 1997
 --------------------------
      Steven J. Gilbert

              *             Director                                   March 13, 1997
 --------------------------
         Bob Marbut

              *             Director                                   March 13, 1997
 --------------------------
      David M. Wittels



* By: /s/ Richard E. Vendig
      ---------------------
      Richard E. Vendig
      Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 13, 1997.


                                          BANNER RADIO SALES, INC.
                                          By: /s/ Thomas F. Olson


                                              -------------------------------
                                              Thomas F. Olson
                                              President and Chief Executive
                                              Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



            NAME                              TITLE                         DATE

--------------------------  ---------------------------------------  -----------------
    /S/ THOMAS F. OLSON     PRESIDENT, CHIEF EXECUTIVE OFFICER AND     March 13, 1997
 -------------------------- DIRECTOR
       THOMAS F. OLSON

              *             Vice President, Secretary and Director     March 13, 1997
 --------------------------
     James E. Beloyianis

   /s/ Richard E. Vendig    Senior Vice President, Chief Financial     March 13, 1997
 -------------------------  and Administrative Officer and
      Richard E. Vendig     Treasurer (Principal Financial and
                            Accounting Officer)

              *             Vice President, Assistant Secretary and    March 13, 1997
 -------------------------- Director
       Stuart O. Olds

              *             Vice President                             March 13, 1997
 --------------------------
     L. Donald Robinson

              *             Chairman of the Board of Directors         March 13, 1997
 --------------------------
        Thompson Dean

              *             Director                                   March 13, 1997
 --------------------------
     Michael J. Connelly

              *             Director                                   March 13, 1997
 --------------------------
       Thomas J. Barry

              *             Director                                   March 13, 1997
 --------------------------
      Steven J. Gilbert

              *             Director                                   March 13, 1997
 --------------------------
         Bob Marbut

              *             Director                                   March 13, 1997
 --------------------------
      David M. Wittels



* By: /s/ Richard E. Vendig
      ---------------------
      Richard E. Vendig
      Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 13, 1997.


                                          CHRISTAL RADIO SALES, INC.
                                          By: /s/ Thomas F. Olson


                                              -------------------------------
                                              Thomas F. Olson
                                              President and Chief Executive
                                              Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



            NAME                              TITLE                         DATE

--------------------------  ---------------------------------------  -----------------
    /S/ THOMAS F. OLSON     PRESIDENT, CHIEF EXECUTIVE OFFICER AND     March 13, 1997
 -------------------------- DIRECTOR
       THOMAS F. OLSON

              *             Vice President, Secretary and Director     March 13, 1997
 --------------------------
     James E. Beloyianis

   /s/ Richard E. Vendig    Senior Vice President, Chief Financial     March 13, 1997
 -------------------------  and Administrative Officer and
      Richard E. Vendig     Treasurer (Principal Financial and
                            Accounting Officer)

              *             Vice President, Assistant Secretary and    March 13, 1997
 -------------------------- Director
       Stuart O. Olds

              *             Vice President                             March 13, 1997
 --------------------------
     L. Donald Robinson

              *             Chairman of the Board of Directors         March 13, 1997
 --------------------------
        Thompson Dean

              *             Director                                   March 13, 1997
 --------------------------
     Michael J. Connelly

              *             Director                                   March 13, 1997
 --------------------------
       Thomas J. Barry

              *             Director                                   March 13, 1997
 --------------------------
      Steven J. Gilbert

              *             Director                                   March 13, 1997
 --------------------------
         Bob Marbut

              *             Director                                   March 13, 1997
 --------------------------
      David M. Wittels



* By: /s/ Richard E. Vendig
      ---------------------
      Richard E. Vendig
      Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 13, 1997.


                                          EASTMAN RADIO SALES, INC.
                                          By: /s/ Thomas F. Olson


                                              -------------------------------
                                              Thomas F. Olson
                                              President and Chief Executive
                                              Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



            NAME                              TITLE                         DATE

--------------------------  ---------------------------------------  -----------------
    /S/ THOMAS F. OLSON     PRESIDENT, CHIEF EXECUTIVE OFFICER AND     March 13, 1997
 -------------------------- DIRECTOR
       THOMAS F. OLSON

              *             Vice President, Secretary and Director     March 13, 1997
 --------------------------
     James E. Beloyianis

   /s/ Richard E. Vendig    Senior Vice President, Chief Financial     March 13, 1997
 -------------------------  and Administrative Officer and
      Richard E. Vendig     Treasurer (Principal Financial and
                            Accounting Officer)

              *             Vice President, Assistant Secretary and    March 13, 1997
 -------------------------- Director
       Stuart O. Olds

              *             Vice President                             March 13, 1997
 --------------------------
     L. Donald Robinson

              *             Chairman of the Board of Directors         March 13, 1997
 --------------------------
        Thompson Dean

              *             Director                                   March 13, 1997
 --------------------------
     Michael J. Connelly

              *             Director                                   March 13, 1997
 --------------------------
       Thomas J. Barry

              *             Director                                   March 13, 1997
 --------------------------
      Steven J. Gilbert

              *             Director                                   March 13, 1997
 --------------------------
         Bob Marbut

              *             Director                                   March 13, 1997
 --------------------------
      David M. Wittels



* By: /s/ Richard E. Vendig
      ---------------------
      Richard E. Vendig
      Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 13, 1997.


                                          SELTEL INC.
                                          By: /s/ Thomas F. Olson


                                              -------------------------------
                                              Thomas F. Olson
                                              President and Chief Executive
                                              Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



            NAME                              TITLE                         DATE

--------------------------  ---------------------------------------  -----------------
    /S/ THOMAS F. OLSON     PRESIDENT, CHIEF EXECUTIVE OFFICER AND     March 13, 1997
 -------------------------- DIRECTOR
       THOMAS F. OLSON

              *             Vice President, Secretary and Director     March 13, 1997
 --------------------------
     James E. Beloyianis

   /s/ Richard E. Vendig    Senior Vice President, Chief Financial     March 13, 1997
 -------------------------  and Administrative Officer and
      Richard E. Vendig     Treasurer (Principal Financial and
                            Accounting Officer)

              *             Vice President, Assistant Secretary and    March 13, 1997
 -------------------------- Director
       Stuart O. Olds

              *             Vice President                             March 13, 1997
 --------------------------
     L. Donald Robinson

              *             Chairman of the Board of Directors         March 13, 1997
 --------------------------
        Thompson Dean

              *             Director                                   March 13, 1997
 --------------------------
     Michael J. Connelly

              *             Director                                   March 13, 1997
 --------------------------
       Thomas J. Barry

              *             Director                                   March 13, 1997
 --------------------------
      Steven J. Gilbert

              *             Director                                   March 13, 1997
 --------------------------
         Bob Marbut

              *             Director                                   March 13, 1997
 --------------------------
      David M. Wittels



* By: /s/ Richard E. Vendig
      ---------------------
      Richard E. Vendig
      Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 13, 1997.


                                          KATZ CABLE CORPORATION
                                          By: /s/ Thomas F. Olson


                                              -------------------------------
                                              Thomas F. Olson
                                              President and Chief Executive
                                              Officer


   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            NAME                              TITLE                         DATE

--------------------------  ---------------------------------------  -----------------
    /S/ THOMAS F. OLSON     PRESIDENT, CHIEF EXECUTIVE OFFICER AND     March 13, 1997
 -------------------------- DIRECTOR
       THOMAS F. OLSON

              *             Vice President, Secretary and Director     March 13, 1997
 --------------------------
     James E. Beloyianis

   /s/ Richard E. Vendig    Senior Vice President, Chief Financial     March 13, 1997
 -------------------------- and Administrative Officer and Treasurer
      Richard E. Vendig     (Principal Financial and Accounting
                            Officer)

              *             Vice President, Assistant Secretary and    March 13, 1997
 -------------------------- Director
       Stuart O. Olds

              *             Vice President                             March 13, 1997
 --------------------------
     L. Donald Robinson

              *             Chairman of the Board of Directors         March 13, 1997
 --------------------------
        Thompson Dean

              *             Director                                   March 13, 1997
 --------------------------
     Michael J. Connelly

              *             Director                                   March 13, 1997
 --------------------------
       Thomas J. Barry

              *             Director                                   March 13, 1997
 --------------------------
      Steven J. Gilbert

              *             Director                                   March 13, 1997
 --------------------------
         Bob Marbut

              *             Director                                   March 13, 1997
 --------------------------
      David M. Wittels



* By: /s/ Richard E. Vendig
      ---------------------
      Richard E. Vendig
      Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 13, 1997.


                                          THE NATIONAL PAYROLL COMPANY, INC.
                                          By: /s/ Thomas F. Olson


                                              -------------------------------
                                              Thomas F. Olson
                                              President and Chief Executive
                                              Officer


   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            NAME                              TITLE                         DATE

--------------------------  ---------------------------------------  -----------------
    /S/ THOMAS F. OLSON     PRESIDENT, CHIEF EXECUTIVE OFFICER AND      March 13, 1997
 -------------------------- DIRECTOR
       THOMAS F. OLSON

              *             Vice President, Secretary and Director      March 13, 1997
 --------------------------
     James E. Beloyianis

   /s/ Richard E. Vendig    Senior Vice President, Chief Financial      March 13, 1997
 -------------------------- and Administrative Officer and Treasurer
      Richard E. Vendig     (Principal Financial and Accounting
                            Officer)

              *             Vice President, Assistant Secretary and     March 13, 1997
 -------------------------- Director
       Stuart O. Olds

              *             Vice President                              March 13, 1997
 --------------------------
     L. Donald Robinson

              *             Chairman of the Board of Directors          March 13, 1997
 --------------------------
        Thompson Dean

              *             Director                                    March 13, 1997
 --------------------------
     Michael J. Connelly

              *             Director                                    March 13, 1997
 --------------------------
       Thomas J. Barry

              *             Director                                    March 13, 1997
 --------------------------
      Steven J. Gilbert

              *             Director                                    March 13, 1997
 --------------------------
         Bob Marbut

              *             Director                                    March 13, 1997
 --------------------------
      David M. Wittels



* By: /s/ Richard E. Vendig
      ---------------------
      Richard E. Vendig
      Attorney-in-fact

                                                                   SCHEDULE II

                            KATZ MEDIA CORPORATION
                      VALUATION AND QUALIFYING ACCOUNTS
                               (000'S OMITTED)

                                                       ADDITIONS
                                               -----------------------
                                   BALANCE AT               CHARGED TO                  BALANCE AT
                                   BEGINNING     CHARGED      OTHER                        END
                                   OF PERIOD     TO SG&A     ACCOUNTS     DEDUCTIONS    OF PERIOD
                                 ------------  ---------  ------------  ------------  ------------
ALLOWANCE FOR DOUBTFUL ACCOUNTS
Company
For the nine months ended
 September 30, 1996 (unaudited)      $1,300         --        $  909        $  909(1)     $1,300
For the year ended December 31,
 1995 ..........................     $1,600         --        $  700        $1,000(1)     $1,300
For the period August 12, 1994
 through December 31, 1994  ....     $1,600         --        $  613        $  613(1)     $1,600
Predecessor Company
For the period January 1, 1994
 through August 11, 1994 .......     $1,600         --        $  985        $  985(1)     $1,600
For the year ended December 31,
 1993 ..........................     $1,600         --        $1,978        $1,978(1)     $1,600
VALUATION ALLOWANCE -- DEFERRED TAX ASSET
Company
For the nine months ended
 September 30, 1996 (unaudited)      $2,497         --          --            --          $2,497
For the year ended December 31,
 1995 ..........................     $3,836         --          --          $1,339(2)     $2,497
For the period August 12, 1994
 through December 31, 1994  ....     $4,635         --          --          $  799(3)     $3,836
Predecessor Company
For the period January 1, 1994
 through August 11, 1994 .......     $2,021         --        $4,933          --          $6,954
For the year ended December 31,
 1993 ..........................       --           --        $2,021          --          $2,021

------------

   (1) Write off Uncollected/Unrealized Accounts.

   (2) Reduction in valuation allowance due to purchase price adjustment to Goodwill.

   (3) Reduction in valuation allowance due to decrease in deferred tax asset.

                                EXHIBIT INDEX


   EXHIBIT
   NUMBER                                         DESCRIPTION                                        PAGE NO.
-----------  -----------------------------------------------------------------------------------  ------------
    2.1      Agreement and Plan of Merger dated as of July 8, 1994 by and among DLJMB and
             Related Investors, Merger Co., the Company and the stockholders listed on the signature pages thereof.*
    2.2      Securities Purchase Agreement dated as of August 1, 1994 among the Company and the
             Buyers listed therein.*
    2.3.1    Securities Purchase Agreement dated as of August 12, 1994 between Katz Capital and
             KCC Funding, Inc.*
    2.3.2    First Amendment dated as of September 9, 1994 to the Securities Purchase Agreement
             between Katz Capital and KCC Funding, Inc.*
    2.3.3    Second Amendment and Waiver dated as of January 20, 1995 to the Securities Purchase
             Agreement between Katz Capital and KCC Funding, Inc.*
    2.3.4    Third Waiver dated as of March 3, 1995 to the Securities Purchase Agreement between
             Katz Capital and KCC Funding, Inc.*
    2.3.5    Fourth Waiver dated as of March 10, 1995 to the Securities Purchase Agreement
             between Katz Capital and KCC Funding, Inc.*
    3.1      Certificate of Incorporation of the Company.*
    3.2      Bylaws of the Company.*
    4.1.1    Shareholders Agreement dated August 1, 1994.*
    4.1.2    Amendment No. 1 to Shareholders Agreement dated March 24, 1995.**
    4.1.3    Amendment No. 2 to Shareholders Agreement dated January 22, 1996.**
    4.3.1    Indenture relating to the Katz Notes among the Company, certain subsidiaries thereof and First Fidelity Bank, National Association, New Jersey, as Trustee,
             dated as of November 15, 1992, relating to the Katz Notes (including form of Katz
             Note).*
    4.3.2    Supplemental Indenture No. 1 dated May 19, 1994.*
    4.3.3    Supplemental Indenture No. 2 dated August 12, 1994.*
    4.3.4    Supplemental Indenture No. 3 dated December 13, 1996.++
    4.3.5    Supplemental Indenture No. 4 dated December 19, 1996.++
    4.3.6    Indenture relating to the Notes, dated as of December 19, 1996, among Katz Media
             Corporation, American Stock Transfer & Trust Company, as trustee, and Katz
             Communications, Inc., Katz Millennium Marketing Inc., Banner Radio Sales, Inc.,
             Christal Radio Sales, Inc., Eastman Radio Sales, Inc., Seltel Inc., Katz Cable
             Corporation and The National Payroll Company, Inc., as initial guarantors.+
    4.3.7    Registration Rights Agreement, dated as of December 19, 1996, among Katz Media
             Corporation, Donaldson, Lufkin & Jenrette Securities Corporation and Katz
             Communications, Inc., Katz Millennium Marketing Inc., Banner Radio Sales, Inc.,
             Christal Radio Sales, Inc., Eastman Radio Sales, Inc., Seltel Inc., Katz Cable
             Corporation and The National Payroll Company, Inc.++
    5.1      Legal opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Company, re: legality of the securities.++
   10.1.1    Second Amended and Restated Credit Agreement dated as of August 12, 1994 among the
             Company, KCC Funding, Inc., as lender, and KCC Funding, Inc., as agent.*
   10.1.2    Assignment and Acceptance dated as of August 12, 1994 regarding the Second Amended and Restated Credit Agreement.*
   EXHIBIT
   NUMBER                                         DESCRIPTION                                        PAGE NO.
-----------  -----------------------------------------------------------------------------------  ------------
   10.1.3    Amended and Restated Credit Agreement dated as of September 9, 1994 among the
             Company, the lenders listed on the signature pages thereof, The First National Bank of Boston, as agent and The First National Bank of Boston and Credit Lyonnais, New
             York Branch, as Underwriting Agents.*
   10.1.4    Credit Agreement Side Letter dated September 9, 1994.*
   10.1.5    Modification No. 1 to Credit Agreement dated December 30, 1994.**
   10.1.6    Modification No. 2 to Credit Agreement dated April 10, 1995.**
   10.1.7    Modification No. 3 to Credit Agreement dated September 30, 1995.**
   10.1.8    Modification No. 4 to Credit Agreement dated December 22, 1995.**
   10.1.9    Modification No. 5 to Credit Agreement dated March 7, 1996.**
   10.1.10   Modification No. 6 to Credit Agreement dated April 29, 1996.***
   10.1.11   Modification No. 7 to Credit Agreement dated September 6, 1996.***
   10.1.12   U.S. $35,000,000 Credit Agreement dated September 6, 1996 among Katz Media
             Services, Inc., as borrower, the Lenders party thereto, and The First National Bank of Boston, as Agent.***
   10.2.1    Employment Agreement dated as of January 1, 1994 between KCI, the Company and
             Thomas F. Olson.*
   10.2.2    Amendment No. 1 to Employment Agreement dated as of August 12, 1994 between the
             Company and Thomas F. Olson.*
   10.3.1    Employment Agreement dated as of January 1, 1994 between KCI, the Company and James
             L. Beloyianis.*
   10.3.2    Amendment No. 1 to Employment Agreement dated as of August 12, 1994 between the
             Company and James L. Beloyianis.*
   10.4.1    Employment Agreement dated as of January 1, 1994 between KCI, the Company and
             Stuart O. Olds.*
   10.4.2    Amendment No. 1 to Employment Agreement dated as of August 12, 1994 between the
             Company and Stuart O. Olds.*
   10.5      Employment Agreement dated as of August 12, 1994 among the Company, Seltel and L.
             Donald Robinson.*
   10.6      Employment Agreement effective January 1, 1996 between the Company and Richard
             Vendig.++
   10.7      Lease dated as of May 9, 1991 between the Company and Mak West 55th Street
             Associates for corporate headquarters in New York, as amended.*
   10.8.1    Amended 1994 Stock Option Plan.*
   10.8.2    Option Agreement Under 1994 Stock Option Plan.*
   10.8.3    1995 Employee Stock Option Plan.*
   10.8.4    Option Agreement under 1995 Employee Stock Option Plan.*
   10.8.5    Non-Employee Director Stock Option Plan.*
   10.8.6    Option Agreement under Non-Employee Director Stock Option Plan.*
   10.8.7    1996 Restricted Stock Grant Plan.**
   10.8.8    Grant letter under 1996 Restricted Stock Grant Plan.**
   10.9.1    Capital Contribution Agreement By and Among National Cable Advertising, L.P., Katz
             Cable Corporation and National Cable Communications, L.P. dated as of January 1,
             1995.*
   10.9.2    First Amended and Restated Partnership Agreement of National Cable Communications,
             L.P. dated as of January 20, 1995.*
   10.10     U.S. $180,000,000 Credit Agreement dated as of December 19, 1996 among Katz Media
             Corporation, as borrower, the lenders party thereto, The First National Bank of
             Boston, as Administrative Agent, and DLJ Capital Funding, Inc., as Syndication
             Agent.+

   EXHIBIT
   NUMBER                                         DESCRIPTION                                        PAGE NO.
-----------  -----------------------------------------------------------------------------------  ------------
    12.1     Computation of Earnings to Fixed Charges.++
    21.1     Subsidiaries of the Registrant.++

    23.1     Consent of Price Waterhouse LLP.+++

    23.2     Consent of Price Waterhouse LLP.+++
    23.3     Consent of Arthur Andersen LLP.+++
    23.4     Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in its opinion filed as Exhibit 5.1 hereto).++
    24.1     Power of attorney (included on signature page).++
    25.1     Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of American Stock Transfer & Trust Company, as Trustee under the
             Indenture.++
    27.1     Financial Data Schedule.++
    99.1     Form of Letter of Transmittal.++
    99.2     Form of Notice of Guaranteed Delivery.++
    99.3     Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
             Nominees.++
    99.4     Form of Letter to Clients.++
    99.5     Guidelines for Certification of Taxpayer Identification Number on Form W-9.++


------------

* Incorporated by reference to the Registration Statement on Form S-1 (Registration No. 33-87406) of Katz Media Group, Inc.

** Incorporated by reference to the Annual Report on Form 10-K of Katz Media Group, Inc. for the year ended December 31, 1995.

*** Incorporated by reference to the Periodic Report on Form 8-K of Katz Media Group, Inc., dated September 6, 1996.

+ Incorporated by reference to the Periodic Report on Form 8-K of Katz Media Group, Inc., dated December 19, 1996.


++     Previously filed.

+++    Filed herewith.